                                                                       EXHIBIT 2
                            ASSET EXCHANGE AGREEMENT

                                      AMONG

                               ALLEN TELECOM INC.,

                        ALLEN TELECOM INVESTMENTS, INC.,

                            LCC INTERNATIONAL, INC.,

                                       AND

                                 LCC EUROPE GMBH


                               SEPTEMBER 18, 1998

                                              TABLE OF CONTENTS
                                              -----------------

                                                                                                          PAGE
                                                                                                          ----
ARTICLE 1 EXCHANGE OF ASSETS.................................................................................2
    1.1 Agreement to Convey Comsearch Purchased Assets.......................................................2
    1.2 Comsearch Purchased Assets...........................................................................2
    1.3 Comsearch Excluded Assets............................................................................5
    1.4 Agreement to Convey LCC Purchased Assets.............................................................6
    1.5 LCC Purchased Assets.................................................................................6
    1.6 LCC Excluded Assets..................................................................................9
    1.7 No Warranties.......................................................................................10
ARTICLE 2 CLOSING...........................................................................................11
ARTICLE 3 ASSUMPTION OF LIABILITIES.........................................................................11
    3.1 Assumption of Comsearch Assumed Liabilities by LCC..................................................11
    3.2 Comsearch Excluded Liabilities......................................................................12
    3.3 Assumption of LCC Assumed Liabilities by Allen......................................................13
    3.4 LCC Products Excluded Liabilities...................................................................14
ARTICLE 4 TERMS OF THE EXCHANGE.............................................................................16
    4.1 Exchange of Assets..................................................................................16
    4.2 Allocation of Asset Values..........................................................................16
ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF ALLEN...........................................................16
    5.1 Organization........................................................................................16
    5.2 Corporate Authority.................................................................................17
    5.3 Qualification.......................................................................................17
    5.4 No Conflict.........................................................................................17
    5.5 Consents............................................................................................17
    5.6 Financial Statements................................................................................18
    5.7 Subsidiaries........................................................................................18
    5.8 Absence of Undisclosed Liabilities..................................................................19
    5.9 Taxes...............................................................................................19
    5.10 Absence of Changes.................................................................................20
    5.11 Litigation.........................................................................................23
    5.12 Compliance with Laws; Governmental Approvals and Consents; Governmental Contracts..................24
    5.13 Persons Conducting Comsearch Business..............................................................25
    5.14 Title to Assets....................................................................................25
    5.15 Contracts..........................................................................................26
    5.16 Territorial Restrictions...........................................................................27
    5.17 Inventories........................................................................................27
    5.18 Customers..........................................................................................28
    5.19 Suppliers; Raw Materials...........................................................................28
    5.20 Product Warranties.................................................................................29
    5.21 Absence of Certain Business Practices..............................................................29
    5.22 Intellectual Property..............................................................................29
    5.23 Environmental Matters..............................................................................31
    5.24 Receivables........................................................................................33
    5.25 Labor Relations....................................................................................34
    5.26 Pension and Benefit Plans..........................................................................34
    5.27 Transactions with Related Parties..................................................................36
    5.28 Employees..........................................................................................36
    5.29 Disclosure.........................................................................................37

    5.30 Definition of Allen's Knowledge....................................................................37
ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF LCC.............................................................38
    6.1 Organization........................................................................................38
    6.2 Corporate Authority.................................................................................38
    6.3 Qualification.......................................................................................38
    6.4 No Conflict.........................................................................................38
    6.5 Consents............................................................................................39
    6.6 Financial Statements................................................................................39
    6.7 Subsidiaries........................................................................................40
    6.8 Absence of Undisclosed Liabilities..................................................................40
    6.9 Taxes...............................................................................................40
    6.10 Absence of Changes.................................................................................41
    6.11 Litigation.........................................................................................43
    6.12 Compliance with Laws; Governmental Approvals and Consents; Governmental Contracts..................44
    6.13 Persons Conducting LCC Products Business...........................................................44
    6.14 Title to Assets....................................................................................44
    6.15 Contracts..........................................................................................45
    6.16 Territorial Restrictions...........................................................................46
    6.17 Inventories........................................................................................47
    6.18 Customers..........................................................................................47
    6.19 Suppliers; Raw Materials...........................................................................47
    6.20 Product Warranties.................................................................................48
    6.21 Absence of Certain Business Practices..............................................................48
    6.22 Intellectual Property..............................................................................49
    6.23 Environmental Matters..............................................................................50
    6.24 Receivables........................................................................................52
    6.25 Labor Relations....................................................................................52
    6.26 Pension and Benefit Plans..........................................................................52
    6.27 Transactions with Related Parties..................................................................54
    6.28 Employees..........................................................................................54
    6.29 Disclosure.........................................................................................55
    6.30 Definition of LCC's Knowledge......................................................................55
ARTICLE 7 COVENANTS PENDING CLOSING.........................................................................55
    7.1 Conduct of Comsearch Business.......................................................................55
    7.2 Conduct of LCC Products Business....................................................................55
    7.3 Forbearances by Allen...............................................................................56
    7.4 Forbearances by LCC.................................................................................58
ARTICLE 8 ADDITIONAL COVENANTS AND AGREEMENTS...............................................................60
    8.1 Filings With Governmental Authorities...............................................................60
    8.2 Access and Information..............................................................................61
    8.3 Consents............................................................................................61
    8.4 Cooperation.........................................................................................62
    8.5 Financial Statements................................................................................62
    8.6 Books and Records...................................................................................63
    8.7 Transferred Employees...............................................................................64
    8.8 Welfare Benefit Plans...............................................................................67
    8.9 Severance Policy....................................................................................67
    8.10 Litigation Assistance..............................................................................68
    8.11 Health Care Administration.........................................................................68
    8.12 Tax Returns........................................................................................69
    8.13 Liability for Transfer Taxes and Related Matters...................................................70

    8.14 Non-Competition....................................................................................70
    8.15 Bulk Sales Law.....................................................................................72
    8.16 Product Supply and Representation Agreement........................................................72
    8.17 Transitional Matters...............................................................................72
    8.18 No Solicitation....................................................................................73
    8.19 Software License...................................................................................74
    8.20 Warranty Claims....................................................................................74
    8.21 Deskcat License Agreement..........................................................................75
    8.22 LCC Combined Contracts.............................................................................75
    8.23 Certain Matters Related to LCC AS..................................................................76
    8.24 Telespectro Lease Guarantee Agreements.............................................................77
    Reston Facility Lease...................................................................................77
ARTICLE 9 MUTUAL CONDITIONS PRECEDENT TO OBLIGATIONS TO CLOSE...............................................78
    9.1 HSR Act.............................................................................................78
    9.2 Absence of Litigation...............................................................................78
ARTICLE 10 CONDITIONS TO LCC'S OBLIGATION TO CLOSE..........................................................78
    10.1 Representations and Warranties.....................................................................78
    10.2 Performance........................................................................................79
    10.3 Allen's Closing Documents..........................................................................79
    10.4 Approval of Lender.................................................................................79
    10.5 Due Diligence......................................................................................79
    10.6 Consents...........................................................................................79
    10.7 Comsearch Transferred Employees....................................................................79
ARTICLE 11 CONDITIONS TO ALLEN'S OBLIGATIONS TO CLOSE.......................................................79
    11.1 Representations and Warranties.....................................................................80
    11.2 Performance........................................................................................80
    11.3 LCC's Closing Documents............................................................................80
    11.4 Due Diligence......................................................................................80
    11.5 Consents...........................................................................................80
    11.6 LCC Transferred Employees..........................................................................80
ARTICLE 12 ACTION TO BE TAKEN AT CLOSING....................................................................80
    12.1 Action to be Taken by Allen........................................................................80
    12.2 Action to be Taken by LCC..........................................................................82
    12.3 Further Assurances.................................................................................84
    12.4 Effective Time.....................................................................................84
ARTICLE 13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.......................................................85
ARTICLE 14 INDEMNIFICATION AND SURVIVAL.....................................................................85
    14.1 Indemnification of LCC.............................................................................85
    14.2 Indemnification of Allen...........................................................................86
    14.3 Joint Cooperation..................................................................................87
    14.4 Limitation of Liability............................................................................87
    14.5 Determination of Loss..............................................................................88
    14.6 Exclusive Remedy...................................................................................88
    14.7 Treatment of Indemnification Payments..............................................................89
ARTICLE 15 TERMINATION......................................................................................89
    15.1 Termination........................................................................................89
    15.2 Effect of Termination..............................................................................90
ARTICLE 16 MISCELLANEOUS....................................................................................90
    16.1 Written Agreement to Govern........................................................................90
    16.2 Severability.......................................................................................91
    16.3 Notices and Other Communications...................................................................91

    16.4 Counterparts.......................................................................................92
    16.5 Law to Govern......................................................................................92
    16.6 Successors and Assigns.............................................................................92
    16.7 Interpretation.....................................................................................92
    16.8 Schedules and Exhibits.............................................................................92
    16.9 Publicity..........................................................................................93
    16.10 Modification......................................................................................93
    16.11 Waiver of Provisions..............................................................................93
    16.12 Expenses..........................................................................................93
    16.13 Restrictive Trade Practices.......................................................................93

                                    EXHIBITS
                                    --------

Exhibit A                        -        Form of Product Supply Agreement
Exhibit B                        -        Form of Deskcat License Agreement
Exhibit C                        -        Form of Opinion of Rudnick & Wolfe
Exhibit D                        -        Form of Opinion of Hogan & Hartson L.L.P.


                                    SCHEDULES
                                    ---------

Schedule 1.2(a)                  -        List of Tangible Personal Property Included in Comsearch Purchased Assets
Schedule 1.2(h)                  -        Comsearch Patents and Trademarks
Schedule 1.2(i)                  -        Comsearch Software
Schedule 1.2(j)                  -        Licenses of Comsearch Software
Schedule 1.2(k)                  -        Third Party Comsearch Software Licenses
Schedule 1.3(d)                  -        Comsearch Excluded Contracts
Schedule 1.5(a)                  -        List of Tangible Personal Property Included in LCC Purchased Assets
Schedule 1.5(h)                  -        LCC Patents and Trademarks
Schedule 1.5(i)                  -        LCC Software
Schedule 1.5(j)                  -        Licenses of LCC Software
Schedule 1.5(k)                  -        Third Party LCC Software Licenses
Schedule 1.6(l)                  -        LCC Excluded Contracts
Schedule 1.6(n)                  -        Retained LCC Products
Schedule 5.4                     -        Conflicts of Allen
Schedule 5.5                     -        Consents Required Under Comsearch Contracts
Schedule 5.6(a)                  -        Comsearch Financial Statements
Schedule 5.6(b)                  -        Comsearch June 30 Balance Sheet
Schedule 5.8                     -        Undisclosed Liabilities of Allen
Schedule 5.9                     -        Taxes of Allen
Schedule 5.10                    -        Events Since June 30, 1998 with Respect to Comsearch Business
Schedule 5.11                    -        Litigation Affecting Comsearch
Schedule 5.12                    -        Comsearch Compliance With Laws
Schedule 5.13                    -        Other Entities Conducting Comsearch Business
Schedule 5.14                    -        Exceptions To Title to Comsearch Purchased Assets
Schedule 5.15(a)                 -        Comsearch Contracts
Schedule 5.15(c)                 -        Breaches Under Comsearch Contracts
Schedule 5.15(d)                 -        Comsearch Powers of Attorney
Schedule 5.16                    -        Territorial Restrictions
Schedule 5.17                    -        Comsearch Inventory
Schedule 5.18                    -        Comsearch Customers
Schedule 5.19                    -        Comsearch Suppliers

Schedule 5.20                    -        Comsearch Product Warranties
Schedule 5.22(a)                 -        Comsearch Intellectual Property Assets
Schedule 5.22(b)                 -        Consents Required to Transfer Comsearch Intellectual Property Assets
Schedule 5.22(d)                 -        Comsearch License Arrangements
Schedule 5.22(f)                 -        Unregistered Comsearch Patents and Trademarks
Schedule 5.23                    -        Environmental Matters Involving Comsearch
Schedule 5.24                    -        Comsearch Receivables
Schedule 5.26(a)                 -        Comsearch Plans and Comsearch Other Arrangements
Schedule 5.27                    -        Comsearch Transactions With Related Parties
Schedule 5.28(a)                 -        Comsearch Transferred Employees
Schedule 5.28(b)                 -        Certain Matters Related to Comsearch Transferred Employees
Schedule 6.4                     -        Conflicts of LCC
Schedule 6.5                     -        Consents Required Under LCC Contracts
Schedule 6.6(a)                  -        LCC Products Financial Statements
Schedule 6.6(b)                  -        LCC Products June 30 Balance Sheet
Schedule 6.7(a)                  -        Liens on Capital Stock of LCC Subsidiaries
Schedule 6.8                     -        LCC Undisclosed Liabilities
Schedule 6.9                     -        Taxes of LCC
Schedule 6.10                    -        Events Since June 30, 1998 With Respect to LCC Products Business
Schedule 6.11                    -        Litigation Affecting LCC
Schedule 6.12                    -        LCC Compliance With Laws
Schedule 6.13                    -        Other Entities Conducting LCC Products Business
Schedule 6.14                    -        Exceptions to Title to LCC Purchased Assets
Schedule 6.15(a)                 -        LCC Contracts
Schedule 6.15(b)                 -        Unavailable LCC Contracts
Schedule 6.15(c)                 -        Breaches Under LCC Contracts
Schedule 6.15(d)                 -        LCC Powers of Attorney
Schedule 6.16                    -        Territorial Restrictions
Schedule 6.17                    -        LCC Inventory
Schedule 6.18                    -        LCC Customers
Schedule 6.19                    -        LCC Suppliers
Schedule 6.20                    -        LCC Product Warranties
Schedule 6.22(a)                 -        LCC Intellectual Property Assets
Schedule 6.22(b)                 -        Consents Required to Transfer LCC Intellectual Property Assets
Schedule 6.22(d)                 -        LCC License Arrangements
Schedule 6.22(f)                 -        Unregistered LCC Patents and Trademarks
Schedule 6.23                    -        Environmental Matters Involving LCC
Schedule 6.24                    -        LCC Receivables
Schedule 6.26(a)                 -        LCC Plans and LCC Other Arrangements
Schedule 6.27                    -        LCC Transactions With Related Parties
Schedule 6.28(a)                 -        LCC Transferred Employees
Schedule 6.28(b)                 -        Certain Matters Related to LCC Transferred Employees

Schedule 8.7(m)                  -        Retained LCC AS Employees
Schedule 10.6                    -        Allen Minimum Consents
Schedule 11.5                    -        LCC Minimum Consents

                             INDEX OF DEFINED TERMS


DEFINED TERM                                                SECTION
- ------------                                                -------

Affiliate                                                   5.13
Agreement                                                   Preamble
Allen                                                       Preamble
Allen 401(k) Plan                                           5.26(b)
Allen Retirement Plans                                      8.7(h)
Allen Damages                                               14.2
Allen Indemnitees                                           14.2
Applicable Business                                         8.2
Applicable Law                                              5.11(b)(iii)
ATII                                                        Preamble
BSC Agreement                                               8.22(a)
Business Day                                                16.7
Capital Contributions Documents                             8.22(c)
CERCLA                                                      5.11(b)(i)
Chase Releases                                              8.23(b)
Claims                                                      8.10
Closing                                                     Article 2
Closing Date                                                Article 2
Code                                                        5.9(a)
Comsearch                                                   Recital A
Comsearch Assumed Liabilities                               3.1
Comsearch Business                                          Recital A
Comsearch Contracts                                         5.15(a)
Comsearch Division                                          Recital A
Comsearch Excluded Assets                                   1.3
Comsearch Excluded Liabilities                              3.2
Comsearch Holdings                                          Recital A
Comsearch Intellectual Property Assets                      5.22(a)
Comsearch Interim Financial Statements                      5.6
Comsearch June 30 Balance Sheet                             5.6
Comsearch Know-How                                          1.2(l)
Comsearch Material Adverse Effect                           5.3
Comsearch Other Arrangement                                 5.26(a)
Comsearch Other Transferred Employee                        8.9(a)
Comsearch Patents and Trademarks                            1.2(h)
Comsearch Plan                                              5.26(a)
Comsearch Purchased Assets                                  1.2

DEFINED TERM                                                SECTION
- ------------                                                -------
Comsearch Software                                          1.2(i)
Comsearch Subsequent Monthly Financial Statements           8.5
Comsearch Subsidiaries                                      5.7(a)
Comsearch Transferred Employees                             8.7(a)
Comsearch Transferred Option Employees                      8.9(a)
Comsearch UK                                                Recital A
Comsearch Warranty Claims                                   8.20(b)
Comsearch Withholding Taxes                                 5.9(a)
Comsearch Year-End Financial Statements                     5.6
Confidentiality Agreement                                   16.1
Contracts                                                   1.2(n)
Control                                                     5.13
Covered Comsearch Taxes                                     5.9(a)
Covered LCC Taxes                                           6.9(a)
Defined Benefit Plan                                        5.26(c)
Deskcat License Agreement                                   8.21
Disclosing Party                                            8.2
DOJ                                                         5.5
Environmental Law                                           5.11(b)(i)
Environmental Liabilities and Costs                         5.23(d)(ii)
Environmental Permit                                        5.23(a)
ERISA                                                       5.26(a)
ESOP                                                        5.26(c)
Exchange Act                                                5.26(d)
Extension Period                                            8.17(b)
FTC                                                         5.5
GAAP                                                        5.6
German Act Against Restraints on Competition                5.5
Governmental Authority                                      5.11(b)(ii)
Grayson                                                     Recital C
Hazardous Substances                                        5.11(b)(iv)
hazardous waste                                             5.11(b)(iv)
HSR Act                                                     5.5
ICTA                                                        5.26(a)
including                                                   16.7
IQ-Analyzer                                                 1.3(c)
Intellectual Property                                       5.22(a)
Know-How                                                    1.2(l)
knowledge of Allen                                          5.30
knowledge of LCC                                            6.30
LCC                                                         Preamble

DEFINED TERM                                                SECTION
- ------------                                                -------
LCC 401(k) Plan                                             6.26(b)
LCC AS                                                      Recital D
LCC AS Asset Purchase Agreement                             8.23(a)
LCC AS Closing Cash                                         8.23(b)
LCC AS Escrow Agreement                                     14.6
LCC AS Facility                                             8.23(e)
LCC AS Intercompany Credit Agreement                        8.24(c)
LCC AS Working Capital Facility                             6.6
LCC Assumed Liabilities                                     3.3
LCC Combined Contracts                                      8.22(a)
LCC Contracts                                               6.15(a)
LCC Credit Agreement                                        8.23(b)
LCC Damages                                                 14.1
LCC Determination Letter                                    8.7(n)(i)
LCC Excluded Assets                                         1.6
LCC GmbH                                                    Preamble
LCC Indemnitees                                             14.1
LCC Intellectual Property Assets                            6.22(a)
LCC Interim Financial Statements                            6.6
LCC Know-How                                                1.5(l)
LCC Material Adverse Effect                                 6.23
LCC Other Arrangement                                       6.26(a)
LCC Patents and Trademarks                                  1.5(h)
LCC Plan                                                    6.26(a)
LCC Products Business                                       Recital D
LCC Products Excluded Liabilities                           3.4
LCC Products June 30 Balance Sheet                          6.6
LCC Products Subsequent Monthly Financial Statements        8.5
LCC Products Warranty Claims                                8.20(a)
LCC Purchased Assets                                        1.5
LCC Retained Combined Contracts                             8.22(c)
LCC Services Business                                       Recital D
LCC Software                                                1.5(i)
LCC Subsidiaries                                            6.7(b)
LCC Transferred Employees                                   8.7(b)
LCC Withholding Taxes                                       6.9(a)
LCC Year-End Financial Statements                           6.6
License Agreement                                           8.17(a)
Lien                                                        5.10
Lund Release                                                8.23(d)
McLean Facility                                             Recital D

DEFINED TERM                                                SECTION
- ------------                                                -------
McLean Facility Right                                       8.17(b)(ii)
Morin Employment Agreement                                  1.3(o)
Multiemployer Plan                                          5.26(c)
Noncompetition Period                                       8.14(a)
Norwegian Acquisition Act 1994                              5.5
Patents and Trademarks                                      1.2(h)
Person                                                      5.13
Principal Party                                             8.2
Qualcomm License                                            1.3(f)
Recipient                                                   8.2
Release                                                     5.11(b)(v)
Remedial Action                                             5.23(d)(i)
Reston Facility                                             Recital A
Reston Facility Right                                       8.17(b)(i)
Reston Lease                                                1.2(r)
Retained LCC Products                                       1.6(n)
Section 8.9(a)(i) Plan                                      8.9(a)
Section 8.9(a)(ii) Plan                                     8.9(a)
Securities Act                                              5.26(d)
License Agreement                                           8.17(a)
Split Contracts                                             8.22(b)
Supply Agreement                                            8.16
Survival Period                                             Article 13
Tax                                                         5.9(b)
Tax Returns                                                 5.9(a)
Telespectro                                                 Recital A
Telespectro Lease Guarantee Agreements                      3.1(e)
Title I Plan                                                5.26(b)
Transfer Taxes                                              8.13
Transition Period                                           8.17(b)
UK Restrictive Practices Act                                5.5
WARN Act                                                    8.7(h)
Welfare Plan                                                5.26(c)
Western Wireless Agreement                                  8.22(a)

                            ASSET EXCHANGE AGREEMENT


       THIS ASSET EXCHANGE AGREEMENT (this "Agreement") dated September 18, 1998 is by and between ALLEN TELECOM INC., a Delaware corporation ("Allen"), ALLEN TELECOM INVESTMENTS, INC., a Delaware corporation ("ATII"), LCC INTERNATIONAL, INC., a Delaware corporation ("LCC"), and LCC EUROPE GMBH, a German corporation ("LCC GmbH").

                                    RECITALS

       A. Allen owns and operates a division known as Comsearch (the "Comsearch Division"), which has its headquarters at 2002 Edmund Halley Drive, Reston, Virginia 20191 (the "Reston Facility"). The Comsearch Division also operates in Mexico through Allen's wholly owned subsidiary, Comsearch Holdings, Inc., a Delaware corporation ("Comsearch Holdings"), and Allen's indirect subsidiary wholly owned by Comsearch Holdings and ATII, Telespectro de Mexico, S.A. de C.V., a Mexican corporation ("Telespectro"), and in the United Kingdom through Comsearch Holdings' wholly owned subsidiary, Comsearch UK Limited, a United Kingdom corporation ("Comsearch UK"). The Comsearch Division, Comsearch Holdings, Telespectro and Comsearch UK are referred to collectively in this Agreement as "Comsearch".

       B. Comsearch is engaged in the business of providing frequency planning and coordinating services as well as systems design, field engineering and software products for the wireless communications industry (such business, excluding the IQ-Analyzer product sold by Comsearch, is referred to herein as the "Comsearch Business").

       C. Allen is also engaged through its Grayson Wireless division ("Grayson"), in the business of manufacturing and selling testing and measurement products and related field test measurement and analysis software for the wireless telecommunications business.

       D. LCC is engaged, directly or through its wholly owned subsidiaries LCC Europe, AS, formerly known as LCC International AS, a Norwegian limited liability company ("LCC AS") and LCC GmbH, in the business of manufacturing and selling field testing and measurement products and related software for the wireless communications industry (such business is referred to herein as the "LCC Products Business"). LCC is also engaged in the business of providing network deployment services, network optimization design services, benchmarking, drive testing and asset management for the communications industry, telecommunications consulting and radio frequency engineering services and related network propagation software (such as LCC's "Golf" product) (the "LCC Services Business"). The principal location of the LCC Products Business and the LCC Services Business is 7925 Jones Branch Drive, McLean, Virginia (the "McLean Facility").

       E. The parties desire to effect a transaction whereby substantially all the assets of the Comsearch Business are transferred to LCC and substantially all the assets of the LCC Products Business are transferred to Allen, all on the terms and subject to the conditions set forth in this Agreement.

                                   AGREEMENTS

       In consideration of the mutual covenants and agreements of the parties and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1

                               EXCHANGE OF ASSETS

       1.1 AGREEMENT TO CONVEY COMSEARCH PURCHASED ASSETS. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties, covenants and agreements contained herein, at the Closing (as defined in Article 2), Allen shall sell, assign, transfer, convey and deliver to LCC, and LCC shall accept from Allen the Comsearch Purchased Assets (as defined in Section 1.2) and ATII shall sell, assign, transfer, convey and deliver to LCC, and LCC shall accept from ATII, all shares of capital stock of Telespectro held by ATII.

       1.2 COMSEARCH PURCHASED ASSETS. For purposes of this Agreement, "Comsearch Purchased Assets" shall mean all the shares of capital stock of Telespectro owned by ATII and all right, title, benefit and interest of Allen in and to all of the properties, business, assets, rights, benefits, privileges and goodwill of Allen owned, leased, used, held for use or otherwise held exclusively for or exclusively in connection with the Comsearch Business, except for the Comsearch Excluded Assets (as defined in Section 1.3), wherever situated and as the same exist on the Closing Date (as defined in Article 2), including:

           (a) all of the furniture, fixtures, furnishings, machinery, computers, equipment (mobile or otherwise), antenna installations, towers, office materials and other tangible personal property of every kind and description owned, leased, used, held for use or otherwise held by Allen exclusively for or exclusively in connection with the Comsearch Business, including those items set forth in Schedule 1.2(a);

           (b) all inventory of raw materials, work in process and finished goods (including materials or goods in transit) owned, leased, used, held for use or otherwise held by Allen exclusively for or exclusively in connection with the Comsearch Business;

           (c) all purchase orders placed by customers of Allen exclusively for services or products of the Comsearch Business to the extent the same remain unfulfilled on the Closing Date;

           (d) all orders for materials and supplies for use in the Comsearch Business which were placed by Allen with suppliers in the ordinary course of the Comsearch Business and which remain unfulfilled on the Closing Date;

           (e) all accounts receivable and notes receivable from customers of Allen with respect to products and services of the Comsearch Business;

           (f) all sales representative and distribution agreements which relate exclusively to the conduct of the Comsearch Business by Allen;

           (g) all of Allen's rights under any leases of equipment used, held for use or otherwise held exclusively for or exclusively in connection with the Comsearch Business;

           (h) all United States and foreign (i) patents (including design patents, industrial designs and utility models) and patent applications (including docketed patent disclosures awaiting filing, reissues, divisions, continuations-in-part and extensions), patent disclosures awaiting filing determinations, (ii) trademarks, service marks, trade names, trade dress, logos, business and product names, slogans, and registrations and applications for registration thereof, (iii) copyrights and registrations thereof, and (iv) copies and tangible embodiments thereof (in whatever form or medium, including electronic media) (collectively, "Patents and Trademarks"), in each case owned, leased, used, held for use or otherwise held by Allen exclusively for or exclusively in connection with the Comsearch Business, including the Patents and Trademarks set forth and described in Schedule 1.2(h) (the "Comsearch Patents and Trademarks");

           (i) all computer software (other than IQ-Analyzer) owned, leased, used, held for use or otherwise held by Allen exclusively for or exclusively in connection with the Comsearch Business, whether purchased, fully developed or work in process, including the computer software set forth in Schedule 1.2(i) (collectively, the "Comsearch Software"), including all data bases, software codes (both source and object), functional and design documentation (including any and all microwave databases used in the Comsearch Business), maintenance documentation, programmers' notes, automated test software code, training manuals and all other information relating to the Comsearch Software;

           (j) all licenses of Comsearch Software by Allen as licensor, including the licenses set forth in Schedule 1.2(j);

           (k) all licenses of computer software by Allen as licensee which are used exclusively by the Comsearch Division, including those set forth in Schedule 1.2(k);

           (l) all know-how, formulas, technical information, engineering and technical data, trade secrets, working knowledge, unpatented inventions, research and development data, designs, techniques, technologies and procedures (collectively, "Know-How") owned, leased, used, held for use or otherwise held by Allen exclusively for or exclusively in connection with the Comsearch Business (the "Comsearch Know-How");

           (m) all Allen's rights under agreements with any present or past employees of the Comsearch Division with respect to (i) the non-disclosure of any of the Comsearch Know-How, (ii) the assignment to Allen of such employee's rights to any inventions relating to the Comsearch Business, or (iii) non-competition or nonsolicitation by such employee with respect to the Comsearch Business;

           (n) subject to Section 8.3, all agreements, contracts, commitments and other instruments or arrangements (whether written or oral) (collectively, "Contracts"), related exclusively to the Comsearch Business;

           (o) all of (i) Allen's books of account, records, files, invoices, customer data and other similar books, records and information relating exclusively to the Comsearch Business, and (ii) Allen's engineering and other technical books, papers, logs, files and records pertaining to the Comsearch Business;

           (p) all of the outstanding shares of capital stock of Comsearch Holdings, Comsearch UK and Telespectro;

           (q) all rights and claims of Allen, whether known or unknown, absolute or contingent, matured or unmatured, or otherwise, against third parties which relate exclusively to the Comsearch Purchased Assets or the Comsearch Business, whether in tort, contract or otherwise, including causes of action, unliquidated rights and claims under or pursuant to all warranties, representations and guarantees made by manufacturers, suppliers or vendors;

           (r) all of Allen's rights under that certain Lease dated as of March 16, 1994, as amended (the "Reston Lease"), between Allen, as tenant, and Allstate Insurance Company, as landlord, relating to the Reston Facility and all leasehold improvements located therein;

           (s) all petty cash held for use exclusively in the Comsearch
       Business;

           (t) the goodwill and going concern value associated with the Comsearch Business, including such rights as Allen has to use the name "Comsearch," and all client and supplier lists relating to the Comsearch Business; and

           (u) prepayments and deposits made by Allen exclusively with respect to the Comsearch Business.

       1.3 COMSEARCH EXCLUDED ASSETS. Notwithstanding anything to the contrary contained in this Agreement, the following assets ("Comsearch Excluded Assets") shall be excluded from the Comsearch Purchased Assets and shall be retained by Allen to the extent in existence on the Closing Date:

           (a) all cash on hand and cash equivalents, other than petty cash held for use exclusively in the Comsearch Business;

           (b) all bank accounts;

           (c) all computer software of Allen which is marketed under the name IQ-Analyzer ("IQ-Analyzer"), including all data bases, software codes (both source and object), functional and design documentation, maintenance documentation, programmers' notes, automated test software code, training manuals and other information relating thereto, and all know-how, formulas, technical information, engineering and technical data, trade secrets, working knowledge, unpatented inventions, research and development data, designs, trademark applications and designs, techniques, technologies and procedures which relate exclusively thereto;

           (d) all of Comsearch Division's rights under (i) the Exclusive Distribution Agreement dated as of January 17, 1997 between Actix, Ltd. and Comsearch Division and any software developed pursuant thereto, (ii) the Mutual Nondisclosure Agreement effective as of March 19, 1997 between Actix, Ltd. and Comsearch Division, and (iii) the other agreements set forth in Schedule 1.3(d);

           (e) any rights under that certain License Agreement dated March 31, 1996 between Grayson and Qualcomm pertaining to certain CDMA technology (the "Qualcomm License");

           (f) all securities other than the shares of Comsearch Holdings, Comsearch UK and Telespectro;

           (g) all insurance policies and any unearned premiums thereunder or other rights to refunds thereunder;

           (h) all claims for refunds of Taxes (as defined in Section 5.9), including claims for refunds of Taxes paid on behalf of any Comsearch Transferred Employee (as defined in Section 8.7(a)), for all periods ending on or prior to the Closing Date;

           (i) all intercompany receivables;

           (j) all books of account, records, files and other data of the Comsearch Business maintained by Allen at its corporate headquarters in Beachwood, Ohio for the preparation of its consolidated financial statements or Tax Returns (as defined in Section 5.9(a));

           (k) all Contracts related to indebtedness for borrowed money, including guarantees of indebtedness for borrowed money, other than capitalized leases for equipment included in the Comsearch Purchased Assets;

           (l) all right, title and interest of Allen in and to the name "Allen Telecom Inc.", "The Allen Group Inc." and any trademark, tradename or corporate, trade or fictitious name containing the word "Allen";

           (m) subject to Section 8.3, all Contracts set forth in Schedule 5.5 as to which any consent, waiver or approval required in order to transfer or assign such Contract to LCC is not obtained by the Closing;

           (n) the permits, approvals, orders, authorizations, consents, licenses and franchises which have been issued or granted to or are owned by Allen for or in connection with the Comsearch Business; and

           (o) the Employment Agreement dated August 11, 1998 between Allen and Michael K. Morin (the "Morin Employment Agreement").

       1.4 AGREEMENT TO CONVEY LCC PURCHASED ASSETS. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties, covenants and agreements contained herein, at the Closing, LCC and LCC GmbH shall sell, assign, transfer, convey and deliver to Allen, and Allen shall accept from LCC and LCC GmbH, the LCC Purchased Assets (as defined in Section 1.5).

       1.5 LCC PURCHASED ASSETS. For purposes of this Agreement, "LCC Purchased Assets" shall mean all right, title, benefit and interest of LCC and LCC GmbH in and to all of the properties, business, assets, rights, benefits, privileges and goodwill of LCC and LCC GmbH owned, leased, used, held for use or otherwise held exclusively for or exclusively in connection with the LCC Products Business, except for the LCC Excluded Assets (as defined in Section 1.6), wherever situated and as the same exist on the Closing Date, including:

           (a) all of the furniture, fixtures, furnishings, machinery, computers, equipment (mobile or otherwise), office materials and other tangible personal property of every kind and description owned, leased, used, held for use or otherwise held by LCC or LCC GmbH exclusively for or exclusively in connection with the LCC Products Business, including those items set forth in Schedule 1.5(a);

           (b) all inventory of raw materials, work in process and finished goods (including materials or goods in transit) owned, leased, used, held for use or otherwise held by LCC or LCC GmbH exclusively for or exclusively in connection with the LCC Products Business;

           (c) all purchase orders placed by customers of LCC or LCC GmbH exclusively for services or products of the LCC Products Business to the extent the same remain unfulfilled on the Closing Date;

           (d) all orders for materials and supplies for use in the LCC Products Business which were placed by LCC or LCC GmbH with suppliers in the ordinary course of the LCC Products Business and which remain unfulfilled on the Closing Date;

           (e) all accounts receivable and notes receivable from customers of LCC or LCC GmbH with respect to products and services of the LCC Products Business;

           (f) all sales representative and distribution agreements which relate exclusively to the conduct of the LCC Products Business by LCC or LCC GmbH;

           (g) all of LCC's and LCC GmbH's rights under any leases of equipment used, held for use or otherwise held exclusively for or exclusively in connection with the LCC Products Business;

           (h) all Patents and Trademarks owned, leased, used, held for use or otherwise held by LCC or LCC GmbH exclusively for or exclusively in connection with the LCC Products Business, including the Patents and Trademarks set forth and described in Schedule 1.5(h) (the "LCC Patents and Trademarks");

           (i) all computer software owned, leased, used, held for use or otherwise held by LCC or LCC GmbH exclusively for or exclusively in connection with the LCC Products Business, whether purchased, fully developed or work in process, including the computer software set forth in Schedule 1.5(i) (collectively, the "LCC Software"), including all data bases, software codes (both source and object), functional and design documentation, maintenance documentation, programmers' notes, automated test software code, training manuals and all other information relating to the LCC Software;

           (j) all licenses of LCC Software by LCC or LCC GmbH as licensor, including the licenses set forth in Schedule 1.5(j);

           (k) all licenses of computer software by LCC or LCC GmbH as licensee which are used exclusively in the LCC Products Business, including those set forth in Schedule 1.5(k);

           (l) all Know-How owned, leased, used, held for use or otherwise held exclusively for or exclusively in connection with the LCC Products Business (the "LCC Know-How");

           (m) all LCC's and LCC GmbH's rights under agreements with any present or past employees of the LCC Products Business with respect to (i) the non-disclosure of any of the LCC Know-How, (ii) the assignment to LCC or LCC GmbH of such employee's rights to any inventions relating to the LCC Products Business, or (iii) non-competition or non-solicitation by such employee with respect to the LCC Products Business;

           (n) all Contracts (including, without limitation, carnets specified on Schedule 6.15(a) issued to LCC by the International Council and bond amounts posted for equipment in foreign countries subject to such carnets to which possession is obtained by Allen) related exclusively to the LCC Products Business and that portion of Split Contracts (as defined in Section 8.22(b)) which pertain to products of the LCC Products Business;

           (o) the real property lease agreement, dated December 30, 1997, as amended, between LCC GmbH and Hannover
       Ruchversicherungs-Aktiengesellschaft;

           (p) all of (i) LCC's and LCC GmbH's books of account, records, files, invoices, customer data and other similar books, records and information relating exclusively to the LCC Products Business, and (ii) LCC's and LCC GmbH's engineering and other technical books, papers, logs, files and records pertaining to the LCC Products Business;

           (q) all of the outstanding shares of capital stock of LCC AS;

           (r) all rights and claims of LCC or LCC GmbH, whether known or unknown, absolute or contingent, matured or unmatured, or otherwise, against third parties which relate exclusively to the LCC Purchased Assets or the LCC Products Business, whether in tort, contract or otherwise, including causes of action, unliquidated rights and claims under or pursuant to all warranties, representations and guarantees made by manufacturers, suppliers or vendors;

           (s) all permits, approvals, orders, authorizations, consents, licenses and franchises which have been issued or granted to or are owned by LCC or LCC GmbH exclusively for or exclusively in connection with the LCC Products Business and all pending applications therefor;

           (t) all petty cash held for use exclusively in the LCC Products Business;

           (u) the goodwill and going concern value associated with the LCC Products Business, and all client and supplier lists relating to the LCC Products Business; and

           (v) prepayments and deposits made by LCC and LCC GmbH exclusively with respect to the LCC Products Business.

       1.6 LCC EXCLUDED ASSETS. Notwithstanding anything to the contrary contained in this Agreement, the following assets ("LCC Excluded Assets") shall be excluded from the LCC Purchased Assets and shall be retained by LCC and LCC GmbH to the extent in existence on the Closing Date;

           (a) all cash on hand and cash equivalents, other than petty cash held for use exclusively in the LCC Products Business;

           (b) all bank accounts;

           (c) all of LCC's rights under those certain Agreements dated May 17, 1996 between LCC, L.L.C., as tenant, and West*Park Associates Limited Partnership, as landlord, relating to the McLean Facility and all leasehold improvements located therein;

           (d) all securities other than the shares of LCC AS;

           (e) the Western Wireless Agreement (as defined in Section 8.22(b)) to the extent provided in Section 8.22;

           (f) all insurance policies and any unearned premiums thereunder or other rights to refunds thereunder;

           (g) all claims for refunds of Taxes, including claims for refunds of Taxes paid on behalf of any LCC Transferred Employee (as defined in Section 8.7(b)), for all periods ending on or prior to the Closing Date;

           (h) all intercompany receivables;

           (i) all books of account, records, files and other data of the LCC Products Business maintained by LCC for the preparation of its consolidated financial statements or Tax Returns;

           (j) all Contracts related to indebtedness for borrowed money, including guarantees of indebtedness for borrowed money, other than capitalized leases for equipment included in the LCC Purchased Assets;

           (k) all right, title and interest of LCC and LCC GmbH in and to the name "LCC" and any trademark, tradename or corporate, trade or fictitious name containing the acronym "LCC";

           (l) (i) all Contracts set forth in Schedule 1.6(l) and (ii) subject to Section 8.3, all Contracts set forth in Schedule 6.5 as to which any consent, waiver or approval required in order to transfer or assign such Contract to Allen is not obtained by the Closing;

           (m) the permits, approvals, orders, authorizations, consents, licenses and franchises which have been issued or granted to or are owned by LCC or LCC GmbH for or in connection with the LCC Products Business as to which any consent, waiver or approval required in order to transfer or assign such permits, approvals, orders, authorizations, consents, licenses and franchises to Allen is not obtained by the Closing;

           (n) the products and equipment listed in Schedule 1.6(n) and all Contracts related thereto (the "Retained LCC Products"); and

           (o) all claims of LCC or LCC GmbH against GBR Berlinhaus relating to or in connection with the matter described in Schedule 6.11.

       1.7 NO WARRANTIES. Each party understands, agrees and acknowledges that except for the representations and warranties expressly set forth in this Agreement, the Comsearch Purchased Assets and the LCC Purchased Assets are being purchased and sold on an "AS IS, WHERE IS" basis. ALL IMPLIED WARRANTIES EXISTING UNDER ANY APPLICABLE LAW WITH RESPECT TO THE COMSEARCH PURCHASED ASSETS OR THE LCC PURCHASED ASSETS OR TO THE SALE THEREOF ARE HEREBY EXPRESSLY DISCLAIMED AND NEGATED. PARTICULARLY, BUT WITHOUT LIMITING THE FOREGOING, EACH PARTY HEREBY NEGATES AND DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY, ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE AND ANY IMPLIED WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MODELS. THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF IMPLIED WARRANTIES CONTAINED IN THIS SECTION ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER.

                                    ARTICLE 2

                                     CLOSING

       The consummation of the transactions contemplated hereby (the "Closing") shall take place at the offices of Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W., Washington, D.C. 20004, at 10:00 a.m. on the later of October 15, 1998 and three Business Days (as defined in Section 16.7) following the satisfaction of the conditions set forth in Articles 9, 10 and 11 (the "Closing Date") or at such other place, time and date as the parties may hereafter agree in writing but in no event later than the close of business on November 30, 1998.


                                    ARTICLE 3

                            ASSUMPTION OF LIABILITIES

       3.1 ASSUMPTION OF COMSEARCH ASSUMED LIABILITIES BY LCC. Subject to the terms and conditions set forth herein, at the Closing, LCC shall assume and agree to pay, perform and discharge when due or when required to be performed all of the following liabilities which exist at or arise on or after the Closing Date (collectively, the "Comsearch Assumed Liabilities"):

           (a) all liabilities, obligations and commitments of Allen reflected on the Comsearch June 30 Balance Sheet (as defined in Section 5.6) or which were incurred by Allen in connection with the Comsearch Business after June 30, 1998 in the ordinary course of business, consistent with past practices and in accordance with this Agreement;

           (b) all liabilities, obligations and commitments arising out of the Contracts included as part of the Comsearch Purchased Assets, but not including any liability for any breach thereof occurring on or prior to the Closing Date;

           (c) all liabilities for unpaid accrued vacation pay under Allen's vacation policies for the Comsearch Transferred Employees, and all other liabilities for Comsearch Transferred Employees to the extent specifically assumed by LCC pursuant to Section 8.7;

           (d) all warranty obligations to customers of the Comsearch Division with respect to products or services of the Comsearch Business sold or furnished on or prior to the Closing Date, but only to the extent of the reserve therefor in the last Comsearch Subsequent Monthly Financial Statement (as defined in Section 8.5) delivered to LCC prior to the Closing Date, not to exceed the product of (i) the amount of the revenues of the Comsearch Business for the one year period ending on the date of such Comsearch

       Subsequent Monthly Financial Statement, multiplied by (ii) a fraction, the numerator of which is equal to the reserve for such warranty obligations in the Comsearch June 30 Balance Sheet, and the denominator of which is equal to the revenues of the Comsearch Business for the one year period ending on June 30, 1998;

           (e) all liabilities, obligations and commitments of Allen guaranteeing Telespectro's obligations under the Lease Agreement dated May 15, 1998 between Telespectro and Equitas Consultores, S.C. pursuant to the letter dated May 26, 1998 from Allen to Equitas Consultores, S.C. and the General Agreement of Indemnity provided by Allen and Telespectro to Fianzas Mexico Bital, S.A. with respect to the bond provided by it as surety under such Lease Agreement (collectively, the "Telespectro Lease Guarantee Agreements"), but not including any liability for any event or occurrence on or prior to the Closing Date; and

           (f) all liabilities, obligations and commitments of Allen for prepayments and deposits from customers of Allen with respect to products and services of the Comsearch Business.

       3.2 COMSEARCH EXCLUDED LIABILITIES. Notwithstanding the provisions of
Section 3.1 or any other provision hereof or any schedule or exhibit hereto and regardless of any disclosure to LCC, LCC shall not assume any liabilities, obligations or commitments relating to or arising out of the operation of the Comsearch Business or the ownership of the Comsearch Purchased Assets other than the Comsearch Assumed Liabilities (the "Comsearch Excluded Liabilities"). Without limiting the generality of the foregoing, Comsearch Excluded Liabilities shall include:

           (a) any indebtedness for borrowed money, including guarantees of indebtedness for borrowed money, other than capitalized leases for equipment included in the Comsearch Purchased Assets;

           (b) any liabilities for Taxes relating to or arising out of the conduct of the Comsearch Business accruing, or with respect to any time period, on or prior to the Closing Date;

           (c) any product liability or strict liability claims with respect to the products or services sold or provided by the Comsearch Business on or prior to the Closing Date;

           (d) warranty claims with respect to products sold or services rendered by the Comsearch Business on or prior to the Closing Date to the extent not assumed pursuant to Section 3.1(d);

           (e) workers compensation claims by Comsearch Transferred Employees arising solely from occurrences on or prior to the Closing Date;

           (f) employee discrimination, wrongful discharge and unfair labor practice claims arising solely out of the conduct of the Comsearch Business on or prior to the Closing Date;

           (g) liabilities with respect to employees or employee benefit plans except to the extent otherwise provided in Section 8.7;

           (h) all Environmental Liabilities and Costs (as defined in Section 5.23) arising out of the operation of the Comsearch Business on or prior to the Closing Date or relating to the Comsearch Excluded Assets or arising from a Release (as defined in Section 5.11(b)) which occurred on or prior to the Closing Date on any real property used in connection with the Comsearch Business on or prior to the Closing Date;

           (i) intercompany accounts payable;

           (j) all liabilities, obligations and commitments to make any payment to any Comsearch Transferred Employee with respect to the consummation of the transactions contemplated hereby, including any payment required pursuant to that certain letter, dated March 5, 1998, from Allen to Michael K. Morin;

           (k) subject to Section 8.3, all liabilities, obligations and commitments arising out of the Contracts set forth in Schedule 5.5 as to which any consent, waiver or approval required in order to transfer or assign such Contract to LCC is not obtained by the Closing;

           (l) all actions, claims, demands, suits, proceedings, arbitrations, grievances, citations, summons, subpoenas, inquiries or investigations of any nature arising out of the conduct of the Comsearch Business or the ownership of the Comsearch Purchased Assets on or prior to the Closing Date, including without limitation the matters described in Schedule 5.11; and

           (m) all liabilities, obligations and commitments of Allen arising out of the Morin Employment Agreement.

       3.3 ASSUMPTION OF LCC ASSUMED LIABILITIES BY ALLEN. Subject to the terms and conditions set forth herein, at the Closing, Allen shall assume and agree to pay, perform and discharge when due or when required to be performed all of the following liabilities which exist at or arise on or after the Closing Date (collectively, the "LCC Assumed Liabilities"):

           (a) all liabilities, obligations and commitments of LCC and LCC GmbH reflected on the LCC Products June 30 Balance Sheet (as defined in
       Section 6.6) or which were incurred by LCC or LCC GmbH in connection with the LCC Products Business after June 30, 1998 in the ordinary course of business, consistent with past practices and in accordance with this Agreement;

           (b) all liabilities, obligations and commitments arising out of the Contracts included as part of the LCC Purchased Assets, but not including any liability for any breach thereof occurring on or prior to the Closing Date;

           (c) all liabilities for unpaid accrued vacation pay under LCC's vacation policies for the LCC Transferred Employees, and all other liabilities for LCC Transferred Employees to the extent specifically assumed by Allen pursuant to Section 8.7;

           (d) all warranty obligations to customers of LCC with respect to the products and services of the LCC Products Business sold or furnished on or prior to the Closing Date, but only to the extent of the reserve therefor in the last LCC Products Subsequent Monthly Financial Statement (as defined in Section 8.5) delivered to Allen prior to the Closing Date, not to exceed the product of (i) the amount of the revenues of the LCC Products Business for the one year period ending on the date of such LCC Products Subsequent Monthly Financial Statement, multiplied by (ii) a fraction, the numerator of which is equal to the reserve for such warranty obligations in the LCC Products June 30 Balance Sheet, and the denominator of which is equal to the revenues of the LCC Products Business for the one year period ending on June 30, 1998; and

           (e) all liabilities, obligations and commitments of LCC and LCC GmbH for prepayments and deposits from customers of LCC and LCC GmbH with respect to products and services of the LCC Products Business.

       3.4 LCC PRODUCTS EXCLUDED LIABILITIES. Notwithstanding the provisions of
Section 3.3 or any other provision hereof or any schedule or exhibit hereto and regardless of any disclosure to Allen, Allen shall not assume any liabilities, obligations or commitments relating to or arising out of the operation of the LCC Products Business or the ownership of the LCC Purchased Assets other than the LCC Products Assumed Liabilities (the "LCC Products Excluded Liabilities"). Without limiting the generality of the foregoing, LCC Products Excluded Liabilities shall include:

           (a) any indebtedness for borrowed money, including guarantees of indebtedness for borrowed money, other than capitalized leases for equipment included in the LCC Purchased Assets;

           (b) any liabilities for Taxes relating to or arising out of the conduct of the LCC Products Business accruing, or with respect to any time period, on or prior to the Closing Date;

           (c) any product liability and strict liability claim with respect to the products or services sold or provided by the LCC Products Business on or prior to the Closing Date;

           (d) warranty claims with respect to products sold or services rendered by the LCC Products Business on or prior to the Closing Date to the extent not assumed pursuant to Section 3.3(d);

           (e) workers compensation claims by LCC Transferred Employees arising solely from occurrences on or before the Closing Date;

           (f) employee discrimination, wrongful discharge and unfair labor practice claims arising solely out of the conduct of the LCC Products Business on or prior to the Closing Date;

           (g) liabilities with respect to employees or employee benefit plans except to the extent otherwise provided in Section 8.7;

           (h) all Environmental Liabilities and Costs arising out of the operation of the LCC Products Business on or prior to the Closing Date or relating to the LCC Excluded Assets or arising from a Release which occurred on or prior to the Closing Date on any real property used in connection with the LCC Products Business on or prior to the Closing Date;

           (i) intercompany accounts payable;

           (j) all liabilities arising from claims by GBR Berlinhaus relating to or in connection with the matters described in Schedule 6.11; and

           (k) all actions, claims, demands, suits, proceedings, arbitrations, grievances, citations, summons, subpoenas, inquiries or investigations of any nature arising out of the conduct of the LCC Products Business or the ownership of the LCC Purchased Assets on or prior to the Closing Date, including without limitation the matters described on Schedule 6.11.


                                    ARTICLE 4

                              TERMS OF THE EXCHANGE

       4.1 EXCHANGE OF ASSETS. Subject to the terms and conditions of this Agreement, at the Closing, (a) Allen and ATII shall convey the Comsearch Purchased Assets to LCC in exchange for (i) the conveyance of the LCC Purchased Assets to Allen and (ii) LCC's assumption of the Comsearch Assumed Liabilities, and (b) LCC and LCC GmbH shall convey the LCC Purchased Assets to Allen in exchange for (i) the conveyance of the Comsearch Purchased Assets to LCC and (ii) Allen's assumption of the LCC Assumed Liabilities.

       4.2 ALLOCATION OF ASSET VALUES. Allen and LCC represent, warrant, covenant and agree with each other that the value of the Comsearch Purchased Assets, the Comsearch Assumed Liabilities, the LCC Purchased Assets and the LCC Assumed Liabilities shall be allocated for tax purposes based on their respective fair market values as of the Closing Date. Allen and LCC shall use their best efforts to agree on such allocation as soon as practicable. The parties shall give effect to the allocation established pursuant to this Section
4.2 for income tax reporting, financial statement and all other purposes, including, without limitation, completion of Form 8594 (Asset Acquisition Statement) as required by Section 1060 of the Code (as defined in Section 5.9(a)).

                                    ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF ALLEN

       Allen hereby represents and warrants to, and covenants and agrees with, LCC as follows, it being understood that, for purposes of this Article 5, regardless of whether or not consent to assignment is obtained, the Contracts referred to in Section 1.3(n) are included in the Comsearch Purchased Assets and, to the extent provided in Section 3.1(b), in the Comsearch Assumed
Liabilities:

       5.1 ORGANIZATION. Allen is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Comsearch Subsidiaries (as defined in Section 5.7(a)) and ATII is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of Allen, ATII and the Comsearch Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and the Comsearch Business as presently conducted by it and each of Allen and ATII has all requisite power and authority to enter into this Agreement and perform its obligations hereunder.

       5.2 CORPORATE AUTHORITY. (a) The execution, delivery and performance of this Agreement by Allen and ATII, and the consummation by Allen and ATII of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of each of Allen and ATII, and (b) this Agreement has been duly executed and delivered by each of Allen and ATII and constitutes the legal, valid and binding obligation of each of Allen and ATII, enforceable against Allen and ATII in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

       5.3 QUALIFICATION. Allen is qualified to do business as a foreign corporation in, and is in good standing under the laws of, the Commonwealth of Virginia. Allen, ATII and each Comsearch Subsidiary are each qualified to do business as a foreign corporation in, and are in good standing under the laws of, each other jurisdiction in which the conduct of the Comsearch Business or the ownership of the assets of the Comsearch Business requires such qualification, except where the failure to qualify would not have a material adverse effect on the results of operations, financial condition or prospects of the Comsearch Business (a "Comsearch Material Adverse Effect"). For purposes of the definition of Comsearch Material Adverse Effect, an event, occurrence, fact, condition or effect shall not be deemed to be materially adverse unless it involves $250,000 or more.

       5.4 NO CONFLICT. Except as set forth in Schedule 5.4, neither the execution and delivery of this Agreement by Allen or ATII nor the consummation of the transactions contemplated hereby will conflict with or result in a breach of any of the provisions of, or constitute a default under, the certificate of incorporation or by-laws of Allen, Comsearch Holdings, or ATII, as amended to date, or the charter, by-laws or other organizational document of Telespectro or Comsearch UK, as amended to date, or any Contract to which Allen, ATII or any Comsearch Subsidiary is a party or by which Allen, ATII or any Comsearch Subsidiary, or any of their respective property, is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Allen, ATII or any Comsearch Subsidiary, or any of their respective property, is subject.

       5.5 CONSENTS. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority (as defined in Section 5.11(b)(ii)) is required on the part of Allen, ATII or any Comsearch Subsidiary in connection with the execution, delivery or performance of this Agreement, except for filings with (a) the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice ("DOJ") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (b) the Norwegian Ministry of Industry and Trade pursuant to the Norwegian Act of 23 December 1994 No 79 Relating to the Acquisition of Business Undertakings (the "Norwegian Acquisition Act 1994"), (c) the German Federal Cartel Office pursuant to Section 23, paragraph 1, 1st sentence GWB (Act Against Restraints on Competition) (the "German Act Against Restraints on Competition"), and (d) the United Kingdom Office of Fair Trading pursuant to Section 24 of the United Kingdom Restrictive Trade Practices Act 1976 (the "UK Restrictive Practices Act"). Except as disclosed in Schedule 5.4 or 5.5, no consent of any Person is required under any Comsearch Contract (as defined in Section 5.15(a)) as a result of or in connection with, and the enforceability of each Comsearch Contract will not be affected in any manner by, the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

       5.6 FINANCIAL STATEMENTS. The unaudited financial statements of the Comsearch Business (including the balance sheet and statement of income) for the fiscal year ended December 31, 1997 ("Comsearch Year-End Financial Statements") and the interim financial statements of the Comsearch Business (including the balance sheet and statement of income) as of June 30, 1998 (the "Comsearch Interim Financial Statements"), copies of which are attached hereto as Schedule 5.6(a), have been prepared from the books and records of the Comsearch Business (including the balance sheet and statement of income) in accordance with generally accepted accounting principles ("GAAP") applied consistently subject, in the case of the Comsearch Interim Financial Statements, to normal year end adjustments, and present fairly the assets, liabilities and results of operations of the Comsearch Business as of the dates and for the periods indicated. The balance sheet of the Comsearch Business as of June 30, 1998, attached hereto as Schedule 5.6(b) (the "Comsearch June 30 Balance Sheet"), shows as assets only assets which would have been Comsearch Purchased Assets had the Closing occurred on June 30, 1998 and as liabilities all liabilities which would have been Comsearch Assumed Liabilities had the Closing occurred on June 30, 1998, determined in accordance with GAAP applied on a basis consistent with prior periods.

       5.7 SUBSIDIARIES.

           (a) The entire authorized capital stock of Comsearch Holdings consists of 1,000 shares of common stock, $1.00 par value per share, of which 100 are presently issued and outstanding, all of which are owned by Allen free and clear of all Liens (as defined in Section 5.10). The entire authorized capital stock of Comsearch UK consists of 100 ordinary shares, Pound Sterling1.00 nominal value per share, of which one (1) share is presently issued and outstanding and owned by Comsearch Holdings free and clear of all Liens. The authorized capital stock of Telespectro is variable and consists of shares of Class 1 Series B Common Stock, one peso nominal value per share, of which 50,000 are presently issued and outstanding, 49,000 of which are owned by Comsearch Holdings and 1,000 of which are owned by ATII, in each case free and clear of all Liens. Comsearch Holdings, Comsearch UK and Telespectro are referred to in this Agreement individually as a "Comsearch Subsidiary" and collectively as the "Comsearch Subsidiaries." There are no options, warrants, rights, conversion rights or other Contracts to which any of Allen, ATII or any Comsearch Subsidiary is a party or by which any of them is bound providing for the issuance, disposition or acquisition of any of the capital stock of or other interest in any Comsearch Subsidiary.

           (b) Except for ATII and the Comsearch Subsidiaries, Allen does not own, directly or indirectly, any shares of or equity interest in any corporation, partnership, limited liability company, joint venture, association (excluding memberships in trade associations) or other entity which is engaged in the Comsearch Business.

           (c) Allen has previously furnished to LCC a true and correct copy of the charter and by-laws or other organizational document of each Comsearch Subsidiary. Allen will have made available to LCC the complete minute book of each Comsearch Subsidiary prior to the Closing. All corporate actions taken by the shareholders and the Board of Directors of each Comsearch Subsidiary are fairly and accurately summarized in all material respects in the minute book of such Comsearch Subsidiary.

       5.8 ABSENCE OF UNDISCLOSED LIABILITIES. Neither Allen nor any Comsearch Subsidiary has any liabilities or obligations of any nature, whether known or unknown, absolute or contingent, matured or unmatured or otherwise and whether due or to become due, arising out of or relating to the Comsearch Business other than Comsearch Excluded Liabilities, except (i) the Comsearch Contracts, (ii) as set forth in Schedule 5.8, (iii) as and to the extent reflected in or reserved against in the Comsearch June 30 Balance Sheet, and (iv) for liabilities and obligations that (A) were incurred after June 30, 1998 in the ordinary course of business consistent with past practice and (B) individually and in the aggregate are not material to the Comsearch Business and have not had or resulted, and will not have or result in, a Comsearch Material Adverse Effect.

       5.9 TAXES.

           (a) Each of Allen and the Comsearch Subsidiaries has (or by the Closing will have) duly and timely filed all returns, reports, declarations, forms, information returns and statements with respect to Taxes (as hereinafter defined) (collectively, the "Tax Returns") required to be filed with respect to Taxes relating to the Comsearch Business due on or before the Closing Date ("Covered Comsearch Taxes"). Except for the Covered Comsearch Taxes set forth on
Schedule 5.9(a) which are being contested in good faith and by appropriate proceedings, the following Covered Comsearch Taxes have (or by the Closing Date will have) been duly and timely paid or accrued: (i) all Covered Comsearch Taxes shown to be due on the Tax Returns filed with respect thereto, and (ii) all deficiencies and assessments of Covered Comsearch Taxes of which notice has (or by the Closing Date will have) been received by Allen or any Comsearch Subsidiary that are or may become payable by LCC or chargeable as a Lien or charge upon the Comsearch Business or any Comsearch Purchased Asset. All Taxes required to be withheld by or on behalf of Allen or any Comsearch Subsidiary in connection with amounts paid or owing to any employee, independent contractor, creditor or other party with respect to the Comsearch Business ("Comsearch Withholding Taxes") have been withheld, and such Comsearch Withholding Taxes have either been duly and timely paid to the proper Governmental Authorities (as defined in Section 5.11(b)) or set aside in accounts for such purpose. As used in this Agreement, "Tax" means any federal, state, provincial, local, foreign, or any other income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental, including taxes under
Section 59A of the Internal Revenue Code of 1986, as amended (the "Code"), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof (including all interest and penalties thereon and additions thereto whether disputed or not).

           (b) Except as set forth on Schedule 5.9(b), no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Covered Comsearch Taxes or Comsearch Withholding Taxes, and no power of attorney with respect to any such Taxes, has been filed with the Internal Revenue Service or any other Governmental Authority.

           (c) LCC will not be required to deduct and withhold any amount pursuant to Section 1445(a) of the Code upon the transfer of the Comsearch Business to LCC.

           (d) Except as set forth on Schedule 5.9(d), there is no litigation or administrative proceeding pending or, to the knowledge of Allen, threatened, against or relating to Allen or any Comsearch Subsidiary in connection with Covered Comsearch Taxes.

           (e) There is not, and there are no circumstances which could give rise to, any dispute between Allen, Comsearch Holdings or Comsearch UK and any other Person as to the entitlement to capital allowances in respect of the Comsearch Purchased Assets under Sections 51 to 59 of the United Kingdom Capital Allowances Act 1990 (fixtures).

           (f) All Contracts and other documents to which any Comsearch UK is a party and which are necessary to establish its title to any Comsearch Purchased Asset or in the enforcement of which it may be otherwise interested have been duly stamped and Comsearch UK has not executed any such Contract or other document outside the United Kingdom which, if brought into the United Kingdom, would be subject to stamp duty.

      5.10 ABSENCE OF CHANGES. Except as set forth in Schedule 5.10, since June 30, 1998, Allen, ATII and the Comsearch Subsidiaries have conducted the Comsearch Business only in the ordinary course consistent with prior practice and have not, on behalf of, in connection with or relating to the Comsearch Business or the Comsearch Purchased Assets:

           (a) suffered any Comsearch Material Adverse Effect;

           (b) incurred any obligation, commitment or liability, known or unknown, absolute or contingent, matured or unmatured, or otherwise, whether due or to become due, except current liabilities for trade or business obligations incurred in connection with the purchase or sale of goods or services in the ordinary course of business consistent with prior practice, none of which liabilities, in any case or in the aggregate, could have a Comsearch Material Adverse Effect;

           (c) discharged or satisfied any Lien other than those then required to be discharged or satisfied, or paid any obligation, commitment or liability, known or unknown, absolute or contingent, matured or unmatured, or otherwise, whether due or to become due, other than current liabilities shown on the Comsearch June 30 Balance Sheet and current liabilities incurred since the date thereof in the ordinary course of business consistent with prior practice;

           (d) mortgaged, pledged or subjected to Lien, any property, business or assets, tangible or intangible, held in connection with the Comsearch Business;

           (e) sold, transferred, leased to others or otherwise disposed of any of the Comsearch Purchased Assets or any asset or property of any Comsearch Subsidiary, except for inventory sold in the ordinary course of business and licenses of Comsearch Software or software licenses of any Comsearch Subsidiary granted in the ordinary course of business, or canceled or compromised any debt or claim, or waived or released any right of substantial value;

           (f) received any notice of termination of any Contract relating to the Comsearch Business or suffered any damage, destruction or loss (whether or not covered by insurance) which, in any case or in the aggregate, has had a Comsearch Material Adverse Effect;

           (g) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any Comsearch Patents and Trademarks or Comsearch Know-How or any Patents and Trademarks or Know-How of any Comsearch Subsidiary other than licenses of Comsearch Software or software licenses of any Comsearch Subsidiary granted in the ordinary course of business, or modified any existing rights with respect thereto;

           (h) made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, incentive, retention or other compensation, retirement, welfare, fringe or severance benefit or vacation pay, to or in respect of any Comsearch Transferred Employees, except in the ordinary course of business;

           (i) encountered any labor union organizing activity, had any actual or, to the knowledge of Allen, threatened, employee strikes, work stoppages, slowdowns or lockouts, or had any material change in its relations with the employees, agents, customers or suppliers;

           (j) failed to replenish inventories and supplies in a normal and customary manner consistent with prior practice and prudent business practices prevailing in the industry, or made any purchase commitment in excess of the normal, ordinary and usual requirements of the Comsearch Business or at any price in excess of the then current market price or upon terms and conditions more onerous than those usual and customary in the industry, or made any change in the selling, pricing, advertising or personnel practices inconsistent with prior practice and prudent business practices prevailing in the industry;

           (k) made any capital expenditures or capital additions or improvements in excess of $25,000 individually or $150,000 in the aggregate;

           (l) instituted, settled or agreed to settle any litigation, action or proceeding before any Governmental Authority other than in the ordinary course of business consistent with past practice but not in any case involving amounts in excess of $25,000;

           (m) made any material change in any accounting procedures or practices applied in keeping the books and records of the Comsearch Business;

           (n) issued any securities of any Comsearch Subsidiary, or options or other rights to acquire any such securities;

           (o) entered into any transaction or Contract other than in the ordinary course of business, or incurred any severance pay obligations by reason of this Agreement or the transactions contemplated hereby, except for the Morin Employment Agreement; or

           (p) taken any action or omitted to take any action that would result in the occurrence of any of the foregoing.

       As used in this Agreement, "Lien" means any mortgage, pledge, hypothecation, claim, security interest, lien, encumbrance, voting trust agreement, option, right of first refusal or any other encumbrance.

       5.11 LITIGATION.

           (a) Except as set forth on Schedule 5.11, there is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to the knowledge of Allen, threatened against or relating to Allen (in connection with the Comsearch Purchased Assets or the Comsearch Business), or any Comsearch Subsidiary or against or relating to the transactions contemplated by this Agreement, and Allen does not know or have reason to be aware of any basis for the same. Except as set forth in
       Schedule 5.11, no citations, fines or penalties have been asserted against Allen (with respect to the Comsearch Business) or any Comsearch Subsidiary or their predecessors since January 1, 1993 under any Environmental Law (as hereinafter defined).

           (b) As used in this Agreement:

           (i) "Environmental Law" means all Applicable Laws (as hereinafter defined) relating to the protection of the environment, to human health and safety, or to any emission, discharge, generation, processing, storage, holding, abatement, existence, Release, threatened Release or transportation of any Hazardous Substances (as hereinafter defined), including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act, the Occupational Safety and Health Act, and any similar foreign laws, (ii) all other requirements pertaining to reporting, licensing, permitting, investigation or remediation of emissions, discharges, releases or threatened releases of Hazardous Substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Substances, and (iii) all other requirements pertaining to the protection of the health and safety of employees or the public.

           (ii) "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any state of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

           (iii) "Applicable Law" means all applicable provisions of all (A) constitutions, treaties, statues, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority,
       (B) any consent of, with or to any governmental Authority and (C) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

           (iv) "Hazardous Substances" mean any substance that: (A) is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, radon gas or related materials, (B) requires investigation, removal or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste" or "hazardous substance" thereunder, or (C) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any Governmental Authority or Environmental Law.

           (v) "Release" means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including without limitation, the moving of any materials through, into, or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment.

       5.12 COMPLIANCE WITH LAWS; GOVERNMENTAL APPROVALS AND CONSENTS; GOVERNMENTAL CONTRACTS.

       (a) Except as otherwise disclosed in Schedule 5.12(a), since January 1, 1993 Allen and each Comsearch Subsidiary have complied in all respects with all Applicable Laws applicable to the Comsearch Business or the Comsearch Purchased Assets, except where the failure so to comply would not, individually or in the aggregate, have a Comsearch Material Adverse Effect, and neither Allen nor any Comsearch Subsidiary nor any of their respective predecessors has received any notice alleging any conflict with, violation of, breach of or default with respect to the Comsearch Business or the Comsearch Purchased Assets under any such Applicable Law which has not been previously cured.

       (b) Schedule 5.12(b) sets forth all permits, consents or approvals of any Governmental Authority necessary for, or otherwise material to, the conduct of the Comsearch Business. Except as set forth in Schedule 5.12(b), all such permits, approvals and consents have been duly obtained and are in full force and effect, and Allen and each Comsearch Subsidiary is in compliance with the same, except where the failure so to comply would not, individually or in the aggregate, have a Comsearch Material Adverse Effect.

       (c) Schedule 5.12(c) sets forth all Contracts with any Governmental Authority related to the Comsearch Business.

       5.13 PERSONS CONDUCTING COMSEARCH BUSINESS. Except as set forth in
Schedule 5.13, Allen has conducted the Comsearch Business only through the Comsearch Division and the Comsearch Subsidiaries and not through any other division or direct or indirect subsidiary or Affiliate (as hereinafter defined) of Allen and each Comsearch Subsidiary has conducted the Comsearch Business only through itself. As used in this Agreement, "Affiliate" of a Person (as hereinafter defined) means a Person that directly or indirectly through one or more intermediaries, is controlled by the first Person. "Control" (including the term "controlled by") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by Contract, as trustee or executor, or otherwise. As used in this Agreement, "Person" means any natural person, firm, partnership, association, corporation, company, trust, business trust, Governmental Authority or other entity.

       5.14 TITLE TO ASSETS. Except as disclosed in Schedule 5.14, Allen and the Comsearch Subsidiaries, as applicable, have good title to all the Comsearch Purchased Assets and all the assets of the Comsearch Subsidiaries, free and clear of any and all Liens. On the Closing Date,

LCC will acquire good title to or a valid leasehold interest in, as applicable, and all right, title and interest in, the Comsearch Purchased Assets, free and clear of all Liens. The Comsearch Purchased Assets and all the assets of the Comsearch Subsidiaries comprise all assets required for the continued conduct of the Comsearch Business by LCC as now being conducted by Allen and the Comsearch Subsidiaries, except for the Comsearch Excluded Assets. The Comsearch Purchased Assets and the assets of the Comsearch Subsidiaries, taken as a whole, constitute all the properties and assets relating to or used or held for use in connection with the Comsearch Business during the past twelve months (except inventory sold, cash disposed of, accounts receivable collected, prepaid expenses realized, Contracts fully performed, properties or assets replaced by equivalent or superior properties or assets, in each case in the ordinary course of business, employees not hired by LCC, and the Comsearch Excluded Assets). Except for Comsearch Excluded Assets, there are no assets or properties used in the operation of the Comsearch Business and owned by any Person other than Allen or any Comsearch Subsidiary that will not be leased or licensed to LCC or the Comsearch Subsidiaries at the Closing under valid, current leases or license arrangements. The rights and Contracts identified in Section 1.3(d) and Section 1.3(e) relate exclusively to IQ-Analyzer. There is no real property owned by Allen or any Comsearch Subsidiary which is used in connection with the Comsearch Business. The Comsearch Purchased Assets and all the assets of the Comsearch Subsidiaries are in all material respects adequate for the purposes for which such assets are currently used or are held for use, and are in reasonably good repair and operating condition (subject to normal wear and tear) and, to the knowledge of Allen, there are no facts or conditions affecting the Comsearch Purchased Assets or the assets of the Comsearch Subsidiaries which could, individually or in the aggregate, interfere in any material respect with the use, occupancy or operation thereof as currently used, occupied or operated.

       5.15 CONTRACTS.

           (a) Schedule 5.15(a) contains a complete and correct list of all Contracts of the types described below (x) by which any of the Comsearch Purchased Assets or any assets of any Comsearch Subsidiary are bound or affected or (y) to which Allen or a Comsearch Subsidiary is a party or by which it is bound in connection with the Comsearch Business or the Comsearch Purchased Assets (other than Contracts which are Comsearch Excluded Assets or Comsearch Excluded Liabilities) (the "Comsearch Contracts"):

              (i) leases concerning or relating to any real property used in connection with the Comsearch Business, other than the Reston Facility;

              (ii) employment, collective bargaining or other similar Contracts relating to or for the benefit of the Comsearch Transferred Employees, or with sales representatives, distributors, dealers, agents, independent contractors or consultants;

              (iii) licenses, licensing arrangements and other Contracts providing in whole or in part for the use of, or limiting the use of, any Comsearch Patents and Trademarks or any Comsearch Software;

              (iv) joint venture, partnership and similar Contracts involving a sharing of profits;

              (v) asset purchase agreements and other acquisition or divestiture Contracts involving indemnity or other obligations which are continuing through the date hereof or the Closing Date;

              (vi) orders and other Contracts for the purchase or sale of materials, supplies, products or services, each of which involves aggregate payments in excess of $50,000;

              (vii) any Contract as to which the aggregate amount that could reasonably be expected to be paid or received thereunder in the future exceeds $50,000 per annum;

              (viii) sales agency, manufacturer's representative, marketing or distributorship Contracts;

              (ix) Contracts with respect to the representation of the Comsearch Business in foreign countries;

              (x) any lease Contract providing for the leasing of both (A) personal property primarily used in, or held for use primarily in connection with, the Comsearch Business and (B) other personal property;

              (xi) Contracts with any employee, director, officer or Affiliate of Allen or any Comsearch Subsidiary;

              (xii) loan agreements, indentures, letters of credit, mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees and other Contracts relating to the borrowing of money or extension of credit; and

              (xiii) any other Contracts that are material to the Comsearch Business.

           (b) Except as set forth in Schedule 5.15(a), Allen has delivered or made available to LCC complete and correct copies of all written Comsearch Contracts, together with all amendments thereto, and accurate descriptions of all material terms of all oral Comsearch Contracts, set forth or required to be set forth in Schedule 5.15(a).

           (c) All Comsearch Contracts are in full force and effect and constitute a valid and binding obligation of each party thereto, enforceable in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity. There does not exist under any Comsearch Contract any violation, breach or event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder on the part of Allen or any Comsearch Subsidiary or, to the knowledge of Allen, any other party thereto, except as set forth in Schedule 5.15(c).

           (d) Except as set forth in Schedule 5.15(d), there is not outstanding any power of attorney relating to the Comsearch Business.

       5.16 TERRITORIAL RESTRICTIONS. Except as set forth in Schedule 5.16, neither Allen nor any Comsearch Subsidiary is restricted by any written Contract with any other Person from carrying on the Comsearch Business anywhere in the world. LCC, solely as a result of its purchase of the Comsearch Business from Allen pursuant hereto, the acquisition, directly or indirectly, of the shares of any Comsearch Subsidiary, and the assumption of the Comsearch Assumed Liabilities, will not thereby become restricted from carrying on any business anywhere in the world except as expressly provided in this Agreement or in any Contract executed and delivered pursuant to the terms hereof.

       5.17 INVENTORIES. All inventories of the Comsearch Business are of good, usable and merchantable quality in all material respects and do not include obsolete or discontinued items except to the extent of the reserves therefor included in the Comsearch June 30 Balance Sheet or as set forth on Schedule
5.17. Except as set forth on Schedule 5.17, (a) all such inventories are of such quality as to meet the quality control standards of Allen and any applicable quality control standards of any Governmental Authority, (b) all such inventories that are finished goods are salable as current inventories at the current prices thereof in the ordinary course of business, (c) all such inventories are recorded on the books of the Comsearch Business at the lower of cost or market value determined in accordance with GAAP, and (d) no write down in inventory related to net realizable value or product line obsolescence should have been made pursuant to GAAP during the past two years. Schedule 5.17 lists the locations of all such inventories.

       5.18 CUSTOMERS. Schedule 5.18 sets forth (a) the names and addresses of all customers of Allen and each Comsearch Subsidiary that were invoiced $50,000 or more during the twelve-month period ended December 31, 1997 or $25,000 or more during the period from January 1, 1998 through September 8, 1998 for goods and services with respect to the Comsearch Business, and (b) the amount for which each such customer was invoiced during such periods. Neither Allen nor any Comsearch Subsidiary has received any notice that any customer that was invoiced more than $50,000 during the twelve-month period ended December 31, 1997 or $25,000 or more during the period from January 1, 1998 through September 8, 1998 for goods and services with respect to the Comsearch Business, (i) has ceased, or will cease, to use the products, goods or services of Comsearch, (ii) has substantially reduced or will substantially reduce, the use of products, goods or services of Comsearch, including in each case after the consummation of the transactions contemplated hereby, other than in connection with ordinary fluctuations or customer ordering cycles in the Comsearch Business. To the knowledge of Allen, no customer described in the preceding sentence has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement.

       5.19 SUPPLIERS; RAW MATERIALS. Schedule 5.19 sets forth (a) the names and addresses of all suppliers (including without limitation Allen and any Affiliates thereof) from which Allen or any Comsearch Subsidiary ordered raw materials, supplies, merchandise and other goods and services in connection with the Comsearch Business with an aggregate purchase price for each such supplier of $50,000 or more during the twelve-month period ended December 31, 1997 or $25,000 or more during the period from January 1, 1998 through August 31, 1998, and (b) the amount for which such supplier invoiced Allen and the Comsearch Subsidiary for such goods and services during such periods. Neither Allen nor any Comsearch Subsidiary has received any notice that there has been any material adverse change in the price of such raw materials, supplies, merchandise or other goods or services, or that any supplier from which Allen or any Comsearch Subsidiary ordered raw materials, supplies, merchandise and other goods and services in connection with the Comsearch Business with an aggregate purchase price for each such supplier of $50,000 or more during the twelve-month period ended December 31, 1997 or $25,000 or more during the period from January 1, 1998 through the date of this Agreement will not sell raw materials, supplies, merchandise and other goods to LCC at any time after the Closing Date on terms and conditions similar to those used in its current sales to Allen and the Comsearch Subsidiaries, subject to general and customary price increases. To the knowledge of Allen, no supplier described in the preceding sentence has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement.

       5.20 PRODUCT WARRANTIES. Except as set forth in Schedule 5.20 and for warranties under Applicable Law, (a) there are no warranties express or implied, written or oral, with respect to the products or services of the Comsearch Business, and (b) there are no pending or, to the knowledge of Allen, threatened claims with respect to any such warranty as of the date hereof, and neither Allen nor any Comsearch Subsidiary has any liability with respect to any such warranty, whether known or unknown, absolute or contingent, matured or unmatured, or otherwise, whether due or to become due, except to the extent of the reserve therefor included in the Comsearch June 30 Balance Sheet.

       5.21 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither Allen nor any Comsearch Subsidiary, nor any officer, employee or agent of Allen or any Comsearch Subsidiary, or any other Person acting on their behalf, has, directly or indirectly, within the past five years given or agreed to give any gift or payment to or for the benefit of any official or employee of any Governmental Authority of any country or subdivision thereof, or any person acting in an official capacity on behalf of such Governmental Authority, or any political party or official thereof, or any candidate for political office, (i) for the purposes of influencing any act or decision of such person or party in his or its officialcapacity, or inducing such person or party to use his or its influence to affect or influence any act or decision of such Governmental Authority, in order to assist the Comsearch Business in obtaining or retaining business for or with, or directing business to, any Person, (ii) which subjected or might have subjected Allen or any Comsearch Subsidiary to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (iii) which if not continued in the future, might subject Allen or any Comsearch Subsidiary to suit or penalty in any private or governmental litigation or proceeding, or (iv) for the purpose of establishing or maintaining any concealed fund or concealed bank account. The Comsearch Business is not in any manner dependent upon the making or receipt of any such gifts or payments.

       5.22 INTELLECTUAL PROPERTY.

           (a) TITLE. Schedule 5.22(a) contains a complete and correct list of all Intellectual Property (as hereinafter defined) owned by Allen or any Comsearch Subsidiary and related to, used in, held for use in connection with, or necessary for the conduct of, or otherwise material to the Comsearch Business. Except as set forth in Schedule 5.22(a), Allen or a Comsearch Subsidiary owns or has the right to use pursuant to license, sublicense, agreement or permission all such Intellectual Property (such Intellectual Property, other than the Comsearch Excluded Assets, collectively, the "Comsearch Intellectual Property Assets"), free from any Liens and free from any requirements of any past, present or future royalty payments, license fees, charges or other payments, or conditions or restrictions whatsoever. Except as set forth in Schedule 5.22(a), Allen and the Comsearch Subsidiaries have the right to use the name "Comsearch" in the United States and, to the knowledge of Allen, the United Kingdom and Mexico, in each case free from any Liens and free from any requirements of any past, present or future royalty payments, license fees, charges or other payments, or conditions or restrictions whatsoever. The Comsearch Intellectual Property Assets comprise all of the Intellectual Property, other than the Comsearch Excluded Assets, necessary for LCC to conduct and operate the Comsearch Business as now being conducted by Allen and the Comsearch Subsidiaries.

       As used in this Agreement, "Intellectual Property" means any and all United States and foreign: (i) patents (including design patents, industrial designs and utility models) and patent applications (including docketed patent disclosure awaiting filing, reissues, divisions, continuations-in-part and extensions), patent disclosures awaiting filing determinations, inventions and improvements thereto; (ii) trademarks, service marks, trade names, trade dress, logos, business and product names, slogans, and registrations and applications for registration thereof; (iii) copyrights (including software) and registrations thereof; (iv) inventions, processes, registered and unregistered designs and design rights, formulae, computer software, trade secrets, know-how, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, product specifications and confidential business information; (v) mask work and other semiconductor chip rights and registrations thereof; and (vi) intellectual property rights similar to any of the foregoing.

           (b) TRANSFER. Immediately after the Closing, LCC will own all of the Comsearch Intellectual Property Assets owned by Allen and the Comsearch Subsidiaries and will have the right to use all other Comsearch Intellectual Property Assets, free from any Liens and on the same terms and conditions as in effect prior to the Closing. Except as set forth in Schedule 5.22(b), no consent on the part of any other Person is required to transfer the Comsearch Intellectual Property Assets to LCC.

           (c) NO INFRINGEMENT. The conduct of the Comsearch Business does not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property. To the knowledge of Allen, none of the Comsearch Intellectual Property Assets is being infringed by any other Person.

           (d) LICENSING ARRANGEMENTS. Schedule 5.22(d) sets forth all Contracts which are in force and effect (i) pursuant to which Allen or any Comsearch Subsidiary has licensed Comsearch Intellectual Property Assets to, or the use of Comsearch Intellectual Property Assets is otherwise permitted (through non-assertion, settlement or similar Contracts or otherwise) by, any other Person, or (ii) pursuant to which Allen or any Comsearch Subsidiary has had Comsearch Intellectual Property Assets licensed to it or has otherwise been permitted to use Comsearch Intellectual Property Assets (through non-assertion, settlement or similar Contracts or otherwise). All of the Contracts set forth in
Schedule 5.22(d) are in full force and effect and constitute a valid and binding obligation of each party thereto, enforceable in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity, are free and clear of all Liens, and, except as set forth in Schedule 5.22(d), do not contain any change of control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transactions contemplated hereby. There does not exist under any such Contract any violation, breach or event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder on the part of Allen or any Comsearch Subsidiary, or to the best knowledge of Allen, any other party thereto. Except as set forth in Schedule 5.22(d), no consent of any Person is required under any such Contract as a result of or in connection with, and the enforceability of each such Contract will not be affected in any manner by, the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. Allen has delivered to LCC true and complete copies of all Contracts (including amendments) set forth on
Schedule 5.22(d). All royalties, license fees, charges and other amounts payable by, on behalf of, to, or for the account of, Allen or any Comsearch Subsidiary in respect of any Comsearch Intellectual Property Assets are disclosed in the Comsearch June 30 Financial Statements.

           (e) NO INTELLECTUAL PROPERTY LITIGATION. No claim or demand of any Person has been made nor is there any proceeding that is pending, or to the knowledge of Allen, threatened, nor is there a reasonable basis therefor which
(i) challenges the rights of Allen or any Comsearch Subsidiary in respect of any Comsearch Intellectual Property Asset, (ii) asserts that Allen or any Comsearch Subsidiary is infringing or otherwise in conflict with, or is, except as set forth in Schedule 5.22(d), required to pay any royalty, license fees, charge or other amount with regard to, any Comsearch Intellectual Property Asset, or (iii) claims that any default exists under any Contract listed on Schedule 5.22(d). None of the Comsearch Intellectual Property Assets is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any Governmental Authority, or has been the subject of any litigation within the last five years, whether or not resolved in favor of Allen or any Comsearch Subsidiary.

           (f) DUE REGISTRATION, ETC.. Except as set forth in Schedule 5.22(f), the patents, trademarks, service marks, trade names and copyrights included in the Comsearch Patents and Trademarks have been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or the United States Copyright Office and Allen has taken such other actions to ensure full protection thereof under any Applicable Laws of the United States, and such registrations, filings and issuances remain in full force and effect, except where the failure so to register, file, be issued, take such other action or be in full force and effect would not have, individually or in the aggregate, a Comsearch Material Adverse Effect.

       5.23 ENVIRONMENTAL MATTERS.

           (a) PERMITS. Schedule 5.23(a) sets forth all federal, state and local permits, licenses, registrations, consents, orders, administrative consent orders, certificates, approvals or other authorizations required under any Environmental Law ("Environmental Permits") necessary for the conduct of the Comsearch Business as currently or previously conducted. Allen and the Comsearch Subsidiaries currently hold, and at all times have held, all such Environmental Permits necessary to the Comsearch Business, and, to the extent assignable, all such Environmental Permits shall be validly transferred to LCC on the Closing Date. Neither Allen nor any Comsearch Subsidiary has been notified by any relevant Governmental Authority that any such Environmental Permit will be modified, suspended, canceled or revoked, or cannot be renewed in the ordinary course of business.

           (b) NO VIOLATION. Each of Allen and the Comsearch Subsidiaries has complied and is in compliance in all material respects with all Environmental Permits and all applicable Environmental Laws pertaining to the real property used in connection with the Comsearch Business. No Person has alleged any violation by Allen or any Comsearch Subsidiary of any Environmental Permit or any applicable Environmental Law relating to the conduct of the Comsearch Business or the use, ownership or transferability of any real property used in connection with the Comsearch Business.

           (c) NO ACTIONS. Except as set forth in Schedule 5.23(c), neither Allen nor any Comsearch Subsidiary has caused or taken any action that has resulted or may result in, or has been or is subject to, any liability or obligation relating to (i) the environmental conditions on, under or about any real property used in connection with the Comsearch Business, or (ii) the past or present use, management, handling, transport, treatment, generation, storage or release of any Hazardous Substances in connection with the conduct of the Comsearch Business, except for any such liabilities and obligations that, individually and in the aggregate, are not material to the Comsearch Business and have not had or resulted in, and will not have or result in, a Comsearch Material Adverse Effect.

           (d) OTHER. Except as set forth in Schedule 5.23(d):

              (i) None of the current or past operations, or any by-product thereof, and none of the currently or formerly owned, leased or used properties or assets of Allen or any Comsearch Subsidiary used in the Comsearch Business, including without limitation the Comsearch Purchased Assets, is related to or subject to any investigation or evaluation by any Governmental Authority as to whether any Remedial Action (as hereinafter defined) is needed to respond to a Release or threatened Release of any Hazardous Substances. As used in this Agreement, "Remedial Action" means all actions required to (A) clean up, remove, treat, or in any other way remediate any Hazardous Substances; (B) prevent the release of Hazardous Substances so that they do not migrate or endanger or threaten public health or welfare or the environment; or (C) perform studies, investigations and care related to any such Hazardous Substances.

              (ii) Neither Allen nor any Comsearch Subsidiary is subject to any outstanding order, judgment, injunction, decree or writ from, or contractual or other obligation to or with, any Governmental Authority or other Person in respect of which LCC may be required to incur any Environmental Liabilities and Costs (as hereinafter defined). As used herein, "Environmental Liabilities and Costs" mean all costs, expenses, losses, damages, fines or liabilities, including all reasonable fees, disbursements and expenses of counsel, experts, personnel and consultants based on, arising out of or otherwise in respect of:
(i) the ownership or operation of the Comsearch Business or the LCC Products Business, as the case may be, or any real properties, assets, equipment or facilities, by Allen, any Comsearch Subsidiary or any of their respective predecessors or Affiliates, or by LCC, either LCC Subsidiary or any of their respective predecessors or Affiliates, as the case may be; (ii) the environmental conditions existing on the Closing Date on, under, above, or about any real properties, assets, equipment or facilities currently or previously owned, leased or operated by Allen, any Comsearch Subsidiary or any of their predecessors or Affiliates, or by LCC, either LCC Subsidiary or any of their respective predecessors or Affiliates, as the case may be; and (iii) expenditures necessary to cause any real property used in the Comsearch Business or the LCC Products Business, as the case may be, or any aspect of the Comsearch Business or the LCC Products Business, as the case may be, to be in compliance with any and all requirements of Environmental Laws as of the Closing Date, including, without limitation, all Environmental Permits issued under or pursuant to such Environmental Laws, and reasonably necessary to make full economic use of any real property used in the Comsearch Business or the LCC Products Business as the case may be.

              (iii) Neither Allen nor any Comsearch Subsidiary has transported or arranged for transportation (directly or indirectly) of any Hazardous Substances relating to the Comsearch Purchased Assets or any real property used in connection with the Comsearch Business to any location that is listed or proposed for listing under CERCLA, or on any similar state list, or the subject of federal, state or local enforcement actions or investigations or action.

              (iv) No work, repair, construction or capital expenditure is required or planned in respect of the Comsearch Purchased Assets pursuant to or to comply with any Environmental Law, nor has Allen or any of the Comsearch Subsidiaries received any notice of any such requirement, except for such work, repair, construction or capital expenditure as is not material to the Comsearch Business and is in the ordinary course of business.

           (e) FULL DISCLOSURE. Allen has disclosed and made available to LCC all information, including without limitation all studies, analyses and test results, in the possession, custody or control of Allen and the Comsearch Subsidiaries relating to (i) the environmental conditions on, under or about any real property used in connection with the Comsearch Business, and (ii) Hazardous Substances used, managed, handled, transported, treated, generated, stored or Released by Allen, any Comsearch Subsidiary or any other Person at any time on any real property used in connection with the Comsearch Business, or otherwise in connection with the use or operation of the properties or assets used in or held for use in connection with the Comsearch Business.

       5.24 RECEIVABLES. All receivables of Allen and the Comsearch Subsidiaries (including accounts receivable, loans receivable and advances) which have arisen in connection with the Comsearch Business and which are reflected in the Comsearch June 30 Balance Sheet, and all such receivables which have arisen since June 30, 1998, have arisen only from bona fide transactions in the ordinary course of business. Allen has no knowledge of any facts or circumstances generally (other than general economic conditions) which would result in any material increase in the uncollectibility of such receivables as a class in excess of the reserve therefor set forth on the Comsearch June 30 Balance Sheet. Schedule 5.24 hereto accurately lists as of June 30, 1998, all receivables arising out of or relating to the Comsearch Business in excess of $50,000, the amount owing and the aging of such receivable, the name of the party from whom such receivable is owing, and any security therein in favor of Allen or any Comsearch Subsidiary. All accounts receivable included in the Comsearch Purchased Assets will be fully collectible, subject to the reserve for bad debts set forth in the Comsearch June 30 Balance Sheet.

       5.25 LABOR RELATIONS. Neither Allen nor any Comsearch Subsidiary is a party to any collective bargaining or similar agreement with respect to any of the Comsearch Transferred Employees. There is no strike, labor, dispute, slowdown, stoppage or other material interference with or impairment by labor of the Comsearch Business actually pending or, to the knowledge of

Allen, threatened, against Allen or any Comsearch Subsidiary with respect to the Comsearch Business.

       5.26 PENSION AND BENEFIT PLANS.

           (a) Except as set forth in Schedule 5.26(a), Allen and the Comsearch Subsidiaries (i) do not maintain and have never maintained any Comsearch Plan (as hereinafter defined) or Comsearch Other Arrangement (as hereinafter defined), (ii) are not and have never been a party to any Comsearch Plan or Comsearch Other Arrangement and (iii) have no obligations under any Comsearch Plan or Comsearch Other Arrangement. For purposes of this Agreement, (i) "Comsearch Plan" means any plan, program or arrangement, whether or not written, that is or was an "employee benefit plan" as such term is defined in Section 3(3) of ERISA (as hereinafter defined) or a scheme for the provision of "relevant benefits" (as defined in Section 612(1) of the United Kingdom Income and Corporation Taxes Act 1988 ("ICTA"), omitting the exception contained in such definition) and (A) which was or is established or maintained by Allen or any Comsearch Subsidiary in respect of any employee of the Comsearch Business;
(B) to which Allen or any Comsearch Subsidiary contributed or was obligated to contribute or to fund or provide benefits in respect of any employee of the Comsearch Business; or (C) which provides or promises benefits to any person who performs or who has performed services for Allen or any Comsearch Subsidiary in respect of the Comsearch Business and because of those services is or has been a participant therein or entitled to benefits thereunder, (ii) "Comsearch Other Arrangement" means a benefit program or practice providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement, Tax equalization benefits, domestic or overseas assignment benefits or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors of Allen or any Comsearch Subsidiary in respect of the Comsearch Business that is not a Comsearch Plan, and (iii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all Applicable Laws promulgated pursuant thereto or in connection therewith.

           (b) Allen has, or will have prior to the Closing, furnished to LCC true and complete copies of each of the following documents: (i) the documents setting forth the terms of each Comsearch Plan; (ii) all related trust agreements or annuity agreements (and any other funding document) for each Comsearch Plan; (iii) for the three most recent plan years, all annual reports (Form 5500 series) on the Allen Telecom Inc. Employee Before-Tax Savings Plan (the "Allen 401(k) Plan") that have been filed with any Governmental Authority; and (iv) the current summary plan description and subsequent summaries of material modifications for each Comsearch Plan that is a Title I Plan (as hereinafter defined). For each Comsearch Other Arrangement, Allen has, or will have prior to the Closing, furnished to LCC true and complete copies of each policy, agreement or other document setting forth or explaining the terms of such Comsearch Other Arrangement, or accurate and complete summaries of all material terms of such Comsearch Other Arrangement. For purposes of this Agreement, "Title I Plan" means a

Comsearch Plan or a LCC Plan (as defined in Section 6.26(a)), as the case may be, that is subject to Title I of ERISA.

           (c) No Comsearch Plan is a Multiemployer Plan (as hereinafter defined), an ESOP (as hereinafter defined), a Defined Benefit Plan (as hereinafter defined) or a funded Welfare Plan (as hereinafter defined) funded through a "welfare benefit fund" as such term is defined in Section 419(e) of the Code. For the purposes of this Agreement, (i) "Multiemployer Plan" means a "multiemployer plan" as such term is defined in Section 3(37) of ERISA, (ii) "ESOP" means any "employee stock ownership plan" as such term is defined in
Section 407(d)(6) of ERISA or Section 4975(e)(7) of the Code, (iii) "Defined Benefit Plan" means a Comsearch Plan or a LCC Plan, as the case may be, that is or was a "defined benefit plan" as such term is defined in Section 3(35) of ERISA, and (iv) "Welfare Plan" means an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA.

           (d) Allen and each Comsearch Subsidiary have complied in all respects with all applicable provisions of the Code, ERISA, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Securities Act of 1933, as amended, and all Applicable Laws promulgated pursuant thereto or in connection therewith (the "Securities Act"), the Securities Exchange Act of 1934, as amended, and all Applicable Laws promulgated pursuant thereto or in connection therewith (the "Exchange Act"), and all other Applicable Laws pertaining to the Comsearch Plans, Comsearch Other Arrangements and other employee or employment related benefits, except where the failure so to comply would not have a Comsearch Material Adverse Effect. Neither Allen nor any Comsearch Subsidiary has any pending unfair labor practice charges, contract grievances under any collective bargaining agreement, other administrative charges, claims, grievances or lawsuits before any Governmental Authority arising under any Applicable Law governing any Comsearch Plan, except for any such charge, claim, grievance or lawsuit that, if decided adversely to Allen and the Comsearch Subsidiaries, would not have a Comsearch Material Adverse Effect, and, to the knowledge of Allen, there exist no facts that could give rise to such a claim.

           (e) No Comsearch Plan or Comsearch Other Arrangement, individually or collectively, provides for any payment by Allen or any Comsearch Subsidiary to any employee or independent contractor that is not deductible under Section 162(a)(1) or 404 of the Code or that is an "excess parachute payment" pursuant to Section 280G of the Code.

           (f) No Comsearch Plan promises or provides post-retirement medical, life insurance or other benefits due now or in the future to current, former or retired employees of the Comsearch Business, other than as required by Section 601 of ERISA.

           (g) None of the Comsearch Transferred Employees participates in any scheme approved under Schedule 9 ICTA (approved share option and profit sharing schemes) or is a beneficiary or potential beneficiary of a qualifying employee share ownership trust as defined in

Schedule 5 of the United Kingdom Finance Act 1989 (employee share ownership trusts). All sums payable and benefits provided under the existing arrangements for all such Comsearch Transferred Employees are deductible for the purpose of
Section 74 or 75 ICTA (deductions).

           (h) Allen has received a determination letter issued by the Internal Revenue Service with respect to the Allen 401(k) Plan and Allen has furnished to LCC a true and complete copy of such determination letter.

       5.27 TRANSACTIONS WITH RELATED PARTIES Except as set forth in Schedule 5.27, neither any present or former officer, director, stockholder or Affiliate of Allen or any Comsearch Subsidiary, nor any Affiliate thereof, is currently a party to any transaction or Contract with Allen (in respect of the Comsearch Business) or any Comsearch Subsidiary, including, without limitation, any Contract providing for the employment of, furnishing of services by, rental of the Comsearch Purchased Assets from or to, or otherwise requiring payments to, any such officer, director, stockholder or Affiliate.

       5.28 EMPLOYEES. Neither Allen (in respect of the Comsearch Business) nor any Comsearch Subsidiary has any written employment Contract with any Comsearch Transferred Employee except such employment Contracts as are set forth in
Schedule 5.28(a). Schedule 5.28(a) lists the name of each Comsearch Transferred Employee and, with respect to each such Comsearch Transferred Employee, such Comsearch Transferred Employee's position with Allen or the Comsearch Subsidiaries, initial employment date, a brief description of such Comsearch Transferred Employee's responsibilities and such Comsearch Transferred Employee's 1997 and current salary or hourly wage, bonus or incentive compensation, total taxable compensation for 1997 and the period from January 1, 1998 through August 31, 1998, and accrued vacation for 1997 and the period from January 1, 1998 through August 31, 1998. No changes in the basis for remuneration of the Comsearch Transferred Employees have been made, promised or authorized by Allen or any Comsearch Subsidiary from and including January 1, 1998 except in the ordinary course or business consistent with past practice or as disclosed on Schedule 5.28(b). Except as disclosed in Schedule 5.28(b), other than general understandings which may exist for employment at will, no oral understandings currently exist between any executive officer or other representative of Allen or any Comsearch Subsidiary authorized to enter into such understandings on behalf of Allen or any Comsearch Subsidiary and any Comsearch Transferred Employee regarding changes in compensation, promotion or any other change in status. Except as specified in Schedule 5.28(b), as of the date of this Agreement, no Comsearch Transferred Employee has advised any executive officer, manager or supervisor of Allen or any Comsearch Subsidiary, orally or in writing, that he or she intends to terminate such employment or to refuse employment by LCC after the Closing, if LCC offers such employment. Comsearch Holdings does not have and has never had any employees.

       5.29 DISCLOSURE. No representation or warranty by Allen contained in this Agreement nor any statement or certificate furnished or to be furnished by or on behalf of Allen to LCC or its representatives in connection therewith or pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements contained herein or therein not misleading. There is no fact (other than matters of an economic or political nature affecting the telecommunications industry generally which do not affect the Comsearch Business uniquely) known to Allen that has not been disclosed by Allen to LCC that might reasonably be expected to have or result in a Comsearch Material Adverse Effect.

       5.30 DEFINITION OF ALLEN'S KNOWLEDGE. As used in this Agreement, the phrase "to the knowledge of Allen" or words of similar import means the current actual knowledge of Robert G. Paul, Robert A. Youdelman, James L. LePorte, III, McDara P. Folan, III, Michael K. Morin (as of the date of the termination of his employment with Allen), Timothy P. Eckersley, Lorna C. Donatone, Margaret Navin, Douglas Hall and Jeffrey Rosenblatt.


                                    ARTICLE 6

                      REPRESENTATIONS AND WARRANTIES OF LCC

       LCC hereby represents and warrants to, and covenants and agrees with, Allen as follows, it being understood that, for purposes of this Article 6, regardless of whether or not consent to assignment is obtained, the Contracts referred to in clause (ii) of Section 1.6(l) are included in the LCC Purchased Assets and, to the extent provided in Section 3.3(b), in the LCC Assumed
Liabilities:

       6.1 ORGANIZATION. LCC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of LCC GmbH and LCC AS is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of LCC, LCC GmbH and LCC AS has all requisite power and authority to own, lease and operate its properties and the LCC Products Business as presently conducted by it and each of LCC and LCC GmbH has all requisite power and authority to enter into this Agreement and perform its obligations hereunder.

       6.2 CORPORATE AUTHORITY. (a) The execution, delivery and performance of this Agreement by LCC and LCC GmbH and the consummation by LCC and LCC GmbH of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of LCC and LCC GmbH, and (b) this Agreement has been duly executed and delivered by LCC and LCC GmbH and constitutes the legal, valid and binding obligation of LCC and LCC GmbH, enforceable against LCC and LCC GmbH in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

       6.3 QUALIFICATION. LCC is qualified to do business as a foreign corporation in, and is in good standing under the laws of, the Commonwealth of Virginia. LCC, LCC GmbH and LCC AS are each qualified to do business as a foreign corporation in, and are in good standing under the laws of, each other jurisdiction in which the conduct of the LCC Products Business or the ownership of the assets of the LCC Products Business requires such qualification, except where the failure to qualify would not have a material adverse effect on the results of operations, financial condition or prospects of the LCC Products Business (a "LCC Material Adverse Effect"). For purposes of the definition of LCC Material Adverse Effect, an event, occurrence, fact, condition or effect shall not be deemed to be materially adverse unless it involves $250,000 or more.

       6.4 NO CONFLICT. Except as set forth in Schedule 6.4, neither the execution and delivery of this Agreement by LCC nor the consummation of the transactions contemplated hereby will conflict with or result in a breach of any of the provisions of, or constitute a default under, the certificate of incorporation or by-laws of LCC, or the charter, by-laws or other organizational document of LCC GmbH or LCC AS, in each case, as amended to date, or any Contract to which LCC, LCC GmbH or LCC AS is a party or by which LCC, LCC GmbH or LCC AS or any of their respective property is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which LCC, LCC GmbH or LCC AS or any of their respective property is subject.

       6.5 CONSENTS. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority is required on the part of LCC, LCC GmbH or LCC AS in connection with the execution, delivery or performance of this Agreement, except for filings with (a) the FTC and DOJ pursuant to the HSR Act,
(b) the German Federal Cartel Office pursuant to the German Act Against Restraints on Competition, (c) the United Kingdom Office of Fair Trading pursuant to Section 24 of the UK Restrictive Practices Act, and (d) the Mexican Foreign Investment National Registry pursuant to Article 33 of the Mexican Foreign Investment Law. Except as disclosed in Schedule 6.4 or 6.5, no consent of any Person is required under any LCC Contract (as defined in Section 6.15(a)) as a result of or in connection with, and the enforceability of each LCC Contract will not be affected in any manner by, the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

       6.6 FINANCIAL STATEMENTS. The unaudited financial statements of the LCC Products Business (including the balance sheet and statement of income) for the fiscal year ended December 31, 1997 and the interim financial statements of the LCC Products Business (including the balance sheet and statement of income) as of June 30, 1998, copies of which are attached hereto as Schedule 6.6(a)(i), have been prepared from the books and records of the LCC Products Business in accordance with GAAP applied consistently subject, in the case of such interim financial statements, to normal year end adjustments, and present fairly the assets, liabilities and results of operations of the LCC Products Business as of the dates and for the periods indicated, subject in all cases to adjustments to the fixed assets and accumulated depreciation reflected on such financial statements to be incorporated in revised unaudited financial statements of the LCC Products Business (including the balance sheet and statement of income) for the fiscal year ended December 31, 1997 (the "LCC Year-End Financial Statements") and the interim financial statements of the LCC Products Business as of June 30, 1998 (the "LCC Interim Financial Statements") in order to more accurately reflect fixed assets and accumulated depreciation, copies of which will be furnished by LCC to Allen and attached hereto as Schedule 6.6(a)(ii) within three Business Days after the date hereof. The balance sheet of the LCC Products Business as of June 30, 1998, attached hereto as Schedule 6.6(b)(i), shows as assets only assets which would have been LCC Purchased Assets had the Closing occurred on June 30, 1998 and as liabilities all liabilities which would have been LCC Assumed Liabilities had the Closing occurred on June 30, 1998, determined in accordance with GAAP applied on a basis consistent with prior practice, subject to adjustments to the fixed assets and accumulated depreciation reflected thereon to be incorporated in a revised balance sheet of the LCC Products Business as of June 30, 1998 in order to more accurately reflect fixed assets and accumulated depreciation, to be furnished by LCC to Allen and attached hereto as Schedule 6.6(b)(ii) within three Business Days after the date hereof (the "LCC Products June 30 Balance Sheet"). As of August 31, 1998, the outstanding balance under the Swingline Loans (as such term is defined in the LCC Credit Agreement (as defined in Section 8.23(b)) to LCC AS pursuant to the LCC Credit Agreement (the "LCC AS Working Capital Facility") was approximately $1,300,000 and the amount of unrestricted cash and cash equivalents held by LCC AS was approximately $890,000.

       6.7 SUBSIDIARIES.

           (a) The entire membership interest in LCC AS is owned by LCC free and clear of all Liens, except as set forth in Schedule 6.7(a). There are no options, warrants, rights, conversion rights or other Contracts to which LCC or LCC AS is a party or by which either of them is bound providing for the issuance, disposition or acquisition of any of the capital stock of or other interest in LCC AS.

           (b) Except for LCC GmbH and LCC AS (the "LCC Subsidiaries") or as set forth in Schedule 6.13, neither LCC nor LCC AS owns, directly or indirectly, any shares of or equity interest in any corporation, partnership, limited liability company, joint venture, association (excluding memberships in trade associations) or other entity which is engaged in the LCC Products Business.

           (c) LCC has previously furnished to Allen a true and correct copy of the charter and by-laws or other organizational document of LCC AS. LCC will have made available to Allen the complete minute book or equivalent information of LCC AS prior to the Closing.

       6.8 ABSENCE OF UNDISCLOSED LIABILITIES. Neither LCC nor any LCC Subsidiary has any liabilities or obligations of any nature, whether known or unknown, absolute or contingent, matured or unmatured or otherwise and whether due or to become due, arising out of or relating to the LCC Products Business other than LCC Products Excluded Liabilities, except (i) the LCC Contracts; (ii) as set forth in Schedule 6.8,
(iii) as and to the extent reflected in or reserved against in the LCC Products June 30 Balance Sheet, and (iv) for liabilities and obligations that (A) were incurred after June 30, 1998 in the ordinary course of business consistent with past practice and (B) individually and in the aggregate are not material to the LCC Products Business and have not had or resulted, and will not have or result in, a LCC Material Adverse Effect.

       6.9 TAXES.

           (a) Each of LCC and the LCC Subsidiaries has (or by the Closing will have) duly and timely filed all Tax Returns with respect to Taxes relating to the LCC Products Business due on or before the Closing Date (the "Covered LCC Taxes"). Except for Covered LCC Taxes set forth on Schedule 6.9(a), which are being contested in good faith and by appropriate proceedings, the following Covered LCC Taxes have (or by the Closing Date will have) been duly and timely paid or accrued: (i) all Covered LCC Taxes shown to be due on the Tax Returns filed with respect thereto, and (ii) all deficiencies and assessments of Covered LCC Taxes of which notice has (or by the Closing Date will have) been received by LCC or any LCC Subsidiary that are or may become payable by Allen or chargeable as a Lien or charge upon the LCC Products Business or any LCC Purchased Asset. All Taxes required to be withheld by or on behalf of LCC or any LCC Subsidiary in connection with amounts paid or owing to any employee, independent contractor, creditor or other party with respect to the LCC Products Business ("LCC Withholding Taxes") have been withheld, and such LCC Withholding Taxes have either been duly and timely paid to the proper Governmental Authorities or set aside in accounts for such purpose.

           (b) Except as set forth on Schedule 6.9(b), no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Covered LCC Taxes or LCC Withholding Taxes, and no power of attorney with respect to any such Taxes, has been filed with the Internal Revenue Service or any other Governmental Authority.

           (c) Allen will not be required to deduct and withhold any amount pursuant to Section 1445(a) of the Code upon the transfer of the LCC Products Business to Allen.

           (d) Except as set forth on Schedule 6.9(d), there is no litigation or administrative proceeding pending or, to the knowledge of LCC, threatened, against or relating to LCC or any LCC Subsidiary in connection with Covered LCC Taxes.

       6.10 ABSENCE OF CHANGES. Except as set forth in Schedule 6.10, since June 30, 1998, LCC and the LCC Subsidiaries have conducted the LCC Products Business only in the ordinary course consistent with prior practice and have not, on behalf of, in connection with or relating to the LCC Products Business or the LCC Purchased Assets:

           (a) suffered any LCC Material Adverse Effect;

           (b) incurred any obligation, commitment or liability, known or unknown, absolute or contingent, matured or unmatured, or otherwise, whether due or to become due, except current liabilities for trade or business obligations incurred in connection with the purchase or sale of goods or services in the ordinary course of business consistent with prior practice, none of which liabilities, in any case or in the aggregate, could have a LCC Material Adverse Effect;

           (c) discharged or satisfied any Lien other than those then required to be discharged or satisfied, or paid any obligation, commitment or liability, known or unknown, absolute or contingent, matured or unmatured, or otherwise, whether due or to become due, other than current liabilities shown on the LCC June 30 Balance Sheet and current liabilities incurred since the date thereof in the ordinary course of business consistent with prior practice, or paid or prepaid any obligation of LCC AS to LCC pursuant to the LCC AS Intercompany Credit Agreement (as defined in Section 8.23(c)), or any obligation of LCC AS under the LCC AS Asset Purchase Agreement (as defined in Section 8.23(a));

           (d) mortgaged, pledged or subjected to Lien, any property, business or assets, tangible or intangible, held in connection with the LCC Products Business;

           (e) sold, transferred, leased to others or otherwise disposed of any of the LCC Purchased Assets or any assets or property of LCC AS, except for inventory sold in the ordinary course of business and licenses of LCC Software or software licenses of LCC AS granted in the ordinary course of business, or canceled or compromised any debt or claim, or waived or released any right of substantial value;

           (f) received any notice of termination of any Contract relating to the LCC Products Business or suffered any damage, destruction or loss (whether or not covered by insurance) which, in any case or in the aggregate, has had a LCC Material Adverse Effect;

           (g) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any LCC Patents and Trademarks or LCC Know-How or any Patents and Trademarks or KnowHow of LCC AS other than licenses of LCC Software or software licenses of LCC AS granted in the ordinary course of business, or modified any existing rights with respect thereto;

           (h) made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, incentive, retention or other compensation, retirement, welfare, fringe or severance benefit or vacation pay, to or in respect of any LCC Transferred Employees, except in the ordinary course of business;

           (i) encountered any labor union organizing activity, had any actual or, to the knowledge of LCC, threatened, employee strikes, work stoppages, slowdowns or lockouts, or had any material change in its relations with the employees, agents, customers or suppliers;

           (j) failed to replenish inventories and supplies in a normal and customary manner consistent with prior practice and prudent business practices prevailing in the industry, or made any purchase commitment in excess of the normal, ordinary and usual requirements of the LCC Products Business or at any price in excess of the then current market price or upon terms and conditions more onerous than those usual and customary in the industry, or made any change in the selling, pricing, advertising or personnel practices inconsistent with prior practice and prudent business practices prevailing in the industry;

           (k) made any capital expenditures or capital additions or improvements in excess of $25,000 individually or $150,000 in the aggregate;

           (l) instituted, settled or agreed to settle any litigation, action or proceeding before any Governmental Authority other than in the ordinary course of business consistent with past practice but not in any case involving amounts in excess of $25,000;

           (m) made any material change in any accounting procedures or practices applied in keeping the books and records of the LCC Products Business;

           (n) issued any securities of LCC AS or options or other rights to acquire any such securities, or declared, set aside or paid any dividend on, or made any other distribution in respect of, outstanding shares of capital stock or other securities, except as permitted pursuant to Section 8.23(b);

           (o) entered into any transaction or Contract other than in the ordinary course of business, or incurred any severance pay obligations by reason of this Agreement or the transactions contemplated hereby; or

           (p) taken any action or omitted to take any action that would result in the occurrence of any of the foregoing.

       6.11 LITIGATION. Except as set forth on Schedule 6.11, there is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to the knowledge of LCC, threatened against or relating to LCC (in connection with the LCC

Purchased Assets or the LCC Products Business) or any LCC Subsidiary or against or relating to the transactions contemplated by this Agreement, and LCC does not know or have reason to be aware of any basis for the same. Except as set forth in Schedule 6.11, no citations, fines or penalties have been asserted against LCC (with respect to the LCC Products Business) or any LCC Subsidiary or their predecessors since January 1, 1993 under any Environmental Law.

       6.12 COMPLIANCE WITH LAWS; GOVERNMENTAL APPROVALS AND CONSENTS; GOVERNMENTAL CONTRACTS.

           (a) Except as otherwise disclosed in Schedule 6.12(a), since January 1, 1993 LCC and each LCC Subsidiary have complied in all respects with all Applicable Laws applicable to the LCC Products Business or the LCC Purchased Assets, except where the failure so to comply would not, individually or in the aggregate, have a LCC Material Adverse Effect, and neither LCC nor any LCC Subsidiary nor any of their respective predecessors has received any notice alleging any conflict with, violation of, breach of or default with respect to the LCC Products Business or the LCC Purchased Assets under any such Applicable Law, which has not been previously cured.

           (b) Schedule 6.12(b) sets forth all permits, consents or approvals of any Governmental Authority necessary for, or otherwise material to, the conduct of the LCC Products Business. Except as set forth in Schedule 6.12(b), all such permits, approvals and consents have been duly obtained and are in full force and effect, and LCC and each LCC Subsidiary is in compliance with the same, except where the failure so to comply would not, individually or in the aggregate, have a LCC Material Adverse Effect.

           (c) Schedule 6.12(c) sets forth all Contracts with any Governmental Authority related to the LCC Products Business.

       6.13 PERSONS CONDUCTING LCC PRODUCTS BUSINESS. Except as set forth in
Schedule 6.13, LCC has conducted the LCC Products Business only through itself and the LCC Subsidiaries and not through any other direct or indirect subsidiary or Affiliate of LCC and LCC AS has conducted the LCC Products Business only through itself.

       6.14 TITLE TO ASSETS. Except as disclosed in Schedule 6.14, LCC and the LCC Subsidiaries, as applicable, have good title to all the LCC Purchased Assets and all the assets of LCC AS, free and clear of any and all Liens. On the Closing Date, Allen will acquire good title to or a valid leasehold interest in, as applicable, and all right, title and interest in, the LCC Purchased Assets, free and clear of all Liens other than those Liens described in item 2 of
Schedule 6.14. The LCC Purchased Assets and all the assets of LCC AS comprise all assets required for the continued conduct of the LCC Products Business by Allen after the Closing as now being conducted by LCC and the LCC Subsidiaries except for the LCC Excluded Assets. The LCC Purchased Assets and the assets of LCC AS, taken as a whole, constitute all the properties and assets relating to or used or held for use in connection with the LCC Products

Business during the past twelve months (except inventory sold, cash disposed of, accounts receivable collected, prepaid expenses realized, Contracts fully performed, properties or assets replaced by equivalent or superior properties or assets, in each case in the ordinary course of business, employees not hired by Allen, and the LCC Excluded Assets). Except for LCC Excluded Assets, there are no assets or properties used in the operation of the LCC Products Business and owned by any Person other than LCC or any LCC Subsidiary that will not be leased or licensed to Allen or LCC AS at the Closing under valid, current leases or license arrangements. There is no real property owned by LCC or any LCC Subsidiary which is used in connection with the LCC Products Business. The LCC Purchased Assets and all the assets of LCC AS are in all material respects adequate for the purposes for which such assets are currently used or are held for use, and are in reasonably good repair and operating condition (subject to normal wear and tear) and, to the knowledge of LCC, there are no facts or conditions affecting the LCC Purchased Assets or the assets of LCC AS which could, individually or in the aggregate, interfere in any material respect with the use, occupancy or operation thereof as currently used, occupied or operated.

       6.15 CONTRACTS.

           (a) Schedule 6.15(a) contains a complete and correct list of all Contracts of the types described below (x) by which any of the LCC Purchased Assets or any assets of LCC AS are bound or affected or (y) to which LCC or a LCC Subsidiary is a party or by which it is bound in connection with the LCC Products Business or the LCC Purchased Assets (other than Contracts which are LCC Products Excluded Liabilities) (the "LCC Contracts"):

              (i) leases concerning or relating to any real property used in connection with the LCC Products Business other than the McLean Facility;

              (ii) employment, collective bargaining or other similar Contracts relating to or for the benefit of the LCC Transferred Employees, or with sales representatives, distributors, dealers, agents, independent contractors or consultants;

              (iii) licenses, licensing arrangements and other Contracts providing in whole or in part for the use of, or limiting the use of, any LCC Patents and Trademarks or any LCC Software;

              (iv) joint venture, partnership and similar Contracts involving a sharing of profits;

              (v) asset purchase agreements and other acquisition or divestiture Contracts involving indemnity or other obligations;

              (vi) orders and other Contracts for the purchase or sale of materials, supplies, products or services, each of which involves aggregate payments in excess of $50,000;

              (vii) any Contract as to which the aggregate amount that could reasonably be expected to be paid or received thereunder in the future exceeds $50,000 per annum;

              (viii) sales agency, manufacturer's representative, marketing or distributorship Contracts;

              (ix) Contracts with respect to the representation of the LCC Products Business in foreign countries;

              (x) any lease Contract providing for the leasing of both (A) personal property primarily used in, or held for use primarily in connection with, the LCC Products Business and (B) other personal property;

              (xi) Contracts with any employee, director, officer or Affiliate of LCC or any LCC Subsidiary;

              (xii) loan agreements, indentures, letters of credit, mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees and other Contracts relating to the borrowing of money or extension of credit; and

              (xiii) any other Contracts that are material to the LCC Products Business.

           (b) Except as set forth in Schedule 6.15(b), LCC has delivered or made available to Allen complete and correct copies of all written LCC Contracts, together with all amendments thereto, and accurate descriptions of all material terms of all oral LCC Contracts, set forth or required to be set forth in Schedule 6.15(a).

           (c) All LCC Contracts are in full force and effect and constitute a valid and binding obligation of each party thereto, enforceable in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity. There does not exist under any LCC Contract any violation, breach or event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder on the part of LCC or either LCC Subsidiary or, to the knowledge of LCC, any other party thereto, except as set forth in Schedule 6.15(c).

           (d) Except as set forth in Schedule 6.15(d), there is not outstanding any power of attorney relating to the LCC Products Business.

       6.16 TERRITORIAL RESTRICTIONS. Except as set forth in Schedule 6.16, neither LCC nor any LCC Subsidiary is restricted by any Contract with any other Person from carrying on the LCC Products Business anywhere in the world. Allen, solely as a result of its purchase of the LCC Products Business pursuant hereto, the acquisition of the shares of LCC AS and the assumption of the LCC Assumed Liabilities, will not thereby become restricted in carrying on any business anywhere in the world except as expressly provided in this Agreement or in any Contract executed and delivered pursuant to the terms hereof.

       6.17 INVENTORIES. All inventories of the LCC Products Business are of good, usable and merchantable quality in all material respects and do not include obsolete or discontinued items except to the extent of the reserves therefor included in the LCC Products June 30 Balance Sheet or as set forth on
Schedule 6.17. Except as set forth on Schedule 6.17, (a) all such inventories are of such quality as to meet the quality control standards of LCC and any applicable quality control standards of any Governmental Authority, (b) all such inventories that are finished goods are salable as current inventories at the current prices thereof in the ordinary course of business, (c) all such inventories are recorded on the books of the LCC Products Business at the lower of cost or market value determined in accordance with GAAP, and (d) no write down in inventory related to net realizable value or product line obsolescence should have been made pursuant to GAAP during the past two years. Schedule 6.17 lists the locations of all such inventories.

       6.18 CUSTOMERS. Schedule 6.18 sets forth (a) the names and addresses of all customers of LCC and each LCC Subsidiary that were invoiced $50,000 or more during the twelve-month period ended December 31, 1997, or $25,000 or more during the period from January 1, 1998 through August 31, 1998 for goods and services with respect to the LCC Products Business, and (b) the amount for which each such customer was invoiced during such periods. Neither LCC nor any LCC Subsidiary has received any notice that any customer of LCC or any LCC Subsidiary that was invoiced more than $50,000 during the twelve-month period ended December 31, 1997, or $25,000 or more during the period from January 1, 1998 through August 31, 1998 for goods and services with respect to the LCC Products Business (i) has ceased, or will cease, to use the products, goods or services of the LCC Products Business, or (ii) has substantially reduced or will substantially reduce, the use of products, goods or services of the LCC Products Business, including in each case after the consummation of the transactions contemplated hereby, other than in connection with ordinary fluctuations or customer ordering cycles in the LCC Products Business. To the knowledge of LCC, no customer described in the preceding sentence has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement.

       6.19 SUPPLIERS; RAW MATERIALS. Schedule 6.19 sets forth (a) the names and addresses of all suppliers (including without limitation LCC and any Affiliates thereof) from which LCC or either of the LCC Subsidiaries ordered raw materials, supplies, merchandise and other goods and services in connection with the LCC Products Business with an aggregate purchase price for each such supplier of $50,000 or more during the twelve-month period ended December 31, 1997 or $25,000 or more during the period from January 1, 1998 through August 31, 1998, and (b) the amount for which such supplier invoiced LCC and the LCC Subsidiaries for such goods and services during such periods. Except as set forth in Schedule 6.19, neither LCC nor any LCC Subsidiary has received any notice that there has been any material adverse change in the price of such raw materials, supplies, merchandise or other goods or services, or that any supplier from which LCC or either of the LCC Subsidiaries ordered raw materials, supplies, merchandise and other goods and services in connection with the LCC Products Business with an aggregate purchase price for each such supplier of $50,000 or more during the twelve-month period ended December 31, 1997 or $25,000 or more during the period from January 1, 1998 through August 31, 1998 will not sell raw materials, supplies, merchandise and other goods to Allen at any time after the Closing Date on terms and conditions similar to those used in its current sales to LCC and the LCC Subsidiaries, subject to general and customary price increases. To the knowledge of LCC, no supplier described in the preceding sentence has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement.

       6.20 PRODUCT WARRANTIES. Except as set forth in Schedule 6.20 and for warranties under Applicable Law, (a) there are no warranties express or implied, written or oral, with respect to the products or services of the LCC Products Business and (b) there are no pending or, to the knowledge of LCC, threatened claims with respect to any such warranty as of the date hereof, and neither LCC nor any LCC Subsidiary has any liability with respect to any such warranty, whether known or unknown, absolute or contingent, matured or unmatured, or otherwise, whether due or to become due, except to the extent of the reserve therefor included in the LCC Products June 30 Balance Sheet.

       6.21 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither LCC nor any LCC Subsidiary, nor any officer, employee or agent of LCC or any LCC Subsidiary, or any other Person acting on their behalf, has, directly or indirectly, within the past five years given or agreed to give any gift or payment to or for the benefit of any official or employee of any Governmental Authority of any country or subdivision thereof, or any person acting in an official capacity on behalf of such Governmental Authority, or any political party or official thereof, or any candidate for political office, (i) for the purposes of influencing any act or decision of such person or party in his or its official capacity, or inducing such person or party to use his or its influence to affect or influence any act or decision of such Governmental Authority, in order to assist the LCC Products Business in obtaining or retaining business for or with, or directing business to, any Person, (ii) which subjected or might have subjected LCC or any LCC Subsidiary to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (iii) which if not continued in the future, might subject LCC or any LCC Subsidiary to suit or penalty in any private or governmental litigation or proceeding, or (iv) for the purpose of establishing or maintaining any concealed fund or concealed bank account. The LCC Products Business is not in any manner dependent upon the making or receipt of any such gifts or payments.

       6.22 INTELLECTUAL PROPERTY.

           (a) TITLE. Schedule 6.22(a) contains a complete and correct list of all Intellectual Property owned by LCC or any LCC Subsidiary and related to, used in, held for use in connection with, or necessary for the conduct of, or otherwise material to the LCC Products Business. LCC or a LCC Subsidiary owns or has the right to use pursuant to license, sublicense, agreement or permission all such Intellectual Property (such Intellectual Property, other than the LCC Excluded Assets, collectively, the "LCC Intellectual Property Assets"), free from any Liens and free from any requirements of any past, present or future royalty payments, license fees, charges or other payments, or conditions or restrictions whatsoever. The LCC Intellectual Property Assets comprise all of the Intellectual Property, other than the LCC Excluded Assets, necessary for Allen to conduct and operate the LCC Products Business as now being conducted by LCC and the LCC Subsidiaries.

           (b) TRANSFER. Immediately after the Closing, Allen will own all of the LCC Intellectual Property Assets owned by LCC and the LCC Subsidiaries and will have the right to use all other LCC Intellectual Property Assets, free from any Liens and on the same terms and conditions as in effect prior to the Closing. Except as set forth in Schedule 6.22(b), no consent on the part of any other Person is required to transfer the LCC Intellectual Property Assets to Allen.

           (c) NO INFRINGEMENT. The conduct of the LCC Products Business does not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property. To the knowledge of LCC, none of the LCC Intellectual Property Assets is being infringed by any other Person.

           (d) LICENSING ARRANGEMENTS. Schedule 6.22(d) sets forth all Contracts which are in force and effect (i) pursuant to which LCC or any LCC Subsidiary has licensed LCC Intellectual Property Assets to, or the use of LCC Intellectual Property Assets is otherwise permitted (through non-assertion, settlement or similar Contracts or otherwise) by, any other Person, or (ii) pursuant to which LCC or any LCC Subsidiary has had LCC Intellectual Property Assets licensed to it or has otherwise been permitted to use LCC Intellectual Property Assets (through non-assertion, settlement or similar Contracts or otherwise). All of the Contracts set forth in Schedule 6.22(d) are in full force and effect and constitute a valid and binding obligation of each party thereto, enforceable in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity, are free and clear of all Liens, and, except as set forth in Schedule 6.22(d), do not contain any change of control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transactions contemplated hereby. There does not exist under any such

Contract any violation, breach or event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder on the part of LCC or either LCC Subsidiary, or to the best knowledge of LCC, any other party thereto. Except as set forth in
Schedule 6.22(d), no consent of any Person is required under any such Contract as a result of or in connection with, and the enforceability of each such Contract will not be affected in any manner by, the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. LCC has delivered to Allen true and complete copies of all licenses and arrangements (including amendments) set forth on Schedule 6.22(d). All royalties, license fees, charges and other amounts payable by, on behalf of, to, or for the account of, LCC or either LCC Subsidiary in respect of any LCC Intellectual Property Assets are disclosed in the LCC Products June 30 Financial Statements.

           (e) NO INTELLECTUAL PROPERTY LITIGATION. No claim or demand of any Person has been made nor is there any proceeding that is pending, or to the knowledge of LCC, threatened, nor is there a reasonable basis therefor which (i) challenges the rights of LCC or any LCC Subsidiary in respect of any LCC Intellectual Property Asset, (ii) asserts that LCC or any LCC Subsidiary is infringing or otherwise in conflict with, or is, except as set forth in Schedule 6.22(d), required to pay any royalty, license fees, charge or other amount with regard to, any LCC Intellectual Property Asset, or (iii) claims that any default exists under any Contract listed on Schedule 6.22(d). None of the LCC Intellectual Property Assets is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any Governmental Authority, or has been the subject of any litigation within the last five years, whether or not resolved in favor of LCC or any LCC Subsidiary.

           (f) DUE REGISTRATION, ETC.. Except as set forth in Schedule 6.22(f), the patents, trademarks, service marks, trade names and copyrights included in the LCC Patents and Trademarks have been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or the United States Copyright Office and LCC has taken such other actions to ensure full protection thereof under any Applicable Laws of the United States, and such registrations, filings and issuances remain in full force and effect, except where the failure so to register, file, be issued, take such other action or be in full force and effect would not have, individually or in the aggregate, a LCC Material Adverse Effect.


       6.23 ENVIRONMENTAL MATTERS.

           (a) PERMITS. Schedule 6.23(a) sets forth all Environmental Permits necessary for the conduct of the LCC Products Business as currently or previously conducted. LCC and the LCC Subsidiaries currently hold, and at all times have held, all such Environmental Permits necessary to the LCC Products Business, and, to the extent assignable, all such Environmental Permits shall be validly transferred to Allen on the Closing Date. Neither LCC nor either LCC Subsidiary has been notified by any relevant Governmental Authority that any such

Environmental Permit will be modified, suspended, canceled or revoked, or cannot be renewed in the ordinary course of business.

           (b) NO VIOLATION. Each of LCC and the LCC Subsidiaries has complied and is in compliance in all material respects with all Environmental Permits and all applicable Environmental Laws pertaining to the real property used in connection with the LCC Products Business. No Person has alleged any violation by LCC or any LCC Subsidiary of any Environmental Permit or any applicable Environmental Law relating to the conduct of the LCC Products Business or the use, ownership or transferability of any real property used in connection with the LCC Products Business.

           (c) NO ACTIONS. Except as set forth in Schedule 6.23(c), neither LCC nor any LCC Subsidiary has caused or taken any action that has resulted or may result in, or has been or is subject to, any liability or obligation relating to
(i) the environmental conditions on, under or about any real property used in connection with the LCC Products Business, or (ii) the past or present use, management, handling, transport, treatment, generation, storage or release of any Hazardous Substances in connection with the conduct of the LCC Products Business, except for any such liabilities and obligations that, individually and in the aggregate, are not material to the LCC Products Business and have not had or resulted in, and will not have or result in, a LCC Material Adverse Effect.

           (d) OTHER. Except as set forth in Schedule 6.23(d):

              (i) None of the current or past operations, or any by-product thereof, and none of the currently or formerly owned, leased or used properties or assets of LCC or either LCC Subsidiary used in the LCC Products Business, including without limitation the LCC Purchased Assets, is related to or subject to any investigation or evaluation by any Governmental Authority as to whether any Remedial Action is needed to respond to a Release or threatened Release of any Hazardous Substances.

              (ii) Neither LCC nor any LCC Subsidiary is subject to any outstanding order, judgment, injunction, decree or writ from, or contractual or other obligation to or with, any Governmental Authority or other Person in respect of which Allen may be required to incur any Environmental Liabilities and Costs arising from the Release or threatened Release of a Hazardous Substance.

              (iii) Neither LCC nor any LCC Subsidiary has transported or arranged for transportation (directly or indirectly) of any Hazardous Substances relating to the LCC Purchased Assets or any real property used in connection with the LCC Products Business to any location that is listed or proposed for listing under CERCLA, or on any similar state list, or the subject of federal, state or local enforcement actions or investigations or action.

              (iv) No work, repair, construction or capital expenditure is required or planned in respect of the LCC Purchased Assets pursuant to or to comply with any Environmental Law, nor has LCC or either of the LCC Subsidiaries received any notice of any such requirement, except for such work, repair, construction or capital expenditure as is not material to the LCC Products Business and is in the ordinary course of business.

           (e) FULL DISCLOSURE. LCC has disclosed and made available to Allen all information, including without limitation all studies, analyses and test results, in the possession, custody or control of LCC and the LCC Subsidiaries relating to (i) the environmental conditions on, under or about any real property used in connection with the LCC Products Business, and (ii) Hazardous Substances used, managed, handled, transported, treated, generated, stored or Released by LCC, either LCC Subsidiary or any other Person at any time on any real property used in connection with the LCC Products Business, or otherwise in connection with the use or operation of the properties or assets used in or held for use in connection with the LCC Products Business.

       6.24 RECEIVABLES. All receivables of LCC and the LCC Subsidiaries (including accounts receivable, loans receivable and advances) which have arisen in connection with the LCC Products Business and which are reflected in the LCC Products June 30 Balance Sheet, and all such receivables which have arisen since June 30, 1998, have arisen only from bona fide transactions in the ordinary course of business. LCC has no knowledge of any facts or circumstances generally (other than general economic conditions) which would result in any material increase in the uncollectibility of such receivables as a class in excess of the reserve therefor set forth on the LCC Products June 30 Balance Sheet. Schedule
6.24 hereto accurately lists as of June 30, 1998, all receivables arising out of or relating to the LCC Products Business in excess of $50,000, the amount owing and the aging of such receivable, the name of the party from whom such receivable is owing, and any security therein in favor of LCC or any LCC Subsidiary. All accounts receivable included in the LCC Purchased Assets will be fully collectible, subject to the reserve for bad debts set forth in the LCC Products June 30 Balance Sheet.

       6.25 LABOR RELATIONS. Neither LCC nor any LCC Subsidiary is a party to any collective bargaining or similar agreement with respect to any of the LCC Transferred Employees. There is no strike, labor, dispute, slowdown, stoppage or other material interference with or impairment by labor of the LCC Products Business actually pending or, to the knowledge of LCC, threatened, against LCC or any LCC Subsidiary with respect to the LCC Products Business.

       6.26 PENSION AND BENEFIT PLANS.

       (a) Except as set forth in Schedule 6.26(a), LCC and the LCC Subsidiaries
(i) do not maintain and have never maintained any LCC Plan (as hereinafter defined) or LCC Other Arrangement (as hereinafter defined), (ii) are not and have never been a party to any LCC

Plan or LCC Other Arrangement and (iii) have no obligations under any LCC Plan or LCC Other Arrangement. For purposes of this Agreement, (i) "LCC Plan" means any plan, program or arrangement, whether or not written, that is or was an "employee benefit plan" as such term is defined in Section 3(3) of ERISA and (A) which was or is established or maintained by LCC or any LCC Subsidiary in respect of any employee of the LCC Products Business; (B) to which LCC or any LCC Subsidiary contributed or was obligated to contribute or to fund or provide benefits in respect of any employee of the LCC Products Business; or (C) which provides or promises benefits to any person who performs or who has performed services for LCC or any LCC Subsidiary in respect of the LCC Products Business and because of those services is or has been a participant therein or entitled to benefits thereunder, and (ii) "LCC Other Arrangement" means a benefit program or practice providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement, Tax equalization benefits, domestic or overseas assignment benefits or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors of LCC or any LCC Subsidiary in respect of the LCC Products Business that is not a LCC Plan.

           (b) LCC has, or will have prior to the Closing, furnished to Allen true and complete copies of each of the following documents: (i) the documents setting forth the terms of each LCC Plan; (ii) all related trust agreements or annuity agreements (and any other funding document) for each LCC Plan; (iii) for the three most recent plan years, all annual reports (Form 5500 Series) on the LCC International, Inc. 401(k) and Profit Sharing Plan (the "LCC 401(k) Plan"); and (iv) the current summary plan description and subsequent summaries of material modifications for each LCC Plan that is a Title I Plan. For each LCC Other Arrangement, LCC has, or will have prior to the Closing, furnished to Allen true and complete copies of each policy, agreement or other document setting forth or explaining the terms of the LCC Other Arrangement.

           (c) No LCC Plan is a Multiemployer Plan, an ESOP, a Defined Benefit Plan or a funded Welfare Plan.

           (d) LCC and each LCC Subsidiary have complied in all respects with all applicable provisions of the Code, ERISA, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Securities Act, the Exchange Act, and all other Applicable Laws pertaining to the LCC Plans, LCC Other Arrangements and other employee or employment related benefits, except where the failure so to comply would not have a LCC Material Adverse Effect. Neither LCC nor any LCC Subsidiary has any pending unfair labor practice charges, contract grievances under any collective bargaining agreement, other administrative charges, claims, grievances or lawsuits before any Governmental Authority arising under any Applicable Law governing any LCC Plan, except for any such charge, claim, grievance or lawsuit that, if decided adversely to LCC and the LCC Subsidiaries, would not have a LCC Material Adverse Effect, and, to the knowledge of LCC, there exist no facts that could give rise to such a claim.

           (e) No LCC Plan or LCC Other Arrangement, individually or collectively, provides for any payment by LCC or any LCC Subsidiary to any employee or independent contractor that is not deductible under Section 162(a)(1) or 404 of the Code or that is an "excess parachute payment" pursuant to Section 280G of the Code.

           (f) No LCC Plan promises or provides post-retirement medical, life insurance or other benefits due now or in the future to current, former or retired employees of the LCC Products Business, other than as required by
Section 601 of ERISA.

           (g) No severance obligations shall be triggered as a result of the Closing in respect of any LCC Transferred Employee of LCC GmbH who becomes an employee of Allen as of the Closing.

           (h) All payments with respect to the LCC AS private pension plan have been paid when due and there is no unfunded liability thereunder for which LCC AS is responsible.

       6.27 TRANSACTIONS WITH RELATED PARTIES. Except as set forth in Schedule 6.27, neither any present or former officer, director, stockholder or Affiliate of LCC or any LCC Subsidiary, nor any Affiliate thereof, is currently a party to any transaction or Contract with LCC (in respect of the LCC Products Business) or any LCC Subsidiary, including, without limitation, any Contract providing for the employment of, furnishing of services by, rental of the LCC Purchased Assets from or to, or otherwise requiring payments to, any such officer, director, stockholder or Affiliate.

       6.28 EMPLOYEES. Neither LCC (in respect of the LCC Products Business) nor any LCC Subsidiary has any written employment Contract with any LCC Transferred Employee except such employment Contracts as are set forth in
Schedule 6.28(a). Schedule 6.28(a) lists the name of each LCC Transferred Employee and, with respect to each such LCC Transferred Employee, such LCC Transferred Employee's position with LCC or the LCC Subsidiaries, initial employment date, a brief description of such LCC Transferred Employee's responsibilities and such LCC Transferred Employee's 1997 and current salary or hourly wage, bonus or incentive compensation, total taxable compensation for 1997 and the period from January 1, 1998 through August 31, 1998, and accrued vacation for 1997 and the period from January 1, 1998 through August 31, 1998. No changes in the basis for remuneration of the LCC Transferred Employees have been made, promised or authorized by LCC or any LCC Subsidiary from and including January 1, 1998 except in the ordinary course of business consistent with past practice or as disclosed on Schedule 6.28(b). Except as disclosed in
Schedule 6.28(b), other than general understandings which may exist for employment at will, no oral understandings currently exist between any executive officer or other representative of LCC or any LCC Subsidiary authorized to enter into such understandings on behalf of LCC or any LCC Subsidiary and any LCC Transferred Employee regarding changes in compensation, promotion or any other change in status. Except as specified in Schedule 6.28(b), no LCC Transferred Employee has advised any executive officer, manager or supervisor of LCC or any LCC Subsidiary, orally or in writing, that he or she intends to terminate such employment or to refuse employment by Allen after the Closing, if Allen offers such employment.

       6.29 DISCLOSURE. No representation or warranty by LCC contained in this Agreement nor any statement or certificate furnished or to be furnished by or on behalf of LCC to Allen or its representatives in connection therewith or pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements contained herein or therein not misleading. There is no fact (other than matters of an economic or political nature affecting the telecommunications industry generally which do not affect the LCC Products Business uniquely) known to LCC that has not been disclosed by LCC to Allen that might reasonably be expected to have or result in a LCC Material Adverse Effect.

       6.30 DEFINITION OF LCC'S KNOWLEDGE. As used in this Agreement, the phrase "to the knowledge of LCC" or words of similar import means the current actual knowledge of Geoffrey S. Carroll, Richard Hozik, Peter A. Deliso, J. Michael Bonin, Stuart P. Lawson, John Morris (as of the date of his termination of employment with LCC), Eric Reed, Donald R. Rose, and Eirik Lund.


                                    ARTICLE 7

                            COVENANTS PENDING CLOSING

       7.1 CONDUCT OF COMSEARCH BUSINESS. Except as otherwise contemplated by this Agreement, during the period from the date hereof through the Closing Date, Allen will, and will cause each Comsearch Subsidiary to, use its reasonable efforts to conduct the operations of the Comsearch Business in the ordinary and usual course, consistent with past and current practices, to preserve the Comsearch Business and maintain its existing franchises and licenses, and to preserve the goodwill of the employees, representatives, suppliers and customers of the Comsearch Business. Allen shall, and shall cause each Comsearch Subsidiary to, maintain in full force and effect all of its existing casualty, liability and other insurance, if any, covering the Comsearch Business and the Comsearch Purchased Assets through the day following the Closing Date in amounts not less than those in effect on the date hereof, except for changes in such insurance that are made in the ordinary course of business consistent with past practice.

       7.2 CONDUCT OF LCC PRODUCTS BUSINESS. Except as otherwise contemplated by this Agreement, during the period from the date hereof through the Closing Date, LCC will, and will cause each LCC Subsidiary to, use its reasonable efforts to conduct the operations of the LCC Products Business in the ordinary and usual course, consistent with past and current practices, to preserve the LCC Products Business and maintain its existing franchises and licenses, and to preserve the goodwill of the employees, representatives, suppliers and customers of the LCC Products Business. LCC shall, and shall cause each LCC Subsidiary to, maintain in full force and effect all of its existing casualty, liability and other insurance covering the LCC Products Business and the LCC Purchased Assets through the day following the Closing Date in amounts not less than those in effect on the date hereof, except for changes in such insurance that are made in the ordinary course of business consistent with past practice.

       7.3 FORBEARANCES BY ALLEN. Except as contemplated by this Agreement, or consented to by LCC in writing, during the period from the date hereof through the Closing Date, Allen and ATII shall not, and shall cause each Comsearch Subsidiary not to:

           (a) mortgage, pledge or otherwise place or allow to be placed a Lien on any of the Comsearch Purchased Assets or any property or assets of any Comsearch Subsidiary;

           (b) sell, lease, transfer or otherwise dispose of any of the Comsearch Purchased Assets or any property or assets of any Comsearch Subsidiary except in the ordinary course of business;

           (c) waive or release any rights of the Comsearch Business of material value, or cancel, compromise, release or assign any indebtedness owed to the Comsearch Business or any claims held by the Comsearch Business, except in the ordinary and usual course of business;

           (d) purchase any property or assets on behalf of the Comsearch Business, except in the ordinary course of business;

           (e) fail to pay accounts payable or other obligations of the Comsearch Business when they become due and payable, except those being contested in good faith;

           (f) fail to replenish inventory of the Comsearch Business in the ordinary course of business, consistent with past practices;

           (g) fail to perform in all respects its obligations under all material Contracts relating to the Comsearch Business or affecting the Comsearch Purchased Assets or any assets of the Comsearch Subsidiaries, or fail to comply in all respects with all material Applicable Laws pertaining to the Comsearch Purchased Assets or the Comsearch Business, except where the failure so to perform or so to comply would not, individually or in the aggregate, have a Comsearch Material Adverse Effect;

           (h) enter into or terminate any material Contract with respect to the Comsearch Business, or make any change in any of its material Contracts with respect to the Comsearch Business, other than accepting purchase orders from customers and issuing supply orders to suppliers in the ordinary course of business and except where any such action would not, individually or in the aggregate, have a Comsearch Material Adverse Effect;

           (i) increase the compensation or fringe benefits of any Comsearch Transferred Employees or any officer or employee of any Comsearch Subsidiary (other than compensation increases in accordance with the customary compensation practices of the Comsearch Business and related changes in fringe benefits) or pay or agree to pay any pension or retirement benefit to any such officer or employee not required by any existing employment agreement or employee benefit plan other than retention bonuses that are and after the Closing will be solely the liability of Allen;

           (j) amend the charter or by-laws or other organizational document of any Comsearch Subsidiary;

           (k) authorize or permit any of the Comsearch Subsidiaries to (i) issue additional shares of its capital stock except to Allen (in the case of Comsearch Holdings) or Comsearch Holdings (in the case of Telespectro and Comsearch UK), (ii) directly or indirectly redeem, purchase or otherwise acquire any of its capital stock, or (iii) declare, set aside or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock or other securities, except for any dividend or other distribution of any cash on hand or cash equivalents, other than petty cash held for use exclusively in the Comsearch Business;

           (l) enter into any Contract that may reasonably be expected to have a Comsearch Material Adverse Effect;

           (m) borrow or agree to borrow any funds on behalf of the Comsearch Business, other than trade payables, or directly or indirectly guarantee or agree to guarantee the obligations of any other Person on behalf of the Comsearch Business;

           (n) make any loan or advance to any Person on behalf of the Comsearch Business;

           (o) take any action that may reasonably be expected to violate any Applicable Law, except where any such action would not, individually or in the aggregate, result in a Comsearch Material Adverse Effect;

           (p) accept any new work under the Contracts identified in Items 1, 2 and 4 of Schedule 5.16;

           (q) commit any act or omit to do any act, or engage in any activity or transaction or incur any obligation (by conduct or otherwise), that (individually or in the aggregate) reasonably could be expected to have a Comsearch Material Adverse Effect; or

           (r) take any action or fail to take any action that reasonably could be expected to cause any of the representations, warranties or covenants contained herein to be materially untrue or incorrect or incapable of being performed or satisfied on the Closing Date.

       7.4 FORBEARANCES BY LCC. Except as contemplated by this Agreement, or consented to by Allen in writing, during the period from the date hereof through the Closing Date, LCC and LCC GmbH shall not, and shall cause LCC AS not to:

           (a) mortgage, pledge or otherwise place or allow to be placed a Lien on any of the LCC Purchased Assets or any property or assets of LCC AS;

           (b) sell, lease, transfer or otherwise dispose of any of the LCC Purchased Assets or any property or assets of LCC AS except in the ordinary course of business;

           (c) waive or release any rights of the LCC Products Business of material value, or cancel, compromise, release or assign any indebtedness owed to the LCC Products Business or any claims held by the LCC Products Business, except in the ordinary and usual course of business;

           (d) purchase any property or assets on behalf of the LCC Products Business, except in the ordinary course of business;

           (e) fail to pay accounts payable or other obligations of the LCC Products Business when they become due and payable, except those being contested in good faith;

           (f) fail to replenish inventory of the LCC Products Business in the ordinary course of business, consistent with past practices;

           (g) fail to perform in all respects its obligations under all material Contracts relating to the LCC Products Business or affecting the LCC Purchased Assets or any assets of LCC AS nor fail to comply in all respects with all material Applicable Laws pertaining to the LCC Purchased Assets or the LCC Products Business, except where the failure so to perform or so to comply, individually or in the aggregate, would not have a LCC Material Adverse Effect;

           (h) enter into or terminate any material Contract with respect to the LCC Products Business, or make any change in any of its material Contracts with respect to the LCC Products Business, other than accepting purchase orders from customers and issuing supply orders to suppliers in the ordinary course of business and except where any such action would not, individually or in the aggregate, have a LCC Material Adverse Effect;

           (i) increase the compensation or fringe benefits of any LCC Transferred Employees or any officer or employee of LCC AS (other than compensation increases in accordance with the customary compensation practices of the LCC Products Business and related changes in fringe benefits) or pay or agree to pay any pension or retirement benefit to any such officer or employee not required by any existing employment agreement or employee benefit plan;

           (j) amend the charter or by-laws or other organizational document of LCC AS;

           (k) authorize or permit either of the LCC Subsidiaries to (i) issue additional shares of its capital stock or additional equity interests except to LCC, (ii) directly or indirectly redeem, purchase or otherwise acquire any of its capital stock, or (iii) declare, set aside or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock or other securities, except for any dividend or other distribution of any cash on hand or cash equivalents by LCC GmbH or, to the extent permitted by Section 8.23(b), LCC AS, other than petty cash held for use exclusively in the LCC Products Business;

           (l) enter into any Contract that may reasonably be expected to have a LCC Material Adverse Effect;

           (m) borrow or agree to borrow any funds on behalf of the LCC
       Products Business, other than trade payables, or directly or indirectly guarantee or agree to guarantee the obligations of any other Person on behalf of the LCC Products Business, except for borrowings under the LCC AS Working Capital Facility in the ordinary course of business consistent with past practice the proceeds of which shall be applied solely to the working capital needs of LCC AS;

           (n) make any loan or advance to any Person on behalf of the LCC Products Business;

           (o) take any action that may reasonably be expected to violate any Applicable Law, except where any such action would not, individually or in the aggregate, result in a LCC Material Adverse Effect;

           (p) make any payments owed from LCC AS to LCC pursuant to the LCC AS Intercompany Credit Facility or any payments pursuant to the LCC AS Asset Purchase Agreement;

           (q) commit any act or omit to do any act, or engage in any activity or transaction or incur any obligation (by conduct or otherwise), that (individually or in the aggregate) reasonably could be expected to have a LCC Material Adverse Effect; or

           (r) take any action or fail to take any action that reasonably could be expected to cause any of the representations, warranties or covenants contained herein to be materially untrue or incorrect or incapable of being performed or satisfied on the Closing Date.


                                    ARTICLE 8

                       ADDITIONAL COVENANTS AND AGREEMENTS

       8.1 FILINGS WITH GOVERNMENTAL AUTHORITIES. As promptly as possible after the execution and delivery of this Agreement:

           (a) Allen and LCC shall file Notification and Report Forms under the HSR Act with the FTC and the DOJ. The filing fee for filing such Notification and Report Forms shall be borne equally by Allen and LCC;

           (b) Allen shall file a notification pursuant to the Norwegian Acquisition Act 1994 with the Norwegian Ministry of Industry and Trade containing all items listed in Article 8 of the Norwegian Acquisition Act 1994;

           (c) Allen and LCC GmbH shall file a joint Notification of a Planned Merger pursuant to the German Act Against Restraints on Competition with the German Federal Cartel Office. The filing fee for filing such Notification of a Planned Merger shall be borne equally by Allen and LCC;

           (d) LCC shall file a notification pursuant to the UK Restrictive Practices Act with the United Kingdom Office of Fair Trading. The filing fee for filing such notification shall be borne equally by Allen and LCC; and

           (e) LCC shall file a notification pursuant to the Mexican Foreign Investment Law with the Mexican Foreign Investment National Registry. The filing fee for filing such notification shall be borne equally by Allen and LCC.

Each party shall cooperate with the other parties with respect to such filings and the filing of any additional information required or requested in connection with any such filings.

       8.2 ACCESS AND INFORMATION. Each of Allen and LCC (each, a "Principal Party") shall, and shall cause such Principal Party's direct and indirect subsidiaries to, afford to the other Principal Party and its representatives reasonable access during normal business hours throughout the period prior to the Closing Date to the books, records, Contracts, and officers, and, subject to such Principal Party's consent with respect to timing and other relevant procedural matters (which consent shall not be unreasonably withheld), to the offices, employees, consultants and contractors of or relating to the Comsearch Business, in the case of Allen, and the LCC Products Business, in the case of LCC (the "Applicable Business"), and to such other information relating to the Applicable Business as such other Principal Party shall reasonably request; provided, however, that each Principal Party shall be entitled to be present when the other Principal Party and its representatives are given access to any employees other than officers. All information furnished or to be furnished by any party or its agents (the "Disclosing Party") to any other party or its agents (the "Recipient") pursuant hereto shall not be used in any way that may be detrimental to the Disclosing Party and shall be kept confidential until the Closing. If the Closing shall not occur, the Recipient shall return to the Disclosing Party all written material containing or reflecting any such information, and the Recipient shall not retain any copies, extracts or other reproductions in whole or in part of such written material and shall destroy all documents, memoranda, notes and other writings (or portions of any such writings, if applicable) whatsoever prepared by the Recipient or any of its advisors based on such information. The obligation to keep such information confidential shall continue if this Agreement is terminated but shall not apply to (a) disclosure required by Applicable Law (subject to giving the Disclosing Party notice as promptly as possible of the intention to make such disclosure and providing the Disclosing Party the opportunity to seek a protective order),
(b) any information which (i) the Recipient can establish was already in its possession prior to the disclosure thereof by the Disclosing Party or its agents, (ii) was then generally known to the public, (iii) became known to the public through no fault of the Recipient, or (iv) was disclosed to the Recipient by a third party not known by the Recipient to be bound by an obligation of confidentiality.

       8.3 CONSENTS. Prior to the Closing, each party at its sole expense shall use reasonable efforts to obtain, prior to the Closing, all material consents, waivers and other approvals which shall be required of such party from any Governmental Authority or any other Person (including any lender, licensor or lessor) in order to effectuate the transactions contemplated hereby. Except as otherwise expressly provided in this Agreement, the consummation of the transactions contemplated hereby is not conditioned upon obtaining any such consent. In the event any party is unable to obtain as of the Closing any consent, waiver or approval that is required in order to transfer or assign any Comsearch Purchased Asset or LCC Purchased Asset, as the case may be, including any Contract included in the Comsearch Purchased Assets or the LCC Purchased Assets, as the case may be, (a) the parties shall enter into such arrangement as is necessary to provide LCC with the benefits of all Comsearch Purchased Assets as to which such consent, waiver or approval has not been obtained by the Closing and, with respect to any Contracts included in such Comsearch Purchased Assets, LCC shall pay and perform all obligations of Allen accruing thereunder after the Closing Date, and (b) the parties shall enter into such arrangement as is necessary to provide Allen with the benefit of all LCC Purchased Assets as to which such consent, waiver or approval has not been obtained by the Closing and, with respect to any Contract included in such LCC Purchased Assets, Allen shall pay and perform all obligations of LCC or LCC GmbH, as the case may be, accruing thereunder after the Closing Date.

       8.4 COOPERATION. Each party shall (a) cooperate with the other parties and take all actions reasonably required to obtain on a timely basis any consents, waivers and approvals required to consummate the transactions contemplated by this Agreement, and (b) use all reasonable efforts to satisfy promptly the conditions to the Closing specified in this Agreement. In connection with the foregoing, Allen agrees to offer such financial inducements to those employees referred to in Section 15.1(f)(i) as it shall determine in its sole discretion to be appropriate to facilitate satisfaction of the condition set forth in Section 15.1(f)(i). Each party shall furnish to the other parties and to the other parties' counsel all such information as may be reasonably required in order to effectuate the foregoing actions. Notwithstanding the foregoing and Section 8.3, each party acknowledges that the approval of the transactions contemplated by this Agreement by the lenders to the other parties is within the discretion of such lenders and not within the control of such other parties.

       8.5 FINANCIAL STATEMENTS.

           (a) Until the Closing, on or before the 21st day of each month, (i) Allen shall deliver to LCC unaudited consolidated financial statements, including a balance sheet and statement of income, of the Comsearch Business for the immediately preceding month (the "Comsearch Subsequent Monthly Financial Statements"), and (ii) LCC shall deliver to Allen unaudited consolidated financial statements, including a balance sheet and statement of income, of the LCC Products Business for the immediately preceding month (the "LCC Products Subsequent Monthly Financial Statements"). Allen shall deliver to LCC the Comsearch Subsequent Monthly Financial Statements, and LCC shall deliver to Allen the LCC Products Subsequent Monthly Financial Statements, for the months ended July 31, 1998 and August 31, 1998 no later than five Business Days after the date hereof. At the time that the Comsearch Subsequent Monthly Financial Statements are delivered pursuant hereto, Allen shall by such delivery be deemed to have made the same representations and warranties with respect to such Comsearch Subsequent Monthly Financial Statements as those made with respect to the Comsearch Interim Financial Statements in Section 5.6, and at the time that the LCC Products Subsequent Monthly Financial Statements are delivered pursuant hereto, LCC shall by such delivery be deemed to have made the same representations and warranties with respect to such LCC Products Subsequent Monthly Financial Statements as those made with respect to the LCC Products Interim Financial Statements in Section 6.6.

           (b) Prior to the Closing Date, Allen shall prepare such audited and unaudited financial statements relating to the Comsearch Business as LCC may request to meet the requirements of Item 7 of Form 8-K under the Exchange Act. To the extent that audited financial statements are so required, Allen shall cause an internationally recognized independent public accounting firm to audit such financial statements in accordance with generally accepted auditing standards, to consult regularly with LCC during such audit, to comply with the reasonable requests of LCC in connection with such audit, and to issue a report on such financial statements. The cost of such internationally recognized independent public accounting firm in connection with such audit shall be borne by LCC. Allen shall deliver such audited and unaudited financial statements and related reports to LCC as promptly as practicable, but in no event later than the Closing Date, for inclusion in a Form 8-K to be filed by LCC in connection with the transactions contemplated hereby. At the time that such financial statements are delivered pursuant hereto, Allen shall by such delivery be deemed to have made the same representations and warranties with respect to such financial statements as those made with respect to the Comsearch Interim Financial Statements in Section 5.6

       8.6 BOOKS AND RECORDS. Possession of the books, records and files included in the Comsearch Purchased Assets, including, without limitation, all of the value added tax records of Comsearch UK which are required by the United Kingdom Value Added Tax Act 1994 Section 49 (1)(b) to be preserved by LCC, shall be delivered to LCC at the Closing. Allen shall not make any request to H M Customs and Excise for the value added tax records referred to in the preceding sentence to be taken out of the custody of Comsearch UK. Possession of the books, records and files included in the LCC Purchased Assets shall be delivered to Allen at the Closing. Each Principal Party will store and retain all business records purchased by such Principal Party hereunder for a period of seven (7) years after the Closing Date, and after such period of time (a) shall give written notice to the other Principal Party that it is using such records and wishes to retain them or (b) shall make such records available to the other Principal Party at the location of such records at the time for removal by the other Principal Party, at the other Principal Party's sole expense, at any time during normal business hours within ninety (90) days after the seventh anniversary of the Closing Date. If either Principal Party elects to retain the business records purchased by such Principal Party hereunder after the seventh anniversary of the Closing Date following written notice to the other Principal Party that it desires to retain such records, and if it wishes to destroy or otherwise dispose of such records at any time thereafter, it shall give written notice to the other Principal Party at least ninety (90) days prior to such destruction or disposal and upon request of the other Principal Party, it shall make such records available to the other Principal Party for a period of ninety
(90) days for removal by such other Principal Party, at such other Principal Party's sole expense. During any period before or after such seven (7) year period or additional period, as the case may be, that a Principal Party retains such records, such Principal Party shall give the other Principal Party and its authorized representatives reasonable access to such records during normal business hours upon reasonable notice at all times and shall permit the other Principal Party and its authorized representatives to duplicate any computer programs required to be maintained by the other Principal Party or any of its Affiliates pursuant to any agreement with the Internal Revenue Service, the right to copy any such records, and the right to temporarily remove any such records in connection with any judicial or administrative proceedings before any Governmental Authority, all at such other Principal Party's sole expense.

       8.7 TRANSFERRED EMPLOYEES.

           (a) As used in this Agreement, "Comsearch Transferred Employees" means the employees of the Comsearch Business set forth in Schedule 5.28(a), if employed by Allen or a Comsearch Subsidiary on the Closing Date.

           (b) As used in this Agreement, "LCC Transferred Employees" means the employees of the LCC Products Business set forth in Schedule 6.28(a), if employed by LCC or a LCC Subsidiary on the Closing Date.

           (c) Allen shall offer employment to all the LCC Transferred Employees (except for the LCC Transferred Employees of LCC AS, whose employment shall not be affected by the transactions contemplated hereby) effective as of the day following the Closing Date at the same salary or hourly wage set forth in
Schedule 6.28(a), subject to Allen's right to terminate any such LCC Transferred Employee, in accordance with Applicable Laws, at any time with or without cause. Except as otherwise required by Applicable Law or provided in this Article 8, Allen shall employ the LCC Transferred Employees who accept such employment offer in accordance with, and subject to, Allen's usual terms, conditions and policies of employment, including all of Allen's policies regarding modification of the terms and conditions of employment. Notwithstanding anything contained herein to the contrary, this Section 8.7 shall not create any obligation on the part of Allen or any of its Affiliates to continue the employment of any LCC Transferred Employee. LCC shall terminate the employment of any LCC Transferred Employee who does not accept employment with Allen, effective as of the day following the Closing Date. LCC shall have no obligation to pay any severance or other liability, obligation or commitment resulting from any such termination.

           (d) LCC shall offer employment to all the Comsearch Transferred Employees (except for the Comsearch Transferred Employees of the Comsearch Subsidiaries, whose employment shall not be affected by the transactions contemplated hereby) effective as of the day following the Closing Date at the same salary or hourly wage set forth in Schedule 5.28(a), subject to LCC's right to terminate any such Comsearch Transferred Employee, in accordance with Applicable Laws, at any time with or without cause. Except as otherwise required by Applicable Law or provided in this Article 8, LCC shall employ the Comsearch Transferred Employees who accept such employment offer in accordance with, and subject to, LCC's usual terms, conditions and policies of employment, including all of LCC's policies regarding modification of the terms and conditions of employment. Notwithstanding anything contained herein to the contrary, this
Section 8.7 shall not create any obligation on the part of LCC or any of its Affiliates to continue the employment of any Comsearch Transferred Employee. Allen shall terminate the employment of any Comsearch Transferred Employee who does not accept employment with LCC, effective as of the day following the Closing Date. Allen shall have no obligation to pay any severance or other liability, obligation or commitment resulting from any such termination.

           (e) LCC shall have no obligation to provide or cause to be provided retiree medical, health and life benefits to any retired or former employee of the Comsearch Business who is entitled to such benefits as of the Closing Date and Allen shall have no obligation to provide or cause to be provided retiree medical, health and life benefits to any retired or former employee of the LCC Products Business who is entitled to such benefits as of the Closing Date.

           (f) Except as provided in Section 8.7(n), neither Principal Party assumes any liability with respect to any benefit plan of the other Principal Party or any benefits or other amounts payable or provided thereunder, including, without limitation, any Tax equalization policies and benefits or domestic or overseas assignment policies and benefits.

           (g) From the Closing Date until the second anniversary of the Closing Date, Allen will not, and will cause its Affiliates not to, solicit, seek to hire or hire any Comsearch Transferred Employee (other than Comsearch Transferred Employees who are terminated during such period by LCC and its Affiliates) and LCC will not, and will cause its Affiliates not to, solicit, seek to hire or hire any LCC Transferred Employee other than LCC Transferred Employees who are terminated during such period by Allen and its Affiliates.

           (h) Each party shall provide any notifications to its employees required under the Workers Adjustment and Retraining Notification Act (the "WARN Act") and shall bear any liabilities arising under the WARN Act with respect to employees who are not included in the Comsearch Transferred Employees (in the case of Allen) or the LCC Transferred Employees (in the case of LCC).

           (i) As soon as practicable following the Closing Date, the Comsearch Transferred Employees shall be eligible to participate in LCC's retirement plans ("LCC Retirement Plans") on the same terms and conditions as similarly situated employees of LCC are eligible to participate therein, subject to the terms and conditions of such plans. LCC shall cause the LCC Retirement Plans to recognize prior service of the Comsearch Transferred Employees under corresponding Allen retirement plans on and prior to the Closing Date as service with LCC and its Affiliates for purposes of eligibility (including eligibility for early retirement benefits) and vesting (but not benefit accrual) thereunder. The benefit coverage which will be provided under the LCC Retirement Plans shall commence on the day immediately following the Closing Date.

           (j) As soon as practicable following the Closing Date, the LCC Transferred Employees shall be eligible to participate in Allen's retirement plans ("Allen Retirement Plans") on the same terms and conditions as similarly situated employees of Allen are eligible to participate therein, subject to the terms and conditions of such plans. Allen shall cause the Allen Retirement Plans to recognize prior service of the LCC Transferred Employees under corresponding LCC retirement plans on and prior to the Closing Date as service with Allen and its Affiliates for purposes of eligibility (including eligibility for early retirement benefits) and vesting (but not benefit accrual) thereunder. The benefit coverage which will be provided under the Allen Benefit Plans shall commence on the day immediately following the Closing Date.

           (k) Each Principal Party shall not, and shall cause its Affiliates not to, issue or approve any written release or announcement to any employee concerning the transactions contemplated by this Agreement without the prior approval of the other Principal Party (which approval shall not be unreasonably withheld).

           (l) No provision of this Article 8 shall create any third party beneficiary rights in any employee or former employee (including any beneficiary or dependent of such employee or former employee) of Allen or LCC with respect to continued or resumed employment or other matters, or create any rights in any such persons in respect of any benefit plan or arrangement.

           (m) Allen and LCC acknowledge and agree that LCC or any of its Affiliates shall be entitled to offer employment to and employ the employees of LCC AS set forth in Schedule 8.7(m), and no party shall have any claim against any other party with respect thereto.

           (n) (i) LCC agrees to seek promptly a determination letter with respect to the Tax qualification of the LCC 401(k) Plan (the "LCC Determination Letter") and shall furnish a copy thereof to Allen promptly after LCC's receipt thereof. As soon as practicable following the receipt by Allen of a copy of the LCC Determination Letter, Allen will cause the account balances (including loan balances) of all Comsearch Transferred Employees in the Allen 401(k) Plan, including all amounts required to fund the unvested portion of all profit-sharing contributions to such Comsearch Transferred Employees, to be transferred to the LCC 401(k) Plan and LCC will cause the LCC 401(k) Plan to accept such transfer. To the extent permitted under Applicable Law, the account balances transferred from the Allen 401(k) Plan shall continue to be subject to the same vesting schedule in the LCC 401(k) Plan as was applicable prior to such transfer, provided, however, that if any Comsearch Transferred Employee is terminated involuntarily by LCC or its Affiliates prior to full vesting, such Comsearch Transferred Employee shall be fully vested in his or her transferred account balance, provided further that if such additional vesting cannot be provided under the terms of the LCC 401(k) Plan, LCC or its Affiliates shall make a payment to the involuntarily terminated Comsearch Transferred Employee equal to the amount of such employee's transferred account balance which has been forfeited. LCC shall have no obligation to make any profit-sharing contribution described in the Allen 401(k) Plan to any Comsearch Transferred Employee.

              (ii) As soon as practicable following the receipt by LCC of the LCC Determination Letter, LCC will cause the account balances (including loan balances) of all LCC Transferred Employees in the LCC 401(k) Plan to be transferred to the Allen 401(k) Plan and Allen will cause the Allen 401(k) Plan to accept such transfer.


       8.8 WELFARE BENEFIT PLANS.

           (a) As of the Closing Date or as soon thereafter as practicable, each Comsearch Transferred Employee shall cease to participate in Allen's employee welfare benefit plans. Allen's employee welfare benefit plans shall be liable for the payment of the benefit claims incurred by any such Comsearch Transferred Employee and/or any such employee's eligible dependents on or prior to the Closing Date in accordance with the terms of the applicable plan. LCC's employee welfare benefit plans shall cover the Comsearch Transferred Employees who participated in Allen's employee welfare benefit plans. The group health plan made available by LCC to provide medical coverage for Comsearch Transferred Employees and their dependents pursuant to this Section 8.8 shall waive any applicable waiting periods for coverage of Comsearch Transferred Employees and their dependents and shall not contain any exclusion or limitation with respect to any pre-existing condition of a Comsearch Transferred Employee or any dependents of a Comsearch Transferred Employee. LCC will provide under its comprehensive medical and dental plans for integration of current year co-payments, co-insurance and payments made under a deductible in Allen's corresponding plans.

           (b) As of the Closing Date or as soon thereafter as practicable, each LCC Transferred Employee shall cease to participate in LCC's employee welfare benefit plans. LCC's employee welfare benefit plans shall be liable for the payment of the benefit claims incurred by any such LCC Transferred Employee and/or any such employee's eligible dependents on or prior to the Closing Date in accordance with the terms of the applicable plan. Allen's employee welfare benefit plans shall cover the LCC Transferred Employees who participated in LCC's employee welfare benefit plans. The group health plan made available by Allen to provide medical coverage for LCC Transferred Employees and their dependents pursuant to this Section 8.8(b) shall waive any applicable waiting periods for coverage of LCC Transferred Employees and their dependents and shall not contain any exclusion or limitation with respect to any pre-existing condition of a LCC Transferred Employee or any dependents of a LCC Transferred Employee. Allen will provide under its comprehensive medical and dental plans for integration of current year co-payments, co-insurance and payments made under a deductible in LCC's corresponding plans.

       8.9 SEVERANCE POLICY.

           (a) As of the Closing Date, LCC shall have in force (i) a severance and employee termination policy (the "Section 8.9(a)(i) Plan") covering the Comsearch Transferred Employees who were covered by Allen's Key Employee Severance Policy on the Closing Date, which provides benefits which are not less favorable to such Comsearch Transferred Employees than Allen's Key Employee Severance Policy (the "Comsearch Transferred Option Employees"), and (ii) a severance policy (the "Section 8.9(a)(ii) Plan") covering the other Comsearch Transferred Employees ("Comsearch Other Transferred Employees") which provides for severance benefits equal to four weeks' salary plus one week's salary for each full year of service, including service with predecessors. LCC shall maintain such severance and employee termination policies in effect for a minimum of one year after the Closing Date. In the administration of such policies or any severance policy applicable after such minimum one year period, LCC shall recognize service with Allen as service with LCC.

           (b) As of the Closing Date, Allen shall have in force a severance policy covering the LCC Transferred Employees which provides for severance benefits equal to four weeks' salary plus one week's salary for each full year of service. Allen shall maintain such severance and employee termination policy in effect for a minimum of one year after the Closing Date. In the administration of such policy or any severance policy applicable after such minimum one year period, Allen shall recognize service with LCC as service with Allen.

           (c) (i) Allen shall reimburse LCC for the excess of any amounts paid by LCC to Comsearch Transferred Option Employees under the Section 8.9(a)(i) Plan as a result of the termination of their employment by LCC on or prior to the date 150 days following the Closing Date for up to thirteen (13) of the Comsearch Transferred Option Employees (as selected by LCC), but only to the extent the amount so paid by LCC exceeds the amount which would have been payable by LCC had such Comsearch Transferred Option Employees been covered by the Section 8.9(a)(ii) Plan instead of the Section 8.9(a)(i) Plan.

              (ii) If within 150 days after the Closing Date LCC elects to terminate the employment of more than 40 Comsearch Other Transferred Employees, Allen shall reimburse LCC for the total amount of the severance benefits paid by LCC under the Section 8.9(a)(ii) Plan to such Comsearch Other Transferred Employees in excess of 40 (as selected by LCC); provided, however, that the aggregate liability of Allen pursuant to this Section 8.9(c)(ii) shall not exceed $200,000.

              (iii) Allen shall reimburse LCC for any amounts due to LCC pursuant to this Section 8.9(c) within ten (10) days after receipt of a written statement therefor from LCC, setting forth the manner in which such obligation was computed.

       8.10 LITIGATION ASSISTANCE. In order to assist each Principal Party in its resolution of all actions, claims, demands, suits, proceedings, arbitrations, grievances, citations, summons, subpoenas, inquiries, or investigations of any nature, whether made or initiated before or after the Closing Date, with respect to any fact, circumstance, situation, condition, occurrence or event on or prior to the Closing Date in connection with such Principal Party's Applicable Business (the "Claims"), each Principal Party shall cooperate and provide such reasonable assistance as is necessary to resolve the Claims related to the other Principal Party's Applicable Business on an efficient and economic basis. Such cooperation shall include, but not be limited to, making employees of such Applicable Business reasonably available in order to investigate, defend and resolve the Claims, dealing with the Persons making such Claims and working with the applicable insurance carrier.

       8.11 HEALTH CARE ADMINISTRATION. Each party shall retain its liability to those former employees whose employment was terminated on or prior to the Closing Date and who are eligible to receive COBRA benefits under Section 4980B of the Code.

       8.12 TAX RETURNS.

           (a) Each Principal Party shall prepare or cause to be prepared and timely file all Tax Returns with respect to Taxes for such Principal Party's Applicable Business, and shall timely pay all Taxes constituting Comsearch Excluded Liabilities (in the case of Allen) or LCC

Products Excluded Liabilities (in the case of LCC) for all taxable periods ending on or prior to the Closing Date, even though such Tax Returns or Taxes are not due until after the Closing Date. Such Tax Returns shall be prepared and filed in a manner consistent with prior Tax Returns.

           (b) (i) LCC shall prepare or cause to be prepared all Tax Returns with respect to Taxes for the Comsearch Subsidiaries for all Tax periods that begin on or prior to the Closing Date and end after the Closing Date; provided, however, that LCC shall provide Allen with the opportunity to review and comment on such Tax Returns prior to the filing thereof. LCC shall timely file all such Tax Returns. With respect to the Taxes, if any, shown as due on such Tax Returns, LCC shall timely pay the portion of such Taxes relating to the period after the Closing Date, and Allen shall timely pay to LCC the portion of such Taxes constituting Comsearch Excluded Liabilities.

              (ii) Allen shall prepare or cause to be prepared all Tax Returns with respect to Taxes for LCC AS for all Tax periods that begin on or prior to the Closing Date and end after the Closing Date; provided, however, that Allen shall provide LCC with the opportunity to review and comment on such Tax Returns prior to the filing thereof. Allen shall timely file all such Tax Returns. With respect to the Taxes, if any, shown as due on such Tax Returns, Allen shall timely pay the portion of such Taxes relating to the period after the Closing Date, and LCC shall timely pay to Allen the portion of such Taxes constituting LCC Products Excluded Liabilities.

              (iii) For Tax periods that begin on or prior to the Closing Date and end after the Closing Date, the Taxes related to such Tax periods shall be allocated and apportioned to the parties on the basis of an interim closing of the books as of the end of the Closing Date. Any Tax adjustments occurring during such periods shall be allocated to the pre-Closing period and the post-Closing period based on a simulated Tax Return for each such period.

           (c) After the Closing Date, each Principal Party shall, as may be reasonably requested by the other Principal Party:

              (i) assist such other Principal Party in preparing any Tax Returns or reports which such other Principal Party is responsible for preparing and filing with respect to such other Principal Party's Applicable Business;

              (ii) cooperate fully in preparing for any audits of, or any disputes with taxing authorities regarding, any Tax Returns of or including the Applicable Business of such other Principal Party; and

              (iii) retain and make available to such other Principal Party and to any taxing authority all information, records and documents reasonably requested relating to Taxes of the Applicable Business of such other Principal Party.

       8.13 LIABILITY FOR TRANSFER TAXES AND RELATED MATTERS. Each Principal Party shall be responsible for the timely payment of, and shall indemnify and hold harmless the other Principal Party and its Affiliates against, all sales (including, without limitation, bulk sales), use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, firearm, ammunition, license and other similar Taxes and fees ("Transfer Taxes"), arising out of or in connection with or attributable to the transfer of any assets of such Principal Party or any of its Affiliates pursuant to this Agreement. Each Principal Party shall prepare and timely file all Tax Returns required to be filed in respect of such Transfer Taxes, provided that the other Principal Party shall be permitted to prepare any such Tax Returns that are the primary responsibility of such other Principal Party or any of its Affiliates under Applicable Law. Each Principal Party's preparation of any such Tax Returns shall be subject to the other Principal Party's approval, which approval shall not be withheld unreasonably.

       8.14 NON-COMPETITION.

           (a) For a period of three (3) years from the date of this Agreement (the "Noncompetition Period"), (i) LCC agrees that it shall not, and shall cause its Affiliates not to, directly or indirectly, manufacture, assemble, produce, distribute or promote field test measurement equipment and related field test measurement analysis software regardless of whether handsets are connected directly or indirectly to a computer that competes with equipment and related field test measurement analysis software currently manufactured, assembled or produced by the LCC Products Business or Grayson, and any subsequent versions of such equipment or software, and (ii) Allen agrees that it shall not, and shall cause its Affiliates not to, directly or indirectly, engage in any business that competes, directly or indirectly, with the Comsearch Business, the LCC Services Business or any business currently conducted by any of LCC's Affiliates, including, without limitation, the provision of network deployment services, network optimization design services, benchmarking services, drive testing and asset management for the communications industry, telecommunications consulting and radio frequency engineering services and related network propagation software (such as LCC's "Golf" product); provided that the foregoing shall not
(i) prevent Allen from providing (A) solely in conjunction with the sale of systems products, any ancillary services currently provided by its systems businesses or (B) emergency 911 geolocation services or (C) drive testing services in the United Kingdom and France, or (ii) prevent LCC and its Affiliates from (A) performing their obligations under the Supply Agreement (as defined in Section 8.16) or (B) purchasing, acquiring, sourcing, using or recommending any product that competes, directly or indirectly, with a product of the LCC Products Business or Grayson as long as (1) the purchase, acquisition, sourcing or use of such product is requested by a customer of the LCC Services Business, without instigation by LCC or its Affiliates, or (2) the same product, or a similar product with the same or better functionality, features, performance and quality, is not available for purchase from Grayson on substantially the same or better price, delivery and other terms, taken as a whole, in the reasonable judgment of LCC. During the Noncompetition Period, LCC agrees to provide Allen with five (5) days prior written notice of its intention to purchase for its internal use any product that competes, directly or indirectly, with a product of the LCC Products Business or Grayson.

           (b) Each Principal Party acknowledges and agrees that the time, scope, geographic area and other provisions of this Section 8.14 have been specifically negotiated and carefully tailored with a view to preventing the serious and irreparable injury the other Principal Party will suffer in the event of competition by such Principal Party with the other Principal Party during the Noncompetition Period. Each Principal Party is providing the benefits set forth in this Agreement in reliance on the other Principal Party's representation that the restrictions on it set forth in this Section 8.14 will not impose an undue hardship on such other Principal Party. Each Principal Party further acknowledges that its or any of its Affiliates' breach of this Section
8.14 will cause irreparable injury to the other Principal Party, the exact amount of which will be difficult to ascertain, and that the remedies at law for such breach would be inadequate. Accordingly, if a Principal Party or any of its Affiliates breaches this Section 8.14, then the other Principal Party shall be entitled to injunctive relief without posting bond or other security, but upon due notice. If a Principal Party or any of its Affiliates violates this Section
8.14 and the other Principal Party brings legal action for injunctive or other relief, such other Principal Party shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of noncompetition set forth in this Section 8.14. Accordingly, the covenant set forth in this Section 8.14 shall be deemed to be extended by the time between the date of the first violation of Section 8.14 by such Principal Party or any of its Affiliates and the date such relief is granted.

           (c) In the event that, despite the express agreement of the parties, any provision of this Section 8.14 shall be determined by any Governmental Authority of competent jurisdiction to be unenforceable for any reason whatsoever, the parties agree that the restrictions of time, scope, or geographic area reasonable under the circumstances, as determined by such Governmental Authority, shall be substituted for any such restrictions held unenforceable.

       8.15 BULK SALES LAW. Each party hereby waives compliance by the other parties with any bulk sales laws or similar laws relating to notice to creditors which may be applicable to the transactions contemplated hereby.

       8.16 PRODUCT SUPPLY AGREEMENT. At the Closing, Allen and LCC shall enter into a Product Supply Agreement in the form attached hereto as Exhibit A (the "Supply Agreement").

       8.17 TRANSITIONAL MATTERS.

           (a) For the Transition Period (as defined in Section 8.17(b)), (i) each Principal Party shall use commercially reasonable efforts to assist the other Principal Party in collecting the accounts receivable purchased by such other Principal Party or any of its Affiliates hereunder and shall promptly pay over to such other Principal Party any amounts paid to it in respect of any such purchased accounts receivable and (ii) each Principal Party shall use commercially reasonable efforts to assist the other Principal Party in preparing an opening balance sheet for the Applicable Business acquired by it hereunder.

           (b) The parties acknowledge that a transition period from the Closing Date until the date 90 days immediately following the Closing Date (the "Transition Period") is required in order to relocate the LCC Transferred Employees to Allen's facilities and to transition the management, accounting and information systems of each Principal Party's Applicable Business to the other Principal Party. LCC hereby grants to Allen the right (the "McLean Facility Right"), subject to and in accordance with all the terms, covenants and conditions of the lease Contract applicable to the McLean Facility, to (A) occupy and use the space, telephones, facsimile machines and computers at the McLean Facility currently occupied or used by the LCC Transferred Employees for their intended and usual purpose in connection with the operation of the LCC Products Business, and (B) store the tangible personal property included in the LCC Purchased Assets at the current location of such LCC Purchased Assets in the McLean Facility. The McLean Facility Right shall commence on the Closing Date and shall terminate on the earlier of (A) the last day of the Transition Period and (B) the date 15 days after delivery of a termination notice from Allen to LCC with respect to the McLean Facility; provided, however, that Allen may extend the McLean Facility Right by 30 days upon written notice to LCC no later than 15 days prior to the last day of the Transition Period, in which case the McLean Facility Right shall end on the date 30 days after the last day of the Transition Period, unless the parties mutually agree that a longer period of time ("Extension Period") is reasonably required in order to accommodate (i) the fact that LCC is occupying the third floor of the Reston Facility which Allen will sublease, and (ii) an appropriate period for Allen to build out the third floor of the Reston Facility and move the LCC Transferred Employees and the Purchased Assets to such third floor, in which case the McLean Facility Right shall end at the expiration of the Extension Period. Allen shall reimburse LCC for (A) a pro rata share of the rent payable by LCC with respect to the McLean Facility, based on the proportion of the total square footage at the McLean Facility occupied by LCC Transferred Employees or LCC Purchased Assets, for the period from the Closing Date until the later of (1) the date the McLean Facility Right terminates pursuant to this Section 8.17(b)(ii) and (2) the first date on which no LCC Transferred Employees or LCC Purchased Assets remain in the McLean Facility, and (B) out-of-pocket costs and expenses incurred by LCC in connection with other transition services provided, including long distance telephone charges, facsimile charges, copying charges and similar costs. Such reimbursements shall be made by Allen monthly in arrears within ten (10) days after receipt of an invoice therefor from LCC. Upon termination of the McLean Facility Right pursuant to this Section 8.17(b)(ii), Allen shall deliver the space in the McLean

Facility used by it in "broom clean" condition and otherwise in the same condition as at the Closing, except for normal wear and tear.

           (c) Each Principal Party shall provide such management, accounting and information systems support requested by the other Principal Party and agreed to by it during the Transition Period (such agreement not to be unreasonably withheld). Without limiting the generality of the foregoing, (i) LCC shall make J. Michael Bonin and Eirik Lund available to provide management support services to the LCC Products Business during the Transition Period, as requested by Allen and agreed to by LCC, it being understood that the Principal Parties will act reasonably and in good faith to accommodate their respective requirements regarding such persons, and (ii) LCC shall make Shibley Shibley available full time to provide management support services to the LCC Products Business during the Transition Period, in each case to the extent such person is employed by LCC or its Affiliates during the Transition Period. Each Principal Party shall reimburse the other Principal Party and its Affiliates for all costs and expenses incurred by the other Principal Party and its Affiliates in providing such management, accounting and information systems support, including
(i) the pro rata share of the salary and benefits of the employees providing such support based on the percent of such employees' time (assuming a 40 hour work week) spent providing such support during the Transition Period, and (ii) out-of-pocket costs and expenses incurred by the other Principal Party in connection with such support. Such reimbursements shall be made by each Principal Party monthly in arrears within ten (10) days after receipt of an invoice therefor from the other Principal Party.

           (d) Each Principal Party shall use its reasonable efforts to agree to a revised Schedule 10.6 and a revised Schedule 11.5 within five Business Days after the date hereof, which revised Schedules shall be attached hereto and shall list only such consents, waivers and other approvals the absence of which would constitute a Comsearch Material Adverse Effect or a LCC Material Adverse Effect, as the case may be.

       8.18 NO SOLICITATION. During the term of this Agreement, each party shall not, and shall cause its Affiliates and any Person acting on behalf of such party or its Affiliates not to, (a) solicit or encourage inquiries or proposals for, or enter into any discussions with respect to, the acquisition of the Comsearch Purchased Assets (in the case of Allen and its Affiliates) or the LCC Purchased Assets (in the case of LCC and its Affiliates) or any properties or assets held for use in connection with, necessary for the conduct of, or otherwise material to, the Comsearch Business (in the case of Allen and its Affiliates) or the LCC Products Business (in the case of LCC and its Affiliates), or (b) furnish or cause to be furnished any non-public information concerning the Comsearch Purchased Assets, the Comsearch Subsidiaries, or the Comsearch Business (in the case of Allen and its Affiliates), or the LCC Purchased Assets, LCC AS, or the LCC Products Business (in the case of LCC and its Affiliates), in each case other than in the ordinary course of business or pursuant to Applicable Law and after prior written notice to LCC (in the case of Allen and its Affiliates) or Allen (in the case of LCC and its Affiliates).

       8.19 SOFTWARE LICENSE. From and after the Closing, Allen grants LCC and its Affiliates a non-exclusive, worldwide and royalty free license to use all software contained in the Retained LCC Products solely in conjunction with the LCC Retained Products for the duration of the useful life of such LCC Retained Products. Such license is solely for LCC's use of such software and is not a license to distribute, copy, modify, or create derivative works therefrom. LCC will not, without the prior written consent of Allen, do any of the following:
(i) alter, modify, translate, or adapt any such software or create any definitive works based thereon; (ii) copy such software (except that LCC may make one copy for archival purposes); (iii) assign, sublicense or otherwise transfer such software in whole or in part; (iv) use such software except as specifically contemplated in this Agreement; (v) decompile, reverse, assemble, translate or otherwise reduce such software or any portion thereof to human-perceivable form; (vi) combine or merge any portion of such software with any other software; (vii) disclose such software to any third party; or (viii) use any such software to upgrade any product not manufactured and/or sold by Allen. Except to the extent of any license granted herein, the entire right, title and interest in such software will remain with Allen.

       8.20 WARRANTY CLAIMS.

           (a) Allen shall honor warranty claims made with respect to products sold or services performed on or prior to the Closing by the LCC Products Business (the "LCC Products Warranty Claims") only in strict accordance with the terms of such warranty, and shall notify LCC on a monthly basis of the costs incurred in fulfilling valid LCC Products Warranty Claims. LCC shall have the right to review and audit the books and records of Allen regarding Allen's fulfillment of LCC Products Warranty Claims and the costs incurred in connection therewith. If the costs incurred by Allen to fulfill LCC Products Warranty Claims exceeds the reserve therefor set forth in the last LCC Products Subsequent Monthly Financial Statement delivered to Allen prior to the Closing Date (not to exceed the product of (i) the amount of the revenues of the LCC Products Business for the one year period ending on the date of such LCC Products Subsequent Monthly Financial Statement, multiplied by (ii) a fraction, the numerator of which is equal to the reserve for such warranty obligations in the LCC Products June 30 Balance Sheet, and the denominator of which is equal to the revenues of the LCC Products Business for the one year period ending on June 30, 1998), Allen shall invoice LCC on a monthly basis for all such costs in excess of such reserves, and LCC shall pay the amount of such costs to Allen within ten (10) days after LCC's receipt of such invoice.

           (b) LCC shall honor warranty claims made with respect to products sold or services performed on or prior to the Closing by the Comsearch Business (the "Comsearch Warranty Claims") only in strict accordance with the terms of such warranty, and shall notify Allen on a monthly basis of the costs incurred in fulfilling valid Comsearch Warranty Claims. Allen shall have the right to review and audit the books and records of LCC regarding LCC's fulfillment of Comsearch Warranty Claims and the costs incurred in connection therewith. If the costs incurred by LCC to fulfill Comsearch Warranty Claims exceeds the reserve therefor set forth in the last Comsearch Subsequent Monthly Financial Statement delivered to LCC prior to the Closing Date (not to exceed the product of (i) the amount of the revenues of the Comsearch Business for the one year period ending on the date of such Comsearch Subsequent Monthly Financial Statement, multiplied by (ii) a fraction, the numerator of which is equal to the reserve for such warranty obligations in the Comsearch June 30 Balance Sheet, and the denominator of which is equal to the revenues of the Comsearch Business for the one year period ending on June 30, 1998), LCC shall invoice Allen on a monthly basis for all such costs in excess of such reserves, and Allen shall pay the amount of such costs to LCC within ten (10) days after Allen's receipt of such invoice.

       8.21 DESKCAT LICENSE AGREEMENT. At the Closing, Allen and LCC shall enter into a License Agreement in the form attached hereto as Exhibit B (the "Deskcat License Agreement").

       8.22 LCC COMBINED CONTRACTS.

           (a) As used in this Agreement, "LCC Combined Contracts" means (i) the Software License and Service Agreement, dated as of July 1, 1995, by and between Western Wireless Corporation and LCC, L.L.C. (the "Western Wireless Agreement") and (ii) the Software License and Service Agreement, dated as of June 30, 1995, by and between LCC, L.L.C. and Bell South China, Inc. (the "BSC Agreement").

           (b) LCC shall use its reasonable efforts to obtain the consent of the other party to the Western Wireless Agreement to (i) terminate the provisions of
Section 6.1 of such Agreement or (ii) assign to Allen the obligations under Sections 6.1.1, 6.1.3, 6.1.4, 6.1.5, 7.1.3 and 8 of such Agreement, subject to the limitations and requirements set forth in Sections 7.2, 7.3, 8.5, 9 and 10 thereof.

           (c) LCC shall retain as a LCC Excluded Asset the BSC Agreement. In the event Western Wireless Corporation does not consent to the assignment described in Section 8.22(b), LCC shall purchase from Allen, and Allen shall sell to LCC, all existing products of the LCC Products Business ordered under the Western Wireless Agreement at a price equal to the purchase price therefor under the Western Wireless Agreement and Allen shall perform the obligations of LCC thereunder with respect to any products sold to Western Wireless Corporation under the Western Wireless Agreement after the Closing, provided that Allen shall have no obligations under Section 6.1.2 thereof.

       8.23 CERTAIN MATTERS RELATED TO LCC AS.

           (a) LCC shall pay all amounts due and payable to European Technology Partner AS pursuant to Section 2.2(c) of that certain Asset Purchase Agreement, dated as of December 30, 1996, between European Technology Partner AS and LCC International AS (the "LCC AS Asset Purchase Agreement") when due, without regard to any acceleration of such amounts as a result of the termination of any employee of LCC AS or otherwise pursuant to the LCC AS Asset Purchase Agreement. Subject to LCC's compliance with the foregoing, Allen agrees to take all necessary or desirable actions to assist LCC in terminating and releasing the bank guarantee referred to in Section 2.2(d) of the LCC AS Asset Purchase Agreement after January 5, 2000, at LCC's cost and expense.

           (b) LCC will cause LCC AS to use its cash on hand and cash equivalents on the Closing Date other than restricted cash (the "LCC AS Closing Cash") to pay down the LCC AS Working Capital Facility at the Closing. To the extent that the LCC AS Closing Cash is insufficient to pay down all amounts outstanding under the LCC AS Working Capital Facility at the Closing, Allen agrees to pay down at the Closing up to $2,000,000 of the amounts outstanding under the LCC AS Working Capital Facility after application of the LCC AS Closing Cash, and LCC shall pay down the remainder of the amounts outstanding thereunder. To the extent that the LCC AS Closing Cash exceeds the amounts outstanding under the LCC AS Working Capital Facility at the Closing, LCC AS shall be permitted to transfer such cash to LCC on or prior to the Closing in an amount equal to such excess. Subject to the foregoing, LCC agrees to terminate the LCC AS Working Capital Facility, to cause the Lien on the shares of capital stock and assets of LCC AS in favor of the lenders under the LCC AS Working Capital Facility to be released, and to cause LCC AS and its assets to be released from any obligation with respect to the Second Amended and Restated Credit Agreement, dated December 15, 1997, among LCC, LCC AS, LCC Design Services, LLC, LCC Development Company, LLC, Microcell Management, Inc., the lenders signatory thereto and The Chase Manhattan Bank (the "LCC Credit Agreement"), in each case effective on the Closing Date, pursuant to documentation reasonably satisfactory in form and substance to Allen (collectively, the "Chase Releases").

           (c) On or prior to the Closing Date, LCC shall terminate its intercompany revolving credit agreement with LCC AS (the "LCC AS Intercompany Credit Agreement") and convert all amounts outstanding thereunder at the time of such termination into share capital of LCC AS, pursuant to documentation reasonably satisfactory to Allen (the "Capital Contribution Documents").

           (d) LCC shall use its best efforts to cause LCC AS to terminate the employment agreement, dated December 30, 1996, between LCC AS and Eirik Lund on or prior to the Closing Date, with any cost to LCC AS in connection with such termination to be borne by LCC. In the event of such termination, LCC shall obtain from Mr. Lund (i) his agreement that such termination does not accelerate any amount payable under the LCC AS Asset Purchase Agreement and (ii) his full and unconditional release of LCC AS from any obligation other than the payment of the deferred purchase price under the LCC AS Asset Purchase Agreement (collectively, the "Lund Release"). The Lund Release shall be in form and substance reasonably satisfactory to Allen. In the event LCC AS does not so terminate Mr. Lund's employment, then LCC shall pay any accelerated payments owed to Mr. Lund pursuant to the LCC AS Asset Purchase Agreement when due and shall pay any severance costs and other costs incurred by LCC AS under Mr. Lund's existing employment agreement or at law as a result of any termination of his employment within 150 days after the Closing Date.

           (e) Allen hereby grants, and shall cause LCC AS to grant, to LCC the right, subject to and in accordance with all the terms, covenants and conditions of the real property lease agreement, dated July 10, 1997, between TH Elendon AS and LCC AS with respect to the facility located in Skarer, Norway (the "LCC AS Facility"), to occupy and use, rent-free, the space, telephones, facsimile machines and computers at the LCC AS Facility currently occupied or used by the employees of LCC AS set forth in Schedule 8.7(m) for their intended and usual purpose. Such right shall commence on the Closing Date and shall terminate on the earlier of (A) December 31, 1999 and (B) the date 30 days after delivery of a termination notice from LCC to Allen. LCC shall reimburse Allen for out-of-pocket costs and expenses incurred by Allen for other services provided in connection with such right, including long distance telephone charges, facsimile charges, copying charges and similar costs. Such reimbursements shall be made by LCC monthly in arrears within ten (10) days after receipt of an invoice therefor from Allen. Upon termination of such right pursuant to this
Section 8.23(e), LCC shall deliver the space in the LCC AS Facility used by it in "broom clean" condition and otherwise in the same condition as at the Closing, except for normal wear and tear.

       8.24 TELESPECTRO LEASE GUARANTEE AGREEMENTS. LCC shall use its best efforts to cause Allen to be released from its obligations under the Telespectro Lease Guarantee Agreements on or prior to the Closing, and to that effect, LCC shall agree to enter into comparable guarantee agreements with the other parties to the Telespectro Lease Guarantee Agreements, and to post a comparable bond in connection therewith, as of the Closing.

       8.25 RESTON FACILITY LEASE. (a) LCC hereby grants to Allen the right (the "Reston Facility Right"), subject to and in accordance with all the terms, covenants and conditions of the Reston Lease, to occupy and use the third floor space at the Reston Facility for their intended and usual purpose in connection with the operation of the LCC Products Business at a rent equal to the rental rate in effect from time to time under the Reston Lease as in effect on the date hereof and subject to the other benefits and burdens imposed upon the "Tenant" under the Reston Lease as in effect on the date hereof. The Reston Facility Right shall commence on the date LCC vacates the third floor of the Reston Facility and shall terminate upon expiration of the Reston Lease (without giving effect to an earlier termination thereof by LCC), provided, however, in the event that the Reston Lease is terminated as a result of LCC's election not to exercise a renewal or similar option, upon request of Allen, LCC will use commercially reasonable efforts to assist Allen in obtaining a continuing lease for the space in the Reston Facility then occupied by Allen. The parties shall negotiate in good faith and enter into a sublease agreement on the Closing Date, which agreement shall include the foregoing terms and such other terms that are mutually agreeable to them.

           (b) Allen hereby agrees that it shall remain liable under the Reston Lease following the Closing Date in accordance with the applicable provisions of
Section 6.4 thereof, subject to Section 14.2(h) hereof..

                                    ARTICLE 9

               MUTUAL CONDITIONS PRECEDENT TO OBLIGATIONS TO CLOSE

       Unless waived by both Allen and LCC, the obligations of the parties hereto to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

       9.1 HSR ACT. All filings required under the HSR Act, if any, shall have been made, and all waiting periods, including any extensions thereof, applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or been waived or otherwise terminated.

       9.2 ABSENCE OF LITIGATION. No order, injunction, judgment or decree by any Governmental Authority shall be in effect which enjoins, restrains or prohibits the consummation of the transactions contemplated by this Agreement.


                                   ARTICLE 10

                     CONDITIONS TO LCC'S OBLIGATION TO CLOSE

       The obligations of LCC and LCC GmbH to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless otherwise waived by
LCC:

       10.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Allen contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects (in the case of any representations and warranties not containing any materiality qualifications) or in all respects (in the case of any representations or warranties containing any materiality qualification) as of the date made and on and as of the Closing Date.

       10.2 PERFORMANCE. Allen and ATII shall have duly performed or complied with all of the covenants, acts and obligations to be performed or complied with by them hereunder at or prior to the Closing.

       10.3 ALLEN'S CLOSING DOCUMENTS. Each of Allen and ATII shall have delivered all Contracts and other documents required to be delivered by it at the Closing, including, without limitation, those described in Section 12.1.

       10.4 APPROVAL OF LENDER. LCC shall have obtained the consent of The Chase Manhattan Bank, as Administrative Agent, to the transactions contemplated hereby.

       10.5 DUE DILIGENCE. LCC shall not have given notice to Allen on or prior to October 9, 1998 of its desire to terminate this Agreement pursuant to Section 15.1(b).

       10.6 CONSENTS. Allen shall have obtained, and shall have delivered evidence thereof to LCC, such consents, waivers and other approvals set forth on revised Schedule 10.6, to be agreed between the Principal Parties pursuant to
Section 8.17(d), the absence of which would have, or be reasonably likely to have, a material adverse effect on the results of operations, financial condition or prospects of the Comsearch Business involving, individually or in the aggregate, $500,000, each of which shall be in form and substance reasonably satisfactory to LCC.

       10.7 COMSEARCH TRANSFERRED EMPLOYEES. LCC shall not have given notice to Allen on or prior to October 9, 1998 of its desire to terminate this Agreement pursuant to Section 15.1(f)



                                   ARTICLE 11

                   CONDITIONS TO ALLEN'S OBLIGATIONS TO CLOSE

       The obligations of Allen and ATII to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless otherwise waived by
Allen:

       11.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of LCC contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects (in the case of any representations and warranties not containing any materiality qualifications) or in all respects (in the case of representations and warranties containing any materiality qualification) as of the date made and on and as of the Closing Date.

       11.2 PERFORMANCE. LCC and LCC GmbH shall have performed or complied with all covenants, acts and obligations to be performed or complied with by them hereunder at or prior to the Closing.

       11.3 LCC'S CLOSING DOCUMENTS. Each of LCC and LCC GmbH shall have delivered all Contracts and other documents required to be delivered by it at the Closing, including, without limitation, those described in Section 12.2.

       11.4 DUE DILIGENCE. Allen shall not have given notice to LCC on or prior to October 9, 1998 of its desire to terminate this Agreement pursuant to Section 15.1(b).

       11.5 CONSENTS. LCC shall have obtained, and shall have delivered evidence thereof to Allen, all consents, waivers and other approvals set forth on revised
Schedule 11.5, to be agreed between the Principal Parties pursuant to Section 8.17(d), the absence of which would have, or be reasonably likely to have, a material adverse effect on the results of operations, financial condition or prospects of the Comsearch Business involving, individually or in the aggregate, $500,000, each of which shall be in form and substance reasonably satisfactory to Allen.

       11.6 LCC TRANSFERRED EMPLOYEES. Allen shall not have given notice to LCC on or prior to October 9, 1998 of its desire to terminate this Agreement pursuant to Section 15.1(f).


                                   ARTICLE 12

                          ACTION TO BE TAKEN AT CLOSING

       12.1 ACTION TO BE TAKEN BY ALLEN. At the Closing, Allen shall deliver to LCC the following:

            (a) executed assignments, dated the Closing Date, in appropriate form for filing with applicable Governmental Authorities, of the Comsearch Patents and Trademarks;

            (b) an executed document of assignment, dated the Closing Date, transferring all Contracts constituting Comsearch Purchased Assets to LCC and assigning to LCC all right, title and interest of Allen therein and thereto;

            (c) an executed Bill of Sale, dated the Closing Date, conveying all Comsearch Purchased Assets not otherwise transferred or conveyed by the documents delivered pursuant to clauses (a) and (b) hereof;

            (d) the certificates evidencing all of the outstanding shares of capital stock of (i) Comsearch Holdings, accompanied by a stock power executed by Allen assigning such shares to LCC, (ii) Comsearch UK, and
       (iii) Telespectro, accompanied by a stock power executed by ATII assigning the share of capital stock of Telespectro owned by ATII to LCC;

            (e) an executed document of assumption, assuming the LCC Assumed Liabilities;

            (f) all such other general instruments of transfer, assignment and conveyance, assignments, evidences of consent, waiver or other approval, and other instruments or documents in form and substance satisfactory to LCC, as shall be necessary to evidence or perfect the sale, assignment, transfer and conveyance of the Comsearch Purchased Assets to LCC and effectively vest in LCC all right, title and interest in the Comsearch urchased Assets free and clear of any and all Liens, together with possession (or constructive possession, in the case of intangibles) thereof, all in accordance with the terms and conditions of this Agreement;

            (g) certificates of title to all motor vehicles included in the Comsearch Purchased Assets to be transferred to LCC hereunder, duly endorsed for transfer to LCC as of the Closing Date;

            (h) the Supply Agreement, executed by Allen;

            (i) the Deskcat License Agreement, executed by Allen;

            (j) the Chase Releases;

            (k) the Lund Release;

            (l) the Capital Contribution Documents;

            (m) the minute book and stock ledger book of each Comsearch Subsidiary;

            (n) the resignations of the directors and officers of each Comsearch Subsidiary;

            (o) a certificate executed by an authorized executive officer of Allen, dated the Closing Date, certifying that (i) the representations and warranties of Allen contained herein or in any certificate or other writing delivered pursuant hereto or in connection herewith are true and correct on and as of the Closing Date as if made again on and as of such date and (ii) all covenants, acts and obligations to be performed or complied with by Allen hereunder at or prior to the Closing have been duly performed and complied with by Allen;

            (p) a certificate executed by an authorized executive officer of ATII, dated the Closing Date, certifying that all covenants, acts and obligations to be performed or complied with by ATII hereunder at or prior to the Closing have been duly performed and complied with by ATII;

            (q) certified copies of the resolutions adopted by the Boards of Directors of Allen and ATII authorizing or ratifying this Agreement and authorizing the consummation by Allen and ATII of the transactions contemplated hereby;

            (r) the opinion of Rudnick & Wolfe, counsel to Allen and ATII, dated the Closing Date and addressed to LCC, in the form attached hereto as Exhibit C; and

            (s) such other certificates, instruments, opinions or documents as LCC may reasonably request in order to effect and document the transactions contemplated hereby.

       12.2 ACTION TO BE TAKEN BY LCC. At the Closing, LCC shall deliver to Allen the following:

            (a) executed assignments, dated the Closing Date, in appropriate form for filing with applicable Governmental Authorities, of the LCC Patents and Trademarks;

            (b) an executed document of assignment, dated the Closing Date, transferring all Contracts constituting LCC Purchased Assets to Allen and assigning to Allen all right, title and interest of LCC or LCC GmbH, as the case may be, therein and thereto;

            (c) an executed Bill of Sale, dated the Closing Date, conveying all LCC Purchased Assets not otherwise transferred or conveyed by the documents delivered pursuant to clauses (a) and (b) hereof;

            (d) the certificate evidencing all of the outstanding shares of capital stock of LCC AS, accompanied by a stock power executed by LCC assigning such shares to Allen;

            (e) an executed document of assumption, assuming the Comsearch Assumed Liabilities;

            (f) all such other general instruments of transfer, assignment and conveyance, assignments, evidences of consent, waiver or other approval, and other instruments or documents in form and substance satisfactory to Allen, as shall be necessary to evidence or perfect the sale, assignment, transfer and conveyance of the LCC Purchased Assets to Allen and effectively vest in Allen all right, title and interest in the LCC Purchased Assets free and clear of any and all Liens, together with possession (or constructive possession, in the case of intangibles) thereof, all in accordance with the terms and conditions of this Agreement;

            (g) certificates of title to all motor vehicles included in the LCC Purchased Assets to be transferred to Allen hereunder, duly endorsed for transfer to Allen as of the Closing Date;

            (h) the Supply Agreement, executed by LCC;

            (i) the Deskcat License Agreement, executed by LCC;

              (j) the minute book or other equivalent information of LCC AS;

              (k) the resignations of the directors of LCC AS;

              (l) certified copies of the resolutions adopted by the Board of Directors of LCC and the shareholders of LCC GmbH authorizing the consummation by LCC and LCC GmbH of the transactions contemplated hereby;

              (m) a certificate executed by an authorized executive officer of LCC, dated the Closing Date, certifying that (i) the representations and warranties of LCC contained herein or in any certificate or other writing delivered pursuant hereto or in connection herewith are true and correct on and as of the Closing Date as if made again on and as of such date and
       (ii) all covenants, acts and obligations to be performed or complied with by LCC hereunder at or prior to the Closing have been duly performed and complied with by LCC;

              (n) a certificate executed by an authorized executive officer of LCC GmbH, dated the Closing Date, certifying that all covenants, acts and obligations to be performed or complied with by LCC GmbH hereunder at or prior to the Closing have been duly performed and complied with by LCC GmbH;

              (o) the opinion of Hogan & Hartson L.L.P., counsel to LCC, dated the Closing Date and addressed to Allen, in the form attached hereto as Exhibit D;

              (p) the opinion of Wikborg, Rein & Co., counsel to LCC AS, dated the Closing Date and addressed to Allen, substantially to the effect that:

                     (i) LCC AS was incorporated and is validly existing under the laws of Norway;

                     (ii) LCC AS has the corporate power and corporate authority under its organizational documents to own, lease and operate its current properties and to transact the business in which it is currently engaged; and

                     (iii) the authorized, issued and outstanding shares of capital stock of LCC AS are as specified in such opinion, all of the issued and outstanding shares of capital stock of LCC AS are owned of record by LCC and, assuming the receipt of consideration as provided in resolutions of the Board of Directors of LCC AS authorizing the issuance thereof, all of such issued and outstanding shares of capital stock of LCC AS are validly issued, fully paid and nonassessable under the Norwegian corporation law.

       In rendering the foregoing opinion, it is understood that such counsel may rely, to the extent such counsel believes to be appropriate, as to matters of fact, upon certificates of officers of LCC AS and of public officials; and

              (q) such other certificates, instruments, opinions or documents as Allen may reasonably request in order to effect and document the transactions contemplated hereby.

       12.3 FURTHER ASSURANCES. At any time on or after the Closing, the parties hereto shall each perform such acts, execute and deliver such instruments, assignments, endorsements and other documents and do all such other things consistent with the terms of this Agreement as may be reasonably necessary to accomplish the transactions contemplated in this Agreement or otherwise to carry out the purpose of this Agreement.

       12.4 EFFECTIVE TIME. The effective time of the Closing shall be the close of business on the Closing Date.


                                   ARTICLE 13

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

       The representations and warranties contained in this Agreement and in any other document delivered pursuant hereto shall survive for a period of thirty
(30) months after the Closing Date and shall not survive thereafter; provided, however, that the representations and warranties contained in the first sentence of each of Section 5.14 and 6.14 shall survive without limitation and the representations and warranties set forth in Sections 5.9, 5.22, 5.23, 6.9, 6.22 and 6.23 shall survive until the date ninety (90) days immediately following the expiration of the statute of limitations applicable to any indemnified liability with respect thereto and any extensions or waivers thereof. The applicable period of survival of each representation and warranty contained in this Agreement is referred to herein as the "Survival Period". Any claim or cause of action based upon or arising out of a breach of a representation or warranty made hereunder or in any other document delivered pursuant hereto must be made within the Survival Period applicable thereto or the party against which such claim is made shall have no liability with respect thereto.

       Nothing contained in this Article, however, shall affect the obligations of any party to perform the agreements and covenants to be performed on its part hereunder or in connection herewith either before or after the Closing Date.

                                   ARTICLE 14

                          INDEMNIFICATION AND SURVIVAL

       14.1 INDEMNIFICATION OF LCC. From and after the Closing, Allen shall indemnify, defend and hold LCC and its Affiliates and their respective officers, directors, employees, agents, advisors and representatives (collectively, the "LCC Indemnitees") harmless from and against any and all costs, expenses, losses, damages, fines or liabilities (including reasonable attorneys' fees) ("LCC Damages") incurred by any LCC Indemnitee with respect to or in connection with:

              (a) the existence of any fact, circumstance, situation or condition constituting a breach or violation of any of the representations or warranties of Allen contained in this Agreement or in any document delivered pursuant hereto;

              (b) the existence of any fact, circumstance, situation or condition constituting a breach or violation of any of the covenants or agreements of Allen of ATII contained in this Agreement or in any document delivered pursuant hereto;

              (c) any Comsearch Excluded Liabilities or Comsearch Excluded Assets, and any liability, obligation or commitment of any Comsearch Subsidiary that would have been a Comsearch Excluded Liability or a Comsearch Excluded Asset if it had been a liability, obligation or commitment of Allen at the Closing;

              (d) the LCC Assumed Liabilities which, for purposes hereof, shall include all liabilities arising after the Closing Date with respect to Contracts to which the benefits described in Section 8.3 apply to Allen;

              (e) any and all Taxes of Allen or any Comsearch Subsidiary not relating to or arising out of the Comsearch Business;

              (f) any liabilities relating to any employees of Allen or any Comsearch Subsidiary other than those expressly assumed by LCC herein; and

              (g) all Environmental Liabilities and Costs arising out of the Comsearch Business on or prior to the Closing Date or relating to the Comsearch Excluded Assets or arising from a Release which occurred on or prior to the Closing Date on any real property used on or prior to the Closing Date by the Comsearch Business.

       14.2 INDEMNIFICATION OF ALLEN. From and after the Closing, LCC shall indemnify, defend and hold Allen and its Affiliates and their respective officers, directors, employees, agents, advisors and representatives (collectively the "Allen Indemnitees") harmless from and against any and all costs, expenses, losses, damages or liabilities (including reasonable attorneys' fees) ("Allen Damages") incurred by any Allen Indemnitee with respect to or in connection with:

              (a) the existence of any fact, circumstance, situation or condition constituting a material breach or violation of any of the representations or warranties of LCC contained in this Agreement or in any document delivered pursuant hereto;

              (b) the existence of any fact, circumstance, situation or condition constituting a breach or violation of any of the covenants or agreements of LCC or LCC GmbH contained in this Agreement or in any document delivered pursuant hereto;

              (c) any LCC Products Excluded Liabilities or LCC Excluded Assets, and any liability, obligation or commitment of any LCC Subsidiary that would have been a LCC Products Excluded Liability or a LCC Excluded Asset if it had been a liability, obligation or commitment of LCC at the Closing;

              (d) the Comsearch Assumed Liabilities which, for purposes hereof, shall include all liabilities arising after the Closing Date with respect to Contracts to which the benefits described in Section 8.3 apply to LCC;

              (e) any and all Taxes of LCC or any LCC Subsidiary not relating to or arising out of the LCC Products Business;

              (f) any liabilities relating to any employees of LCC or any LCC Subsidiary other than those expressly assumed by Allen herein;

              (g) all Environmental Liabilities and Costs arising out of the LCC Products Business on or prior to the Closing Date or relating to the LCC Excluded Assets or arising from a Release which occurred on or prior to the Closing Date on any real property used on or prior to the Closing Date by the LCC Products Business; and

              (h) any obligations incurred by Allen after the Closing Date as a result of its status as original lessee or as guarantor of the Reston Lease.

       14.3 JOINT COOPERATION. Upon obtaining knowledge of the institution of any action, proceeding, or other event which could give rise to a claim of indemnity hereunder, the party seeking indemnification shall promptly notify the indemnifying party thereof. If such claim or demand relates to a claim or demand asserted by a third party, the indemnifying party shall have the right, at its expense, to employ counsel of its choice to defend such claim or demand. Failure by the indemnifying party to notify the indemnified party of its election to defend any such claim or demand of a third party within ten (10) days after notice thereof shall have been given to the indemnifying party shall be deemed a waiver by the indemnifying party of its right to defend such claim or demand. If the indemnifying party fails to assume the defense of such claim, the indemnified party against which claim has been asserted will have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such claim, provided that the indemnified party shall not enter into any such compromise or settlement without the consent of the indemnifying party, which consent shall not be unreasonably withheld. If the indemnifying party elects to defend such claim or demand, it shall not be responsible for any attorneys' fees incurred by the indemnified party; provided that the indemnified party may participate in such defense at its own cost and expense. So long as the indemnifying party is defending such claim or demand in good faith, the indemnified party will not settle or compromise such claim or demand without the indemnifying party's consent, which consent shall not be unreasonably withheld. The indemnified party shall make available to the indemnifying party all records and other materials and employees reasonably required by it in contesting a claim or demand asserted by a third party against the indemnified party and shall cooperate in the defense thereof.

       14.4 LIMITATION OF LIABILITY.

       (a) No liability for indemnification shall arise on the part of LCC under this Article 14 with respect to any claim for indemnification based upon clause
(a) of Section 14.2 until the aggregate amount of Allen Damages exceeds $250,000, whereupon the Allen Indemnitees shall be entitled to seek indemnification for the total amount of such Allen Damages; provided, however, that such limitation shall not apply to any liability for indemnification with respect to any claim for indemnification based upon (i) fraud or (ii) any misrepresentation or breach of a warranty which was actually known to be untrue by LCC when made. The aggregate indemnification payable by LCC under this
Article 14 shall be limited to $20,000,000; provided, however, that such limitation on the maximum indemnification payable by LCC under this Article 14 shall not apply to any claim for indemnification based upon (i) fraud, (ii) any misrepresentation or breach of a warranty which was actually known to be untrue by LCC when made, or (iii) clauses (b), (c), (d), (e), (f) or (g) of Section 14.2, and any indemnification paid hereunder based upon any of the foregoing shall not be counted towards such maximum indemnification amount.

       (b) No liability for indemnification shall arise on the part of Allen under this Article 14 with respect to any claim for indemnification based upon clause (a) of Section 14.1 until the aggregate amount of LCC Damages exceeds $250,000, whereupon the LCC Indemnitees shall be entitled to seek indemnification for the total amount of such LCC Damages; provided, however, that such limitation shall not apply to any liability for indemnification with respect to any claim for indemnification based upon (i) fraud or (ii) any misrepresentation or breach of a warranty which was actually known to be untrue by Allen when made. The aggregate indemnification payable by Allen under this
Article 14 shall be limited to $20,000,000; provided, however, that such limitation on the maximum indemnification payable by Allen under this Article 14 shall not apply to any claim for indemnification based upon (i) fraud, (ii) any misrepresentation or breach of a warranty which was actually known to be untrue by Allen when made, or (iii) clauses (b), (c), (d), (e), (f) or (g) of Section 14.1, and any indemnification paid hereunder based upon any of the foregoing shall not be counted towards such maximum indemnification amount.

       14.5 DETERMINATION OF LOSS. The parties shall make appropriate adjustments for income tax benefits (net of any associated income tax costs) and insurance proceeds which are reasonably certain of receipt in determining the amount of LCC Damages and Allen Damages for purposes of this Article 14. If any Allen Indemnitee shall be entitled to indemnification pursuant to Section
14.2 for any Taxes of LCC AS arising out of the transactions contemplated by
Section 8.23(c), the amount of Allen Damages with respect to such Taxes shall be computed after allowing the full amount of the net operating losses of LCC AS existing on the Closing Date to reduce any income or adjustment which may arise as a result of such transactions.

       14.6 EXCLUSIVE REMEDY. The parties acknowledge that, except in the case of fraud, their sole remedy after the Closing for any breach of any representation or warranty contained in this Agreement shall be the indemnification provisions set forth in this Article 14. Notwithstanding the foregoing, (a) nothing herein shall be construed or interpreted as limiting or impairing the rights or remedies that any party hereto may have at equity, including, but not limited to, specific performance and injunctive relief, where available, and (b) to the extent any Allen Damages may be indemnified, or Allen may otherwise be entitled to recover such Allen Damages, pursuant to the terms of the escrow agreement, dated December 30, 1996, between European Technology Partner AS, LCC International AS, Haavind & Haga, Wikborg, Rein & Co. and Industriinvestor AS (the "LCC AS Escrow Agreement"), Allen shall not make a claim for indemnification under this Article 14 until it has first used its best efforts to recover such Allen Damages pursuant to the LCC AS Escrow Agreement.

       14.7 TREATMENT OF INDEMNIFICATION PAYMENTS. All indemnification payments made pursuant to this Article 14 shall be treated as an adjustment to the purchase price paid.


                                   ARTICLE 15

                                   TERMINATION

       15.1 TERMINATION. This Agreement may be terminated:

              (a) by mutual consent of Allen and LCC at any time prior to the Closing Date;

              (b) (i) by LCC, upon written notice to Allen at any time on or prior to October 9, 1998, upon LCC's determination, based on its due diligence investigation of the Comsearch Business and the Comsearch Purchased Assets, that any event, occurrence, fact, condition or effect has occurred or been discovered that has, or is reasonably likely to have, or that indicates, a material adverse effect on the results of operations, financial condition or prospects of the Comsearch Business involving, individually or in the aggregate, more than $1,000,000;

                     (ii) by Allen, upon written notice to LCC at any time on or prior to October 9, 1998, upon Allen's determination, based on its due diligence investigation of the LCC Products Business and the LCC Purchased Assets, that any event, occurrence, fact, condition or effect has occurred or been discovered that has, or is reasonably likely to have, or that indicates, a material adverse effect on the results of operations, financial condition or prospects of the LCC Products Business involving, individually or in the aggregate, more than $1,000,000;

              (c) by LCC, upon written notice to Allen if there has been a breach by Allen or ATII of any of their respective representations, warranties, covenants or agreements contained herein, or any such representation or warranty shall have become untrue, in any such case such that any of the conditions set forth in Article 10 will not be satisfied and such breach or condition has not been cured within ten days following receipt by Allen of written notice of such breach;

              (d) by Allen, upon written notice to LCC if there has been a breach by LCC or LCC GmbH of any of their respective representations, warranties, covenants or agreements contained herein, or any such representation or warranty shall have become untrue, in any such case such that any of the conditions set forth in Article 11 will not be satisfied and such breach or condition has not been cured within ten days following receipt by LCC of written notice of such breach;

              (e) by either Allen or LCC, at any time after November 30, 1998 if the Closing has not occurred on or before November 30, 1998 through no fault of the terminating party or any of the terminating party's Affiliates;

              (f) (i) by LCC, upon written notice to Allen at any time on or prior to October 9, 1998, upon LCC's determination, in its sole discretion, that the Comsearch Transferred Employees engaged in the microwave and satellite communications business unit of the Comsearch Business or who currently exercise executive management responsibility in the Comsearch Business and who have indicated in a manner acceptable to LCC that they will accept employment with LCC on terms and conditions acceptable to LCC are not sufficient to enable LCC to operate successfully the microwave and satellite communication business unit of the Comsearch Business; or

                     (ii) by Allen, upon written notice to LCC at any time on or prior to October 9, 1998, upon Allen's determination, in its sole discretion, that the LCC Transferred Employees do not include adequate senior management employees of LCC AS or European sales managers to enable Allen to operate the LCC Products Business substantially in the manner currently conducted, without regard to the LCC Excluded Assets.

       15.2 EFFECT OF TERMINATION. In the event of termination of this Agreement, as provided above, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of any party, except for any party's liability resulting from such party's breach of any representation, warranty, covenant or agreement in this Agreement and except that the agreements with respect to confidentiality contained in Section 8.2 and the agreements respecting expenses contained in Sections 8.1 and 16.12 shall survive the termination hereof.


                                   ARTICLE 16

                                  MISCELLANEOUS

       16.1 WRITTEN AGREEMENT TO GOVERN. This Agreement (together with the Schedules and Exhibits hereto and the other Contracts and documents delivered pursuant hereto) sets forth the entire understanding and supersedes all prior oral and written agreements among the parties relating to the subject matter contained herein, and merges all prior discussions among them other than the Confidentiality Agreement dated March 2, 1998, as amended by letter dated May 26, 1998 previously executed by the parties (the "Confidentiality Agreement"), which shall remain in full force and effect.

       16.2 SEVERABILITY. The parties expressly agree that it is not the intention of any party to violate any public policy, statutory or common laws, rules, regulations, treaties or decisions of any Governmental Authority. If any provision of this Agreement is judicially or administratively interpreted or construed as being so in violation, such provision shall be inoperative and the remainder of this Agreement shall remain binding upon the parties hereto.

       16.3 NOTICES AND OTHER COMMUNICATIONS. Any notice or other communication required, contemplated or permitted by this Agreement by any party, shall be in writing and shall be deemed served (a) when personally delivered, (b) when transmitted via facsimile machine to the party for whom it is intended at the number shown below, (c) on the next Business Day after delivery to a reputable overnight courier for next business day delivery, or (d) five Business Days after deposit in the United States mail, registered or certified mail, return receipt requested, postage prepaid, addressed, in the case of deliveries made pursuant to clause (c) or (d), as follows:



  If to LCC or LCC GmbH:          LCC International, Inc.
                                  7925 Jones Branch Drive
                                  McLean, Virginia   22102
                                  Attn: Peter A. Deliso, Vice President,
                                     General Counsel and Secretary
                                  Fax No.: (703) 873-2900

  With a copy to:                 Hogan & Hartson L.L.P.

                                  555 Thirteenth Street N.W.
                                  Washington, D.C.  20004
                                  Attn: Lorraine Sostowski, Esq.
                                  Fax No.: (202) 637-5910

  If to Allen or ATII:            Allen Telecom Inc.
                                  25101 Chagrin Boulevard
                                  Beachwood, Ohio   44122-5619

                                  Attn:  McDara P. Folan III, Esq.,
                                   Vice President, General Counsel and
                                   Secretary
                                  Fax No.: (216) 765-0410

  With a copy to:                 Rudnick & Wolfe
                                  Suite 1800
                                  203 North LaSalle Street
                                  Chicago, Illinois  60601
                                  Attn:  Mary K. Krigbaum, Esq.
                                  Fax No.: (312) 236-7516

or to such other address or addresses as any addressee may designate for itself by written notice served in accordance herewith.

       16.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute one and the same agreement.

       16.5 LAW TO GOVERN. The validity, construction and enforceability of this Agreement shall be governed in all respects by the laws of the Commonwealth of Virginia, without regard to its conflict of laws rules.

       16.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may assign its rights and obligations hereunder without the prior written consent of the Principal Parties, which consent may unreasonably be withheld.

       16.7 INTERPRETATION. The masculine, feminine or neuter pronouns used herein shall be interpreted without regard to gender, and the use of the singular or plural shall be deemed to include the other whenever the context so requires. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of this Agreement. Unless otherwise expressly stated herein, all references herein to Articles, Sections and paragraphs are to Articles, Sections and paragraphs in this Agreement and all references herein to Schedules and Exhibits are to Schedules and Exhibits to this Agreement.

The phrase "including" shall mean "including, without limiting the generality of the foregoing". The parties have all been represented by counsel in connection with the negotiation of this Agreement. The fact that any provision hereof may have been drafted by counsel for a given party shall not be taken into consideration in interpreting such provision. "Business Day" means any day other than a Saturday or Sunday or other day on which national banks in Cleveland, Ohio or Washington, D.C. are required or permitted to be closed.

       16.8 SCHEDULES AND EXHIBITS. The Schedules and Exhibits referred to herein and attached or to be attached to this Agreement are incorporated herein by such reference as if fully set forth in the text hereof.

       16.9 PUBLICITY. No party shall announce or disclose publicly the terms or provisions hereof or the transactions contemplated hereby without the prior written approval of the Principal Parties, except as such disclosure may be required by Applicable Law (subject to giving the Principal Parties notice as promptly as possible of the intention to make such disclosure and providing the Principal Parties an opportunity to review the wording of such disclosure) and except that this provision shall not prohibit any party from disclosing such terms or provisions to its attorneys, accountants, lenders, bankers, financial advisors or any other advisor or consultant provided any such person to whom such terms or provisions are disclosed agrees to be bound by the terms and conditions of the Confidentiality Agreement.

       16.10 MODIFICATION. The parties to this Agreement may, by mutual written consent, executed by the authorized officers of each party, modify or supplement this Agreement in such manner as may be mutually agreed upon by them in writing.

       16.11 WAIVER OF PROVISIONS. The terms, covenants, representations, warranties and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time to require performance of any provisions hereof shall, in no manner, affect the right at a later date to enforce the same. No waiver by any party of any condition, or breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

       16.12 EXPENSES. Except as otherwise provided in this Agreement, each party shall bear its own expenses incident to this Agreement and the transactions contemplated hereby, including without limitation, all fees of counsel, accountants and consultants.

       16.13 RESTRICTIVE TRADE PRACTICES. Notwithstanding any other provision of this Agreement, if by virtue of any restriction contained in this Agreement or any other Contract delivered pursuant hereto, this Agreement is subject to registration under the UK Restrictive Practices Act, no such restriction shall take effect until the day after the particulars of this

Agreement have been furnished to the United Kingdom Office of Fair Trading pursuant to the UK Restrictive Practices Act.

       IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its officer thereunto duly authorized, all on or as of the day and year first above written.

                                   ALLEN TELECOM INC.


                                   By:  /s/ McDara P. Folan III
                                      -----------------------------------
                                       Its:  Vice President
                                           ------------------------------



                                   ALLEN TELECOM INVESTMENTS, INC.


                                   By:  /s/ McDara P. Folan III
                                      -----------------------------------
                                       Its:  Vice President
                                           ------------------------------



                                   LCC INTERNATIONAL, INC.


                                   By:  /s/ Geoffrey S. Carroll
                                      -----------------------------------
                                       Its:
                                           ------------------------------



                                   LCC EUROPE GMBH


                                   By:  /s/ Peter A. Deliso
                                      -----------------------------------
                                       Its:
                                           ------------------------------



                                       93